Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-273253
The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated February 7, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated July 14, 2023)

$
% Notes due 2029
We are offering $   in aggregate principal amount of   % notes due 2029, which we refer to as the Notes. The Notes will mature on   , 2029. We will pay interest on the Notes on   and   of each year, beginning on   , 2024.
We may redeem the Notes in whole or in part at any time or from time to time, at the redemption price set forth under the caption “Description of the Notes - Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date upon the occurrence of a “Change of Control Repurchase Event” (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes will be our direct unsecured obligations and rank pari passu with our existing and future unsecured indebtedness but will rank senior to our future indebtedness that is expressly subordinated in right of payment to the Notes issued by Barings BDC, Inc. The Notes will rank effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. See “Summary of the Offering - Ranking of Notes.”
The securities in which we invest will generally not be rated by any rating agency, and if they are rated, they will be below investment grade. These securities, which may be referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.
We are a closed-end, non-diversified investment company that has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended, or 1940 Act. We have elected for federal income tax purposes to be treated, and intend to qualify annually, as a regulated investment company, or RIC, under the Internal Revenue Code of 1986, as amended, or Code.
We are externally managed by our investment adviser, Barings LLC, or Barings. Our investment objective is to generate current income primarily by investing directly in privately-held middle-market companies to help these companies fund acquisitions, growth or refinancing. We use the term “middle market” to refer to companies with between $10.0 million and $75.0 million in annual earnings before interest, taxes, depreciation and amortization, as adjusted, or Adjusted EBITDA. While we focus our investments in private middle-market companies, we seek to invest across various industries and in both United States-based and foreign-based companies. Barings monitors our investment portfolio to ensure we have acceptable industry balance, using industry and market metrics as key indicators. To a lesser extent, we will invest opportunistically in assets such as, without limitation, equity, special situations, structured credit (e.g., private asset-backed securities), syndicated loan opportunities, high yield investments and/or mortgage securities.
Investing in the Notes involves a high degree of risk and should be considered highly speculative. Before investing in the Notes, you should review carefully the risks and uncertainties, including the risk of leverage, described in the sections titled “Supplementary Risk Factors” beginning on page S-12 of this prospectus supplement, “Risk Factors” beginning on page 12 of the accompanying prospectus and in our most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, or SEC, as well as under similar headings in the other documents that are filed on or after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
This prospectus supplement and the accompanying prospectus contain important information about us that a prospective investor should know before investing in the Notes. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and any information incorporated by reference in each, before investing in the Notes and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available by written or oral request and free of charge by contacting us at Barings BDC, Inc., 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, Attention: Corporate Secretary, on our website at https://ir.barings.com/sec-filings, or by calling us at (888) 401-1088. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at www.sec.gov that contains such information.
Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Per Note	Total
Public offering price %	$
Underwriting discount (sales load)%	$
Proceeds to Barings BDC, Inc. (before estimated expenses of $ )%	$
The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from February  , 2024 and must be paid by the purchaser if the Notes are delivered after February  , 2024.
THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
Delivery of the Notes in book-entry form only through The Depository Trust Company will be made on or about February   , 2024 for the accounts of its participants.
Joint Book-Running Managers
Wells Fargo Securities	BMO Capital Markets	Fifth Third Securities	SMBC Nikko
The date of this prospectus supplement is February   , 2024.

Prospectus Supplement
Prospectus
S-i

ABOUT THE PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more information about us and related matters. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement shall control. In addition, the information in this prospectus supplement may add to, update or change the information incorporated by reference in this prospectus supplement and accordingly will supersede that information. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.
You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes. Neither we nor the underwriters have authorized any other person to provide you with different information or to make representations as to matters not stated in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes do not constitute an offer to sell, or a solicitation of an offer to buy, any Notes by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or sale of the Notes offered hereby.
S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus supplement and any applicable prospectus supplement or free writing prospectus may include statements as to:
•	our preliminary estimates of our fourth quarter and full year 2023 financial information;
•	our future operating results, dividend projections and frequency of dividends;
•	our business prospectus and the prospects of our portfolio companies;
•	the impact of the investments that we expect to make;
•	the ability of our portfolio companies to achieve their objectives;
•	our expected financings and investments and our ability to raise capital;
•	the adequacy of our cash resources and working capital; and
•	the timing of cash flows, if any, from the operations of our portfolio companies.
In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements include these words or expressions. The forward-looking statements contained or incorporated by reference in this prospectus supplement and any applicable prospectus supplement or free writing prospectus involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, and elsewhere contained or incorporated by reference in this prospectus supplement and any applicable prospectus supplement or free writing prospectus. Other factors that could cause our actual results and financial condition to differ materially include, but are not limited to, the following:
•
changes in political, economic or industry conditions, including the risks of a slowing economy, rising inflation and risk of recession, and volatility in the financial services sector, including bank failures;

•	the interest rate environment or conditions affecting the financial and capital markets;
•	the impact of global health crises, on our or our portfolio companies’ business and the U.S. and global economies;
•	our, or our portfolio companies’, future business, operations, operating results or prospects;
•	risks associated with possible disruption due to terrorism in our operations or the economy generally; and
•	future changes in laws or regulations and conditions in our or our portfolio companies’ operating areas.
Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC. In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the applicable date of this prospectus, free writing prospectus and documents incorporated by reference into this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry
S-iii

into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless we are required to do so by law.
S-iv

PROSPECTUS SUMMARY
This summary highlights information included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making your investment decision. To understand the terms of the Notes offered hereby before making your investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in “Available Information” and “Incorporation by Reference” in this prospectus supplement and on page 128 of the accompanying prospectus.
Except as otherwise indicated or where the context suggests otherwise, the terms:
•	“we,” “us,” “our” and the “Company” refer to Barings BDC, Inc., a Maryland corporation;
•	“Barings” refers to Barings LLC, a Delaware limited liability company and our investment adviser and administrator; and
•	the “Adviser” and the “Administrator” refer to Barings, in its respective capacities as our investment adviser or our administrator.
Overview of Our Business
We are a closed-end, non-diversified investment company that has elected to be regulated as a BDC under the 1940 Act. We have elected for federal income tax purposes to be treated, and intend to qualify annually, as a RIC under the Code. We are organized as a Maryland corporation, which incorporated on October 10, 2006. Our headquarters are in Charlotte, North Carolina.
We are externally managed by our investment adviser, Barings. Beginning in August 2018, Barings shifted our investment focus to invest in syndicated senior secured loans, bonds and other fixed income securities. Since that time, Barings has transitioned our portfolio to primarily senior secured private debt investments in well-established middle-market businesses that operate across a wide range of industries. Barings’ existing SEC co-investment exemptive relief under the 1940 Act, or the Exemptive Relief, permits us and Barings’ affiliated private and SEC-registered funds to co-invest in Barings-originated loans, which allows Barings to efficiently implement its senior secured private debt investment strategy for us.
Our investment objective is to generate current income primarily by investing directly in privately-held middle-market companies to help these companies fund acquisitions, growth or refinancing. We use the term “middle market” to refer to companies with between $10.0 million and $75.0 million in Adjusted EBITDA. Barings employs fundamental credit analysis, and targets investments in businesses with low levels of cyclicality (i.e., the risk of business cycles or other economic cycles adversely affecting them) and operating risk relative to other businesses in this market segment. The holding size of each position will generally be dependent upon a number of factors including total facility size, pricing and structure, and the number of other lenders in the facility. Barings has experience managing levered vehicles, both public and private, and seeks to enhance our returns through the use of leverage with a prudent approach that prioritizes capital preservation. Barings believes this strategy and approach offers attractive risk/return with lower volatility given the potential for fewer defaults and greater resilience through market cycles. While we focus our investments in private middle-market companies, we seek to invest across various industries and in both United States-based and foreign-based companies. Barings monitors our investment portfolio to ensure we have acceptable industry balance, using industry and market metrics as key indicators. To a lesser extent, we will invest opportunistically in assets such as, without limitation, equity, special situations, structured credit (e.g., private asset-backed securities), syndicated loan opportunities, high yield investments and/or mortgage securities.
Relationship with Barings
Our investment adviser, Barings, a wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company, is a leading global asset management firm and is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. Barings’ primary investment capabilities include fixed income, private credit, real estate, equity, and alternative investments. Subject to the overall supervision of our Board of Directors, or the Board, Barings’ Global Private Finance Group, or Barings GPFG, manages our day-to-day operations, and provides investment advisory and management services to us. Barings GPFG is part of Barings’ $301.1 billion Global Fixed Income Platform (as of December 31, 2023) that invests in liquid, private and structured credit. Barings GPFG also advises private funds and separately managed accounts, along with multiple public vehicles.

Among other things, Barings (i) determines the composition of our portfolio, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identifies, evaluates and negotiates the structure of the investments made by us; (iii) executes, closes, services and monitors the investments that we make; (iv) determines the securities and other assets that we will purchase, retain or sell; (v) performs due diligence on prospective portfolio companies and (vi) provides us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.
Under the terms of the administration agreement we entered into with Barings, or the Administration Agreement, Barings (in its capacity as our Administrator) performs (or oversees, or arranges for, the performance of) the administrative services necessary for our operation, including, but not limited to, office facilities, equipment, clerical, bookkeeping and record keeping services at such office facilities and such other services as Barings, subject to review by the Board, will from time to time determine to be necessary or useful to perform its obligations under the Administration Agreement. Barings also, on our behalf and subject to the Board’s oversight, arranges for the services of, and oversees, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. Barings is responsible for the financial and other records that we are required to maintain and will prepare all reports and other materials required to be filed with the SEC or any other regulatory authority.
Included in Barings GPFG is Barings North American Private Finance Team, or the U.S. Investment Team, which consists of 48 investment professionals (as of December 31, 2023) located in three offices in the United States. The U.S. Investment Team provides a full set of solutions to the North American middle market, including revolvers, first and second lien senior secured loans, unitranche structures, mezzanine debt and equity co-investments. The U.S. Investment Team averages over 20 years of industry experience at the Managing Director and Director level. In addition, Barings believes that it has best-in-class support personnel, including expertise in risk management, legal, accounting, tax, information technology and compliance, among others. We expect to benefit from the support provided by these personnel in our operations.
The Barings North American Private Finance investment committee, or the Investment Committee, which is responsible for our investment origination and portfolio monitoring activities for middle-market companies in North America, consists of six members: Salman Mukhtar, Managing Director; Terry Harris, Managing Director and Head of Global Private Finance Portfolio Management; Ian Fowler, Managing Director, Fund Portfolio Manager and Co-Head of Global Private Finance; Adam Wheeler, Managing Director, Co-Head of Global Private Finance; Mark Flessner, Managing Director and Fund Portfolio Manager; and Brian Baldwin, Managing Director. Collectively, the Investment Committee has over 160 years of industry experience, and each member averages approximately 27 years of industry experience. A majority of the votes cast at a meeting at which a majority of the members of the Investment Committee is present is required to approve all investments in new middle-market companies.
Terry Harris, Ian Fowler and Adam Wheeler (along with other Barings investment professionals) also sit on the European and Asia Pacific Investment Committees, which is responsible for our investment origination and portfolio monitoring activities for middle-market companies in European and Asia-Pacific geographies, affording them a unique relative value perspective across all of Barings’ investment geographies. Ian Fowler, Mark Flessner and Brian Baldwin have all worked together at prior firms including GE Capital, Freeport Financial and Harbour Group. Barings believes that the individual and shared experiences of these senior team members provide the Investment Committee with an appropriate balance of shared investment philosophy and difference of background and opinion.
Investment Strategy
We seek attractive returns by generating current income primarily from directly-originated debt investments in middle-market companies located primarily in the United States. We also have investments in middle-market companies located outside the United States. Our strategy includes the following components:
•
Leveraging Barings GPFG’s Origination and Portfolio Management Resources. As of December 31, 2023, Barings GPFG has over 95 investment professionals located in seven different offices in the U.S., Europe, Australia/New Zealand and Asia. These regional investment teams have been working together in their respective regions for a number of years and have extensive experience advising, investing in and lending to companies across changing market cycles. In addition, the individual members of these teams have diverse investment backgrounds, with prior experience at investment banks, commercial banks, and privately and publicly held companies. We believe this diverse experience provides an in-depth understanding of the strategic, financial and operational challenges and opportunities of middle-market companies.

•
Utilizing Long-Standing Relationships to Source Investments. Barings GPFG has worked diligently over decades to build strategic relationships with private equity firms globally. Based on Barings GPFG’s long history of providing consistent, predictable capital to middle-market sponsors, even in periods of market dislocation, Barings believes it has a reputation as a reliable partner. Barings also maintains extensive personal relationships with entrepreneurs, financial sponsors, attorneys, accountants, investment bankers, commercial bankers and other non-bank providers of capital who refer prospective portfolio companies to us. These relationships historically have generated significant investment opportunities. We believe that this network of relationships will continue to produce attractive investment opportunities.

•
Providing One-Stop Customized Financing Solutions. Barings believes that Barings GPFG’s ability to commit to and originate larger hold positions (in excess of $200 million) in a given transaction is a differentiator to middle-market private equity sponsors. In today’s market, it has become increasingly important to have the ability to underwrite an entire transaction, providing financial sponsors with certainty of close. Barings GPFG offers a variety of financing structures and has the flexibility to structure investments to meet the needs of our portfolio companies.

•
Applying Consistent Underwriting Policies and Active Portfolio Management. We believe robust due diligence on each investment is paramount due to the illiquid nature of a significant portion of our assets. With limited ability to liquidate holdings, private credit investors must take a longer-term, “originate-to-hold” investment approach. Barings has implemented underwriting policies and procedures that are followed for each potential transaction. This consistent and proven fundamental underwriting process includes a thorough analysis of each potential portfolio company’s competitive position, financial performance, management team operating discipline, growth potential and industry attractiveness, which Barings believes allows it to better assess the company’s prospects. After closing, Barings maintains ongoing access to both the sponsor and portfolio company management in order to closely monitor investments and suggest or require remedial actions as needed to avoid a default.

•
Maintaining Portfolio Diversification. While we focus our investments in middle-market companies, we seek to invest across various industries and in both United States-based and foreign-based companies. Barings monitors our investment portfolio to ensure we have acceptable industry balance, using industry and market metrics as key indicators. By monitoring our investment portfolio for industry balance, we seek to reduce the effects of economic downturns associated with any particular industry or market sector. Notwithstanding our intent to invest across a variety of industries, we may from time to time hold securities of a single portfolio company that comprise more than 5.0% of our total assets and/or more than 10.0% of the outstanding voting securities of the portfolio company. For that reason, we are classified as a non-diversified management investment company under the 1940 Act.

•
Other Investments. To a lesser extent, we will invest opportunistically in assets such as, without limitation, equity, special situations, structured credit (e.g., private asset-backed securities), syndicated loan opportunities, high yield investments and/or mortgage securities. Our special situation investments generally comprise of investments in stressed and distressed corporate debt instruments which are expected to include (but which are not limited to) senior secured loans (including assignments and participations), second lien loans and subordinated debt (including mezzanine and payment-in-kind, or PIK, securities), secured floating rate notes and secured fixed rated notes, unsecured loans, unsecured senior and subordinated corporate bonds, debentures, notes, commercial paper, convertible debt obligations, equity investments (including preferred stock and common equity instruments), hedging arrangements, other forms of subordinated debt, structured credit (e.g., asset-backed securities) and equity instruments.

We generate revenues in the form of interest income, primarily from our investments in debt securities, loan origination and other fees and dividend income. Fees generated in connection with our debt investments are recognized over the life of the loan using the effective interest method or, in some cases, recognized as earned. Our senior secured, middle-market, private debt investments generally have terms of between five and seven years. Our senior secured, middle-market, first lien private debt investments generally bear interest between the Secured Overnight Financing Rate, or SOFR (or the applicable currency rate for investments in foreign currencies) plus 475 basis points and SOFR plus 675 basis points per annum. Our subordinated middle-market, private debt investments generally bear interest between

SOFR (or the applicable currency rate for investments in foreign currencies) plus 700 basis points and SOFR plus 900 basis points per annum if floating rate, and between 8% and 15% if fixed rate. From time to time, certain of our investments may have a form of interest, referred to as PIK interest, which is not paid currently but is instead accrued and added to the loan balance and paid at the end of the term.
You should be aware that investments in our portfolio companies carry a number of risks including, but not limited to, investing in companies which may have limited operating histories and financial resources and other risks common to investing in below-investment-grade debt and equity investments in private, smaller companies. Please see “Risk Factors - Risks Related to Our Investments” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, for a more complete discussion of the risks involved with investing in our portfolio companies.
Investment Criteria
We utilize the following criteria and guidelines in evaluating investment opportunities in middle market companies. However, not all of these criteria and guidelines have been, or will be, met in connection with each of our investments.
•
Established Companies With Positive Cash Flow. We seek to invest in later-stage or mature companies with a proven history of generating positive cash flows. We typically focus on companies with a history of profitability and trailing twelve-month Adjusted EBITDA ranging from $10.0 million to $75.0 million.

•
Experienced Management Teams. Based on our prior investment experience, we believe that a management team with significant experience with a portfolio company or relevant industry experience is essential to the long-term success of the portfolio company. We believe management teams with these attributes are more likely to manage the companies in a manner that protects our debt investment.

•
Strong Competitive Position. We seek to invest in companies that have developed strong positions within their respective markets, are well positioned to capitalize on growth opportunities and compete in industries with barriers to entry. We also seek to invest in companies that exhibit a competitive advantage, which may help to protect their market position and profitability.

•
Varied Customer and Supplier Bases. We prefer to invest in companies that have varied customer and supplier bases. Companies with varied customer and supplier bases are generally better able to endure economic down-turns, industry consolidation and shifting customer preferences.

•
Significant Invested Capital. We believe the existence of significant underlying equity value provides important support to investments. We seek to identify portfolio companies that we believe have well-structured capital be-yond the layer of the capital structure in which we invest.

Investment Process
Our investment origination and portfolio monitoring activities for middle-market companies are performed by Barings GPFG. The Investment Committee at Barings GPFG is responsible for all aspects of our investment process for investments in middle-market companies; however, other investment committees within Barings are primarily responsible for the investment process for our opportunistic investments in special situations, structured credit (e.g., private asset-backed securities), high-yield investments and mortgage securities. Each of Barings’ investment processes is designed to maximize risk-adjusted returns, minimize non-performing assets and avoid investment losses. In addition, the investment process is also designed to provide sponsors and/or prospective portfolio companies with efficient and predictable deal execution.
Please see “Item 1. Business - Investment Process” in Part I of our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, for more information regarding our investment process.
Available Information
Our and Barings’ principal executive offices are located at 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202. Our telephone number is (704) 805-7200.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information we file with the SEC is available free of charge by contacting us at 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, by telephone at (704) 805-7200 or on our website at https://ir.barings.com/sec-filings. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Information contained on our website is not incorporated into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.
Risks Associated with Our Business
Our business is subject to numerous risks, as described in the sections titled “Supplementary Risk Factors” in this prospectus supplement and “Risk Factors” in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC.
Recent Developments
Preliminary Financial and Operating Results - Three Months Ended December 31, 2023
Per share highlights	Three Months Ended December 31, 2023
Estimated range of net investment income(1)	$0.30 - $0.32
Estimated range of net increase in net assets resulting from operations(1)	$0.25 - $0.29
Estimated range of net asset value as of December 31, 2023	$11.25 - $11.29
(1)	Based on weighted average shares outstanding during the period.
Recent Portfolio Activity
During the three months ended December 31, 2023, we made new investments totaling $100.9 million, made investments in existing portfolio companies totaling $79.1 million and made a $12.5 million equity co-investment alongside certain affiliates in a portfolio company that specializes in providing financing to plaintiff law firms engaged in mass tort and other civil litigation. As of December 31, 2023, the fair value of our total investment portfolio was estimated to be approximately $2,488.7 million, down from $2,521.6 million as of September 30, 2023.
Liquidity and Capitalization
As of December 31, 2023, we had cash and foreign currencies of $70.5 million, $719.9 million of borrowings outstanding under our $1.1 billion senior secured revolving credit agreement, $725.0 million aggregate principal amount of unsecured notes outstanding and a net receivable from unsettled transactions of $0.2 million. We estimated that the regulatory leverage ratio was 1.21x and net leverage, which is our regulatory leverage net of cash and unsettled transactions, was 1.15x as of December 31, 2023.
Non-Accruals
As of December 31, 2023, we had four portfolio companies with investments on non-accrual, the aggregate fair value of which was $37.2 million, which comprised 1.5% of the total fair value of our portfolio, and the aggregate cost of which was $62.6 million, which comprised 2.5% of the total cost of our portfolio. As of September 30, 2023, we had seven portfolio companies with investments on non-accrual, the aggregate fair value of which was $40.1 million, which comprised 1.6% of the total fair value of our portfolio, and the aggregate cost of which was $64.6 million, which comprised 2.5% of the total cost of our portfolio. Subsequent to December 31, 2023, we removed our investment in Core Scientific, Inc. from non-accrual status in connection with its January 2024 exit from Chapter 11 bankruptcy and our receipt of shares of its common stock in exchange for the debt investments that we previously held in it as a part its bankruptcy proceedings.
Share Repurchase Program
On February 23, 2023, our Board authorized a new 12-month share repurchase program. Under the program, we may repurchase, during the 12-month period that commenced on March 1, 2023, up to $30.0 million in the aggregate of our outstanding common stock in the open market at prices below the then-current NAV per share. The timing, manner, price and amount of any share repurchases will be determined by us, in our discretion, based upon the evaluation of economic and market conditions, our stock price, applicable legal, contractual and regulatory requirements and other factors. The program is expected to be in effect until March 1, 2024, unless extended or until the aggregate repurchase amount that has been approved by our Board of Directors has been expended. The program does not require us to repurchase any specific number of shares, and we cannot assure stockholders that any shares will be repurchased under the program. The program may be suspended, extended, modified or discontinued at any time. As of January 25, 2024, we had repurchased a total of 1,849,096 shares of common stock in the open market under the authorized program at an average price of $7.99 per share, including brokerage commissions.
Non-GAAP Financial Measures
To provide additional information about our results, our management has discussed our net leverage (calculated as (i) total leverage less (ii) unrestricted cash and foreign currencies (excluding restricted cash) net of net payables/receivables from unsettled transactions) and our net leverage-to-equity ratio (calculated as net leverage divided by total net assets), which are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. These non-GAAP measures are included to supplement our financial information presented in accordance with GAAP and because we use such measures to monitor and evaluate our leverage and financial condition and believe the presentation of these measures enhances investors’ ability to analyze trends in our business and to evaluate our leverage and ability to take on additional leverage. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of our financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate our results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Exchange Act, we have provided a reconciliation of these non-GAAP measures in the table below.
Unaudited Reconciliation of Preliminary Debt to Net Debt and Calculation of Net Leverage Ratio
(in thousands, except ratios)
As of December 31, 2023
Total debt (principal)	$1,444,914
minus: Cash and foreign currencies (excluding restricted cash)	(70,528)
plus: Payable from unsettled transactions	1,112
minus: Receivable from unsettled transactions	(1,300)
Total net debt(1)	$1,374,198
Total estimated net assets(2)	$1,195,376
Total net leverage ratio(1)	1.15x
(1)	See the “Non-GAAP Financial Measures” section above.
(2)	Based on the mid-point of the net asset value per share range disclosed above.
The preliminary financial estimates provided above have been prepared by, and are the responsibility of, our management. Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data set forth above. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.
The preliminary estimates of fourth quarter and full year 2023 financial information and results furnished above are based on our management’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates are subject to completion of our customary year-end closing and review procedures and third-party audit, including the determination of the fair value of our portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during our year-end closing and review procedures and third-party audit, and our reported information in our Annual Report on Form 10-K for the year ended December 31, 2023 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding our financial condition and results of operations for the quarter and full year periods ended December 31, 2023 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the preliminary information furnished in this section and should view this information in the context of our full fourth quarter and full year 2023 results when such results are disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023.

SUMMARY OF THE OFFERING
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section and the “Description of the Notes” section in this prospectus supplement outline the specific legal and financial terms of the Notes. You should read this section of the prospectus supplement together with the more general description of the Notes under the heading “Description of the Notes” in this prospectus supplement and in the accompanying prospectus under the heading “Description of Debt Securities” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes.
Issuer
Barings BDC, Inc.
Title of the securities
  % Notes due 2029
Aggregate principal amount being offered
$
Initial public offering price
  % of the aggregate principal amount
Principal payable at maturity
100% of the aggregate principal amount; the principal amount of each Note will be payable on its stated maturity date at the office of the trustee, paying agent, registrar and transfer agent for the Notes or at such other office in New York City as we may designate.
Interest rate
  % per year
Yield to maturity
  %
Trade date
February   , 2024
Maturity date
  , 2029
Day count basis
360-day year of twelve 30-day months
Date interest starts accruing
February   , 2024
Interest payment dates
Every    and   , commencing   , 2024. If an interest payment date is a non-business day, the applicable interest payment will be made on the next business day, and no additional interest will accrue as a result of such delayed payment.
Ranking of Notes
The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes.
The Notes will rank equally in right of payment with all of our existing and future unsecured indebtedness or other obligations that are not so subordinated, including our senior unsecured notes due August 2025, or the Series A Notes, our senior unsecured notes due November 2025, the Series B Notes, our senior unsecured notes due November 2027, the Series C Notes, our senior unsecured notes due February 2026, the Series D Notes, our senior unsecured notes due February 2028, or the Series E Notes, and our 3.300% Notes due November 2026, or the November 2026 Notes, together the Existing Senior Unsecured Notes, effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
As of December 31, 2023, our total consolidated indebtedness was approximately $1,444.9 million, of which $719.9 million was secured and none of which was indebtedness of our subsidiaries. The Notes will be ranked pari passu to the $725.0 million of our outstanding unsecured senior debt, which includes the Existing Senior Unsecured Notes. As of January 31, 2024, there was approximately $1,443.4 million total consolidated indebtedness outstanding, of which $718.4 million was secured and none of which was indebtedness of our subsidiaries.
Denominations
We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Optional redemption
Prior to   , 2029 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus, accrued and unpaid interest thereon to the redemption date.
Sinking fund
The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.
Offer to repurchase up-on a Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined in “Description of the Notes”) occurs prior to maturity, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
Defeasance
The Notes will be subject to legal and covenant defeasance by us.

Form of Notes
The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.
Trustee, Paying Agent, Registrar and Transfer Agent
U.S. Bank Trust Company, National Association
Events of default
If an event of default (as described herein under “Description of the Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency event involving us.
Other covenants
The following covenants will apply to the Notes:
•
We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•
If at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with United States generally accepted accounting principles, or GAAP, as applicable.

Further issuances
We have the ability to issue additional debt securities under the indenture with terms different from the Notes and, without the consent of the holders thereof, to reopen the Notes and issue additional Notes.

No established trading market
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. We have been advised by certain of the underwriters that they presently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. See “Underwriting.” Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
Use of proceeds
We estimate that net proceeds we will receive from the sale of the Notes in this offering will be approximately $   million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to repay indebtedness under the senior secured credit facility with ING Capital LLC, or ING, initially entered into in February 2019, as amended, restated and otherwise modified from time to time, the February 2019 Credit Facility. We may reborrow under our credit facilities for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective. See “Use of Proceeds.”

SUPPLEMENTARY RISK FACTORS
Investing in the Notes involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering, you should carefully consider the following supplementary risk factors together with the risk factors set forth in the accompanying prospectus and as described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, before making an investment in the Notes, as well as in subsequent filings with the SEC, including our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. In such case, the market price, if any, of the Notes could decline, and you may lose part or all of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements” in the accompanying prospectus.
Risks Relating to the Notes
The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we may incur.
The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus supplement or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured in respect of which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of December 31, 2023, our total consolidated indebtedness was approximately $1,444.9 million, of which $719.9 million was secured and none of which was indebtedness of our subsidiaries. The Notes will be ranked pari passu to the $725.0 million of our outstanding unsecured senior debt, which includes the Existing Senior Unsecured Notes. As of January 31, 2024, there was approximately $1,443.4 million total consolidated indebtedness outstanding, of which $718.4 million was secured and none of which was indebtedness of our subsidiaries.
The Notes will be subordinated structurally to the indebtedness and other liabilities of our subsidiaries.
The Notes are obligations exclusively of Barings BDC, Inc. and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority over our claims (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be subordinated structurally to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. All of the existing indebtedness of our subsidiaries will be structurally senior to the Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.
There is no active trading market for the Notes. If an active trading market does not develop for the Notes you may not be able to sell them.
The Notes are a new issue of debt securities for which there currently is no trading market. We do not intend to list the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, our financial condition or other relevant factors. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.
Our amount of debt outstanding may increase as a result of this offering. Our current indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.
The use of debt could have significant consequences on our future operations, including:
•	making it more difficult for us to meet our payment and other obligations under the Notes and our other outstanding debt;
•
resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our financing arrangements, which event of default could result in substantially all of our debt becoming immediately due and payable;

•	reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;
•	subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our financing arrangements; and
•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.
Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.
Our ability to meet our payment and other obligations under our financing arrangements depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our financing arrangements or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of the Notes of any changes in our credit ratings.
An increase in market interest rates could result in a decrease in the market value of the Notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes bearing interest at fixed rates and market interest rates increase, the market values of those Notes may decline. We cannot predict the future level of market interest rates.
The indenture under which the Notes will be issued contains limited protection for holders of the Notes.
The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•
issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness or other obligations of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations (including trade payables) issued or incurred by our subsidiaries, financing vehicles or similar facilities that would be senior to our equity interests in those entities subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;
•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•	enter into transactions with affiliates;
•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;
•	make investments; or
•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.
In addition, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity other than as described under “Description of the Notes—Events of Default.”
Our ability to recapitalize, incur additional debt and take a number of other actions are not limited by the terms of the Notes and may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.
Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. See “Risk Factors—Risks Relating to Our Business and Structure—Incurring additional leverage may magnify our exposure to risks associated with changes in leverage, including fluctuations in interest rates that could adversely affect our profitability” in our most recent Annual Report on Form 10-K. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.
The optional redemption provision may materially adversely affect your return on the Notes.
The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Notes being redeemed.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Notes may require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness and/or to make the required repurchase of the Notes. See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” for additional information.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
Any default under the agreements governing our indebtedness to which we may be a party that is not waived by the required lenders or debt holders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the February 2019 Credit Facility or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. Our ability to generate sufficient cash flow in the future is, to some extent, subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under the February 2019 Credit Facility or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes and our other debt and to fund other liquidity needs.
If our operating performance declines and we are not able to generate sufficient cash flow to service our debt obligations, we may in the future need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, seek to raise additional capital or seek to obtain waivers from the required lenders under the February 2019 Credit Facility or the required holders of the Existing Senior Unsecured Notes or other debt that we may incur in the future to avoid being in default. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt. If we breach our covenants under the February 2019 Credit Facility, the Existing Senior Unsecured Notes or other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or debt holders. If this occurs, we would be in default under the February 2019 Credit Facility, the Existing Senior Unsecured Notes or other debt, the lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt. Because the February 2019 Credit Facility and Existing Senior Unsecured Notes have, and any future credit facilities will likely have, customary cross-default provisions, if the indebtedness under the Notes, the Existing Senior Unsecured Notes, the February 2019 Credit Facility or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.
Because the Notes will initially be held in book-entry form, holders of the Notes must rely on DTC’s procedures to exercise their rights and remedies.
We will initially issue the Notes offered hereby in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of the Notes - Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Notes. Instead, DTC or its nominee will be the sole holder of the Notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.
We may be unable to invest a significant portion of the net proceeds from this offering, which could harm our financial condition and operating results.
Delays in investing the net proceeds raised in this offering may cause our performance to be worse than that of other fully invested BDCs or other lenders or investors pursuing comparable investment strategies. We cannot assure you that we will be able to identify investments that meet our investment objective or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

USE OF PROCEEDS
We estimate that net proceeds we will receive from the sale of the Notes in this offering will be approximately $    million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $    payable by us. We intend to use the net proceeds of this offering to repay indebtedness under the February 2019 Credit Facility. We may reborrow under our credit facilities for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective.
As of January 31, 2024, the aggregate principal balance of the February 2019 Credit Facility was approximately $718.4 million. The February 2019 Credit Facility’s revolving period ends on February 21, 2025, followed by a one-year repayment period with a final maturity date of February 21, 2026. Borrowings denominated in U.S. Dollars under the February 2019 Credit Facility bear interest, subject to our election, on a per annum basis equal to (i) the alternate base rate plus 1.25% (or 1.00% for so long as we maintain an investment grade credit rating) or (ii) term SOFR plus 2.25% (or 2.00% for so long as we maintain an investment grade credit rating) plus a credit spread adjustment of 0.10% for borrowings with an interest period of one month, 0.15% for borrowings with an interest period of three months or 0.25% for borrowings with an interest period of six months. Borrowings denominated in certain foreign currencies, other than Australian dollars, bear interest on a per annum basis equal to the applicable currency rate for the foreign currency as defined in the credit agreement plus 2.00% (or 2.25% if we no longer maintain an investment grade credit rating) or for borrowings denominated in Australian dollars, the applicable Australian dollars Screen Rate, plus 2.20% (or 2.45% if we no longer maintain an investment grade credit rating). The alternate base rate is equal to the greatest of (i) the prime rate, (ii) the federal funds rate plus 0.5%, (iii) the Overnight Bank Funding Rate plus 0.5%, (iv) one-month term SOFR plus 1.0% plus a credit spread adjustment of 0.10% and (v) 1.0%.
In addition, we pay a commitment fee of (i) 0.5% per annum on undrawn amounts if the unused portion of the February 2019 Credit Facility is greater than two-thirds of total commitments or (ii) 0.375% per annum on undrawn amounts if the unused portion of the February 2019 Credit Facility is equal to or less than two-thirds of total commitments.
Affiliates of certain of the underwriters in this offering, act as lenders under the February 2019 Credit Facility. As described above, we may use net proceeds of this offering to repay a portion of the outstanding indebtedness under the February 2019 Credit Facility. Certain of the net proceeds from the sale of the Notes, not including underwriting compensation, may be paid to such affiliates of certain of the underwriters in connection with the repayment of debt owed under the February 2019 Credit Facility. As a result, certain of the underwriters and/or their affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation. See “Underwriting” below.

CAPITALIZATION
The following table sets forth our capitalization:
•	on an actual basis as of September 30, 2023; and
•
on an as-adjusted basis giving effect to the sale of $    million aggregate principal amount of Notes in this offering, less estimated underwriting discounts and offering expenses payable by us, and the application of the proceeds thereof.

This table should be read in conjunction with “Use of Proceeds” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements and the related notes thereto in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, incorporated by reference herein.
	As of September 30, 2023
	Actual	As adjusted for this Offering
	(Unaudited) (in thousands, except shares)
Assets:
Investments at fair value:
Non-Control Affiliate investments (cost of $2,122,125 as of September 30, 2023)	$2,044,426	$
Affiliate investments (cost of $352,301 as of September 30, 2023)	382,346
Control investments (cost of $101, 771 as of September 30, 2023)	94,863
Total investments at fair value	2,521,635
Cash	33,118
Foreign currencies (cost of $16,908 as of September 30, 2023)	16,640
Interest and fees receivable	47,268
Prepaid expenses and other assets	2,237
Credit support agreements (cost of $58,000 as of September 30, 2023)	54,200
Derivative assets	8,240
Deferred financing fees	4,411
Receivable from unsettled transactions	53,961
Total assets	$2,741,710	$
Liabilities:
Accounts payable and accrued liabilities	$1,709	$
Interest payable	11,358
Administrative fees payable	483
Base management fees payable	8,315
Incentive management fees payable	4,618
Derivative liabilities	266
Payable from unsettled transactions	424
Borrowings under credit facilities(1)	796,126
Notes payable (net of deferred financing fees)	720,187
Notes offered hereby	―
Offered issuance costs―Notes offered hereby	―
Total debt	$1,543,486	$
Net Assets
Common stock, $0.001 par value per share (150,000,000 shares authorized; 106,516,166 shares issued and outstanding as of September 30, 2023)	107
Additional paid-in capital	1,845,122
Total undistributed earnings (loss)	(647,005)
Total net assets	$1,198,224	$
Total liabilities and net assets	$2,741,710	$
(1)
The above table reflects the principal amount of indebtedness outstanding as of September 30, 2023. As of January 31, 2024, we had approximately $718.4 million outstanding under our February 2019 Credit Facility. This table has not been adjusted to reflect the changes in our outstanding borrowings under the February 2019 Credit Facility subsequent to September 30, 2023. The net proceeds from this offering are expected to be used to pay down outstanding indebtedness, if any, under the February 2019 Credit Facility. We may reborrow under these credit facilities for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective. See “Use of Proceeds.”

SENIOR SECURITIES
Information about our senior securities is shown in the following table as of September 30, 2023. Information about our senior securities as of the end of the last ten fiscal years is located in “Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein. The information in the senior securities table for the years ended December 31, 2022, 2021 and 2020 was audited by KPMG LLP and their report thereon has been incorporated by reference as an exhibit to the registration statement of which this prospectus supplement is a part.
	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
	(dollars in thousands)
February 2019 Credit Facility
2023 (as of September 30, 2023, unaudited)	$796,126	$1,782	—	N/A
August 2025 Notes
2023 (as of September 30, 2023, unaudited)	$50,000	$1,782	—	N/A
Series B Notes
2023 (as of September 30, 2023, unaudited)	$62,500	$1,782	—	N/A
Series C Notes
2023 (as of September 30, 2023, unaudited)	$112,500	$1,782	—	N/A
Series D Notes
2023 (as of September 30, 2023, unaudited)	$80,000	$1,782	—	N/A
Series E Notes
2023 (as of September 30, 2023, unaudited)	$70,000	$1,782	—	N/A
November 2026 Notes
2023 (as of September 30, 2023, unaudited)	$350,000	$1,782	—	N/A
___________________________
(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)
Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness. All prior period ratios have been conformed with this current presentation.

(3)
The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “—” indicates information which the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Average market value per unit for all senior securities included in the table is not applicable because these are not registered for public trading.

DESCRIPTION OF THE NOTES
The following description of the terms of the   % Notes due 2029 supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.
We will issue the Notes under the base indenture between us and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee, dated as of November 23, 2021, as supplemented by a separate second supplemental indenture between us and the trustee, to be dated as of the settlement date for the Notes. As used in this section, all references to the indenture mean the base indenture as supplemented by the second supplemental indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. You may request a copy of the indenture from us by making a written request to Barings BDC, Inc., 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202. In addition, the SEC maintains a website at www.sec.gov that contains information we file with the SEC, including the indenture.
For purposes of this description, references to “we,” “our” and “us” refer only to Barings BDC, Inc. and not to any of its current or future subsidiaries and references to “subsidiaries” refer only to our consolidated subsidiaries and exclude any investments held by Barings BDC, Inc. in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of Barings BDC, Inc. and its subsidiaries.
General
The Notes:
•	will be our general unsecured, senior obligations;
•	will initially be issued in an aggregate principal amount of $ ;
•	will mature on , 2029, unless earlier redeemed or repurchased, as discussed below;
•	will bear cash interest from , 2024, at an annual rate of % payable semiannually in arrears on and of each year, beginning on , 2024;
•	will be subject to redemption at our option as described in this prospectus supplement under the caption “—Optional Redemption;”
•
will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined in this prospectus supplement under the caption “—Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;

•	will be issued in minimum denominations of $2,000 and integral multiples of $1,000 thereof; and
•
will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “—Book-Entry, Settlement and Clearance” in this prospectus supplement.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or distributions or issuing or repurchasing our other securities. Other than restrictions described under “—Offer to Repurchase Upon a Change of Control Repurchase Event” and “—Covenants—Merger, Consolidation or Sale of Assets” in this prospectus supplement, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We may, without the consent of the holders, issue additional Notes under the indenture with the same terms (except for the issue date, public offering price, and, if applicable, the initial interest payment date) as the Notes offered hereby in an unlimited aggregate principal amount; provided that, if such additional Notes are not fungible with the Notes offered hereby (or any other tranche of additional Notes) for U.S. federal income tax purposes, then such additional Notes will have different CUSIP numbers from the Notes offered hereby (and any such other tranche of additional Notes).
We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).
Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address will appear in the security register.
A holder of Notes may transfer or exchange Notes at the office of the security registrar in accordance with the indenture. The security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of Notes, but we and/or the trustee may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.
The registered holder of a Note will be treated as its owner for all purposes.
Interest
The Notes will bear cash interest at a rate of   % per year until maturity. Interest on the Notes will accrue from   , 2024. Interest will be payable semiannually in arrears on    and    of each year, beginning on   , 2024.
Interest will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time, or the close of business, on    or   , as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.
Ranking
The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equally in right of payment with all of our existing and future liabilities that are not so subordinated (including our Existing Senior Unsecured Notes). The Notes will rank effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.
As of December 31, 2023, our total consolidated indebtedness was approximately $1,444.9 million, of which $719.9 million was secured and none of which was indebtedness of our subsidiaries. The Notes will be ranked pari passu to the $725.0 million of our outstanding unsecured senior debt, which includes the Existing Senior Unsecured Notes. As of January 31, 2024, there was approximately $1,443.4 million total consolidated indebtedness outstanding, of which $718.4 million was secured and none of which was indebtedness of our subsidiaries.

Optional Redemption
Prior to     , 2029 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
If we choose to redeem any Notes, we will deliver a notice of redemption to holders of the Notes to be redeemed not less than 10 nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the trustee and, so long as the Notes are registered to DTC or its nominee, the DTC; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:
“Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Our actions and determinations in determining the redemption price of any of the Notes shall be conclusive and binding for all purposes, absent manifest error.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:
(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;
(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and
(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.
The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon the written request of the Company, the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q for a general discussion of our and our subsidiaries’ indebtedness. Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus supplement for more information.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the Notes:
“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Barings BDC, Inc. and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Barings BDC, Inc. or its Controlled Subsidiaries will not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Barings BDC, Inc., measured by voting power rather than number of shares; or

(3)	the approval by Barings BDC, Inc.’s stockholders of any plan or proposal relating to the liquidation or dissolution of Barings BDC, Inc.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Controlled Subsidiary” means any subsidiary of Barings BDC, Inc., 50% or more of the outstanding equity interests of which are owned by Barings BDC, Inc. and its direct or indirect subsidiaries and of which Barings BDC, Inc. possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or, in each case the equivalent investment grade credit rating from any Rating Agency selected by us as a Rating Agency).
“Moody’s” means Moody’s Investors Service or any successor thereto.
“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States and in the business of managing or advising clients.
“Rating Agency” means:
(1)	one or both of Fitch and Moody’s; and
(2)
if both Fitch and Moody’s cease to rate the Notes or fail to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for either of Fitch or Moody’s, as the case may be.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Covenants
In addition to the covenants described in the base indenture, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants will govern:
Merger, Consolidation or Sale of Assets
The indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Barings BDC, Inc. or its Controlled Subsidiaries will not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:
•
we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;

•
the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default will have occurred and be continuing; and
•
we will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, will be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.
An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Other Covenants
•
We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default
Each of the following will be an event of default:
(1)	default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;
(2)	default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;
(3)
default by us in the performance, or breach, of any covenant or agreement in the indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(4)
default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Barings BDC, Inc. for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)
pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities must have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or

(6)	certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.
If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount of the outstanding Notes to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof will become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.
At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
(i)	such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;
(ii)	the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the trustee to institute proceedings in respect of such event of default;
(iii)
such holder or holders have offered to the trustee indemnity, security, or both, satisfactory to the trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)	the trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and
(v)	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.
Notwithstanding any other provision in the indenture, the holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.
The trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction may not be in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting.
The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose, but no such waiver may extend to any subsequent or other default or event of default or impair any right consequent thereto.
We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the indenture.
Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee must transmit notice of such default known to the trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.
Satisfaction and Discharge; Defeasance
We may satisfy and discharge our obligations under the indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture. Defeasance means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel stating that (a) we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling, or (b) since the date of execution of the Indenture, there has been a change in the applicable U.S.federal income tax law, in either case to the effect that, and based thereon, the holders of the Notes and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, we can legally release ourselves from all payment and other obligations on the Notes. Covenant defeasance means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel to the effect that the holders of the Notes and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, we will be released from some of the restrictive covenants in the indenture.
Trustee
U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association) is the trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.
We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
Governing Law
The indenture provides that it and the Notes will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.
Book-Entry, Settlement and Clearance
Global Notes
The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons, or the Global Notes. Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with the DTC, Euroclear or Clearstream or DTC, Euroclear or Clearstream participants, or persons who hold interests through DTC, Euroclear or Clearstream participants. We expect that under procedures established by DTC:
•
upon deposit of a Global Note with DTC, Euroclear or Clearstream’s custodian, DTC, Euroclear or Clearstream will credit portions of the principal amount of the Global Note to the accounts of the DTC, Euroclear or Clearstream participants designated by the underwriters; and

•
ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC, Euroclear or Clearstream participants) and the records of DTC, Euroclear or Clearstream participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear and Clearstream participant, either directly or indirectly.
So long as the Notes are held in global form, Euroclear, Clearstream and/or DTC, as applicable, (or their respective nominees) will be considered the sole holders of Global Notes for all purposes under the indenture. As such, participants must rely on the procedures of Euroclear, Clearstream and/or DTC and indirect participants must rely on the procedures of Euroclear, Clearstream and/ or DTC and the participants through which they own interests in the Notes, or Book-Entry Interests, in order to exercise any rights of holders under the indenture.
So long as DTC, Euroclear or Clearstream’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:
•	will not be entitled to have Notes represented by the Global Note registered in their names;
•	will not receive or be entitled to receive physical, certificated Notes; and
•
will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC, Euroclear or Clearstream to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, Euroclear or Clearstream, on the procedures of the DTC, Euroclear or Clearstream participant through which the investor owns its interest).
Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC, Euroclear or Clearstream’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, Euroclear or Clearstream, or for maintaining, supervising or reviewing any records of DTC, Euroclear or Clearstream relating to those interests.
Payments by participants and indirect participants in DTC, Euroclear or Clearstream to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC, Euroclear or Clearstream.
Transfers between participants in DTC, Euroclear or Clearstream will be effected under DTC, Euroclear or Clearstream’s procedures and will be settled in same-day funds.
Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC, Euroclear or Clearstream identifies as a beneficial owner of the related Notes only if:
•	DTC, Euroclear or Clearstream notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;
•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, the regulations promulgated thereunder by the U.S. Treasury, or the Treasury Regulations, rulings and pronouncements issued by the Internal Revenue Service, or the IRS, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.
This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:
•	banks, insurance companies and other financial institutions;
•	individual retirement accounts and other tax-deferred accounts;
•	regulated investment companies and real estate investment trusts;
•	U.S. expatriates and certain former citizens or long-term residents of the United States;
•	holders subject to the alternative minimum tax;
•	dealers in securities or currencies;
•	traders in securities;
•	partnerships, S corporations or other pass-through entities;
•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•	controlled foreign corporations;
•	tax-exempt organizations;
•	passive foreign investment companies;
•	persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction; and
•	persons deemed to sell the Notes under the constructive sale provisions of the Code.
In addition, this discussion is limited to persons purchasing the Notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes are sold to the public for cash). Moreover, the effects of other U.S. federal tax laws (such as estate and gift tax laws) and any applicable state, local or foreign tax laws are not discussed. The discussion deals only with Notes held as “capital assets” within the meaning of Section 1221 of the Code. This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the Notes that are subject to the special tax accounting rules under Section 451(b) of the Code.
If an entity taxable as a partnership holds the Notes, the tax treatment of an owner of the entity generally will depend on the status of the particular owner in question and the activities of the entity. Owners of any such entity should consult their tax advisors as to the specific tax consequences to them of holding the Notes indirectly through ownership of such entity.
YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a “U.S. holder” of a Note. As used herein, “U.S. holder” means a beneficial owner of a Note who is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.

Payments of Interest
Stated interest on the Notes generally will be taxable to a U.S. holder as ordinary income at the time that such interest is received or accrued, in accordance with such U.S. holder’s method of tax accounting for U.S. federal income tax purposes. In general, if the terms of a debt instrument entitle a holder to receive payments (other than fixed periodic interest) that, in the aggregate, exceed the issue price of the instrument by an amount that equals or exceeds a statutory de minimis amount, the holder will be required to recognize such excess amounts as “original issue discount” which is taxable as ordinary income over the term of the instrument, irrespective of the holder’s regular method of tax accounting for U.S. federal income tax purposes. The following discussion assumes that the Notes will be issued with no original issue discount or with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.
Sale or Other Taxable Disposition of Notes
A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference between the amount realized upon the disposition (less any portion allocable to any accrued and unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that the U.S. holder paid for the Note. Any gain or loss will be a capital gain or loss, and will be a long term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of disposition. Otherwise, such gain or loss will be a short-term capital gain or loss. Long term capital gains recognized by certain non-corporate U.S. holders, including individuals, are currently subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest payments on the Notes held or upon the proceeds received upon the sale or other disposition of such Notes (including a redemption or retirement of the Notes). Certain U.S. holders generally are not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such U.S. holder is not otherwise exempt and such U.S. holder:
•	fails to furnish the U.S. holder’s taxpayer identification number, or TIN, which, for an individual, ordinarily is his or her social security number;
•	furnishes an incorrect TIN;
•	is notified by the IRS that the U.S. holder has failed properly to report payments of interest or dividends; or
•
fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. holder has furnished a correct TIN and that the IRS has not notified the U.S. holder that the U.S. holder is subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.
Unearned Income Medicare Contribution
A tax of 3.8% will be imposed on certain “net investment income” (or “undistributed net investment income”, in the case of estates and trusts) received by individuals with adjusted modified gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts. “Net investment income” as defined for U.S. federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale or other disposition of the Notes. Tax-exempt trusts, which are not subject to income taxes generally, and foreign individuals will not be subject to this tax. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.
Non-U.S. Holders
The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. holder” of a Note. A “Non-U.S. holder” is a beneficial owner of a Note who is not a U.S. holder and not a partnership for U.S. federal income tax purposes.
Payments of Interest
Generally, interest income paid to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business is subject to withholding tax at a rate of 30% (or, if applicable, a lower treaty rate). Nevertheless, subject to the discussion below concerning the Foreign Account Tax Compliance Act, or FATCA, interest paid on a Note to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business generally will not be subject to U.S. federal withholding tax provided that:
•	such Non-U.S. holder does not directly or indirectly (actually or constructively) own 10% or more of the total combined voting power of all classes of our voting stock;
•
such Non-U.S. holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership and is not a bank that received such Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
either (1) the Non-U.S. holder certifies in a statement provided to us or the paying agent generally on IRS Form W-8BEN, or IRS Form W-8BEN-E, under penalties of perjury, that it is the beneficial owner of the Notes and not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the Non-U.S. holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. holder, has received from the Non-U.S. holder a statement generally on IRS Form W-8BEN, or IRS Form W-8BEN-E, under penalties of perjury, that such Non-U.S. holder is the beneficial owner of the Notes and is not a United States person and provides us or the paying agent with a copy of such statement or (3) the Non-U.S. holder holds its Note directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a Non-U.S. holder generally will be entitled to a reduction in or an exemption from withholding tax on interest if the Non-U.S. holder provides us or our paying agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute form (or other applicable certificate) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the Non-U.S. holder’s country of residence. A Non-U.S. holder is required to inform the recipient of any change in the information on such statement within 30 days of such change. Special certification rules apply to Non-U.S. holders that are pass-through entities rather than corporations or individuals.
If interest paid to a Non-U.S. holder is effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, then, the Non-U.S. holder will be exempt from U.S. federal withholding tax, so long as the Non-U.S. holder has provided an IRS Form W-8ECI or substantially similar substitute form stating that the interest that the Non-U.S. holder receives on the Notes is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States. In such a case, a Non-U.S. holder will be subject to tax on the interest it receives on a net income basis in the same manner as if such Non-U.S. holder were a U.S. holder. In addition, if the Non-U.S. holder is a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate.
Sale or Other Taxable Disposition of Notes
Subject to the discussion below regarding FATCA, any gain realized by a Non-U.S. holder on the sale, exchange, retirement, redemption or other taxable disposition of a Note generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a U.S. permanent establishment to which such gain is attributable); or

•	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.
A Non-U.S. holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale or other taxable disposition of a Note generally in the same manner as if such Non-U.S. holder were a U.S. holder, and if such Non-U.S. holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A Non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale or other taxable disposition, which may be offset by certain U.S. source capital losses, even though the Non-U.S. holder is not considered a resident of the United States.
Certain other exceptions may be applicable, and Non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.
Information Reporting and Backup Withholding
The amount of interest that we pay to any Non-U.S. holder on the Notes will be reported to the Non-U.S. holder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides. However, a Non-U.S. holder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the Non-U.S. holder, provided that we do not have actual knowledge or reason to know that such Non-U.S. holder is a “United States person,” within the meaning of the Code, and the Non-U.S. holder has given us the statement described above under “Non-U.S. holders - Payments of Interest.”
If a Non-U.S. holder sells or exchanges a Note through a United States broker or the United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding unless the Non-U.S. holder provides a withholding certificate or other appropriate documentary evidence establishing that such holder is not a U.S. holder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. holder, or the Non-U.S. holder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a Non-U.S. holder sells or exchanges a Note through the foreign office of a broker who is a United States person or has certain enumerated connections with the United States, the proceeds from such sale or exchange will be subject to information reporting unless the Non-U.S. holder provides to such broker a withholding certificate or other documentary evidence establishing that such holder is not a U.S. holder and such broker does not have actual knowledge or reason to know that such evidence is false, or the Non-U.S. holder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. holder.
A Non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the Non-U.S. holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
Foreign Account Tax Compliance Act
FATCA and U.S. Treasury Regulations and other IRS administrative guidance thereunder generally impose a U.S. federal withholding tax of 30% on U.S. source interest on a debt obligation and the gross proceeds from the disposition of a debt obligation of a type that produces U.S. source interest, which, in each case, would include the Notes, to certain non-U.S. entities (including, in some circumstances, where such an entity is acting as an intermediary) that fail to comply with certain certification and information reporting requirements, including reporting requirements regarding its United States account holders (in the case of foreign financial institutions) or beneficial United States owners (in the case of non-financial foreign entities). However, under current proposed regulations promulgated by the Treasury Department, withholding under FATCA does not apply to gross proceeds from any sale or disposition of a Note. Taxpayers may generally rely on those proposed regulations until final regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. In addition, under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of any taxes imposed pursuant to FATCA. Prospective investors in the Notes should consult their own tax advisors regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.
Tax Shelter Reporting Regulations
Under applicable U.S. Treasury Regulations, if a U.S. holder recognizes a loss with respect to the Notes of $2 million or more for a non-corporate U.S. holder or $10 million or more for a corporate U.S. holder in any single taxable year (or a greater loss over a combination of taxable years), the U.S. holder may be required to file with the IRS a disclosure statement on IRS Form 8886. Direct U.S. holders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. holders of securities issued by a RIC are not exempt from such reporting. Future guidance may extend the current exception from this reporting requirement to U.S. holders of securities issued by most or all RICs. The fact that a loss is reportable under these U.S. Treasury Regulations does not affect the legal determination of whether a taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. holders of the Notes should consult their own tax advisors to determine the applicability of these U.S. Treasury Regulations in light of their individual circumstances.

UNDERWRITING
Wells Fargo Securities, LLC, BMO Capital Markets Corp., Fifth Third Securities, Inc., and SMBC Nikko Securities America, Inc. are acting as the representatives of the several underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the aggregate principal amount of the Notes set forth below:
Name	Aggregate Principal Amount of the Notes to be Purchased
Wells Fargo Securities, LLC	$
BMO Capital Markets Corp.
Fifth Third Securities, Inc.
SMBC Nikko Securities America, Inc.
Total	$
The underwriters are committed to purchase all of the Notes offered by us if they purchase any Notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to certain other dealers at the public offering price less a concession not in excess of   % of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of   % of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and other selling terms may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us.
	Per Note	Notes Total
Public offering price	%	$
Underwriting discounts	%	$
Proceeds to us, before expenses	%	$
The expenses of the offering, not including the underwriting discounts, are estimated at $    million and are payable by us.
No Sales of Similar Securities
Through the closing date and subject to certain exceptions, we have agreed not to, and will cause our subsidiaries not to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by us or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the us or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing, without the prior written consent of the representatives, which may not be unreasonably withheld. This consent may be given at any time without public notice.
Listing
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.
We have been advised by certain of the underwriters that they presently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
Price Stabilization and Short Positions
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the aggregate principal amount of securities to be purchased by the underwriters in the offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of us (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. Certain of the underwriters and their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in such assets, securities and instruments.
The underwriters or their respective affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to the Adviser or any of our portfolio companies.
Affiliates of certain of the underwriters in this offering, act as lenders under the February 2019 Credit Facility. As described in the section entitled “Use of Proceeds”, we may use net proceeds of this offering to repay a portion of the outstanding indebtedness under the February 2019 Credit Facility. Certain of the net proceeds from the sale of the Notes, not including underwriting compensation, may be paid to such affiliates of certain of the underwriters in connection with the repayment of debt owed under the February 2019 Credit Facility. As a result, certain of the underwriters and/or their affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation.
Settlement
We expect that delivery of the Notes will be made to investors on or about   , 2024, which will be the    business day following the date hereof. Under Rule 15c6-1 of the Exchange Act trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to two business days before the date of delivery will be required, by virtue of the fact that the Notes initially will settle T+   , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to two business days before the date of delivery should consult their own advisor.
Principal Business Addresses
The principal business address of Wells Fargo Securities, LLC is 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202. The principal business address of BMO Capital Markets Corp. is 151 W 42nd St., New York, New York 10036. The principal business address of Fifth Third Securities, Inc. is 38 Fountain Square Plaza, Cincinnati, Ohio 45263. The principal business address of SMBC Nikko Securities America, Inc. is 277 Park Avenue, New York, New York 10172.
Disclaimers About Non-US Jurisdictions
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or EEA. For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, MiFID II; or
(ii)
a customer within the meaning of Directive (EU) 2016/97, as amended, the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129, as amended, the Prospectus Regulation; and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended, the PRIIPs Regulation, for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, or EUWA; or
(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) of the United Kingdom and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA, the UK Prospectus Regulation; and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA, or the UK PRIIPs Regulation, for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus and any other material in relation to the Notes is only being distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus or its contents. The Notes are not being offered to the public in the United Kingdom.
In addition, in the United Kingdom, each underwriter has represented and agreed the Notes may not be offered other than by an underwriter that:
•
has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Canada
This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the Notes and any representation to the contrary is an offence.
Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105. Pursuant to section 3A.3 of NI 33-105, the Company and the underwriters in the offering are exempt from the requirement to provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale Restrictions
The offer and sale of the Notes in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of Notes by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Notes outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the Notes will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Notes and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Notes or with respect to the eligibility of the Notes for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to a prospectus (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the prospectus, or other offering document that constitutes a prospectus, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.
Language of Documents
Upon receipt of this prospectus, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
Notice to Prospective Investors in Israel
Sales of the Notes in Israel will be made through the underwriters and/or through an Israeli broker(s) engaged by them. The Notes will not be offered to an Israeli person unless such offeree is a “qualified investor” (as defined in the First Appendix to the Israeli Securities Law) who is not an individual (a “Qualified Israeli Investor”) and who has (x) completed and signed a questionnaire regarding qualification as a Qualified Israel Investor and (y) certified that it has an exemption from Israeli withholding taxes on interest.
Notice to Prospective Investors in Hong Kong
The contents of this prospectus have not been reviewed, approved or endorsed by any regulatory authority in Hong Kong. The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or the professional investors; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors”. This prospectus is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Notes described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this prospectus).

LEGAL MATTERS
Certain legal matters regarding the Notes offered hereby will be passed upon for us by Dechert LLP, Washington D.C., and certain legal matters in connection with this offering will be passed upon for the underwriters by Ropes & Gray LLP.
AVAILABLE INFORMATION
This prospectus supplement and the accompanying prospectus constitute part of a universal shelf registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits, under the Securities Act. The registration statement contains additional information about us, our securities and the Notes being offered by this prospectus supplement. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge by contacting us at 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, Attention: Corporate Secretary, on our website at https://ir.barings.com/sec-filings, or by calling us at (888) 401-1088. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider that information to be part of this prospectus or any prospectus supplement.
INCORPORATION BY REFERENCE
We incorporate by reference in this prospectus supplement the documents listed below and any reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that any document, report, exhibit (or portion of any of the foregoing) or other information “furnished” to the SEC pursuant to the Exchange Act shall not be incorporated by reference into this prospectus supplement:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023;
•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 4, 2023, August 9, 2023 and November 9, 2023, respectively;

•
those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 10, 2023, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on April 4, 2023, May 4, 2023 and May 15, 2023.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference in that document. To obtain copies of these filings, see “Available Information” in this prospectus supplement.

PROSPECTUS

BARINGS BDC, INC.
Common Stock
Preferred Stock
Warrants
Subscription Rights
Debt Securities
Barings BDC, Inc. (the “Company,” “we,” “us,” or “our”) is a closed-end, non-diversified investment company that has elected to be regulated as a business development company (“BDC”), under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). We have elected for federal income tax purposes to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”).
We are externally managed by our investment adviser, Barings LLC (“Barings” or the “Adviser”). Our investment objective is to generate current income primarily by investing directly in privately-held middle-market companies to help these companies fund acquisitions, growth or refinancing. We use the term “middle market” to refer to companies with between $10.0 million and $75.0 million in annual earnings before interest, taxes, depreciation and amortization, as adjusted (“Adjusted EBITDA”). While we focus our investments in private middle-market companies, we seek to invest across various industries and in both United States-based and foreign-based companies. Barings monitors our investment portfolio to ensure we have acceptable industry balance, using industry and market metrics as key indicators. To a lesser extent, we will invest opportunistically in assets such as, without limitation, equity, special situations, structured credit (e.g., private asset-backed securities), syndicated loan opportunities, high yield investments and/or mortgage securities.
We may offer, from time to time in one or more offerings or series, together or separately, an indefinite amount of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as the “securities”. The preferred stock, debt securities, subscription rights and warrants offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.
In the event we offer common stock, the net proceeds we receive on a per share basis, before offering expenses, will generally not be less than the net asset value (“NAV”) per share of our common stock at the time we make the offering. However, we may receive net proceeds on a per share basis, before offering expenses, that are less than our NAV per share (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority (as defined in the 1940 Act) of our common stockholders or (iii) under such other circumstances as the Securities and Exchange Commission (the “SEC”) may permit. Our stockholders have in the past and may again approve our ability to sell shares of our common stock below our then current NAV per share in one or more public offerings of our common stock.
Our common stock is traded on the New York Stock Exchange under the symbol “BBDC.” The last reported closing price for our common stock on July 13, 2023 was $7.87 per share. The NAV of our common stock as of March 31, 2023 (the last date prior to the date of this prospectus as of which we determined NAV) was $11.17 per share. This prospectus and any accompanying prospectus supplement contain important information you should know before investing in our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read and retain for future reference this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. We file annual, quarterly and current reports, proxy statements and other information about us with the SEC, which we incorporate by reference herein. See “Incorporation by Reference.” This information will be available by written or oral request and free of charge by contacting us at Barings BDC, Inc., 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, Attention: Corporate Secretary, on our website at https://ir.barings.com/sec-filings, or by calling us at (888) 401-1088. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be a part of this prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.
Shares of closed-end investment companies that are listed on an exchange, including BDCs, frequently trade at a discount to their NAV per share. If our shares trade at a discount to our NAV, it may increase the risk of loss for purchasers in this offering.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in our securities involves a high degree of risk, including credit risk and the risk of the use of leverage, and is highly speculative. The securities in which we invest will generally not be rated by any rating agency, and if they were rated, they would be below investment grade. These securities, which may be referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Before buying any securities, you should read the discussion of the material risks of investing in our securities in “Risk Factors” beginning on page 12 of this prospectus.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
The date of this prospectus is July 14, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement that we have filed with the SEC using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer, from time to time in one or more offerings or series, an indefinite amount of our securities on terms to be determined at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information” and “Incorporation by Reference.”
This prospectus may contain estimates and information concerning our industry that are based on industry publications and reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”
You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
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PROSPECTUS SUMMARY
This summary highlights information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” below and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part. Any yield information contained or incorporated by reference in this prospectus related to debt investments in our investment portfolio is not intended to approximate a return on your investment in us and does not take into account other aspects of our business, including our operating and other expenses, or other costs incurred by you in connection with your investment in us.
Except as otherwise indicated or where the context suggests otherwise, the terms:
•	“we,” “us,” “our” and the “Company” refer to Barings BDC, Inc., a Maryland corporation;
•	“Barings” refers to Barings LLC, a Delaware limited liability company and our investment adviser and administrator; and
•	the “Adviser” and the “Administrator” refer to Barings, in its respective capacities as our investment adviser or our administrator.
Overview of Our Business
We are a closed-end, non-diversified investment company that has elected to be regulated as a BDC under the 1940 Act. We have elected for federal income tax purposes to be treated, and intend to qualify annually, as a RIC under the Code. We are organized as a Maryland corporation, which incorporated on October 10, 2006. Our headquarters are in Charlotte, North Carolina.
We are externally managed by our investment adviser, Barings. Beginning in August 2018, Barings shifted our investment focus to invest in syndicated senior secured loans, bonds and other fixed income securities. Since that time, Barings has transitioned our portfolio to primarily senior secured private debt investments in well-established middle-market businesses that operate across a wide range of industries. Barings’ existing SEC co-investment exemptive relief under the 1940 Act (the “Exemptive Relief”) permits us and Barings’ affiliated private and SEC-registered funds to co-invest in Barings-originated loans, which allows Barings to efficiently implement its senior secured private debt investment strategy for us.
Our investment objective is to generate current income primarily by investing directly in privately-held middle-market companies to help these companies fund acquisitions, growth or refinancing. We use the term “middle market” to refer to companies with between $10.0 million and $75.0 million in Adjusted EBITDA. Barings employs fundamental credit analysis, and targets investments in businesses with low levels of cyclicality (i.e., the risk of business cycles or other economic cycles adversely affecting them) and operating risk relative to other businesses in this market segment. The holding size of each position will generally be dependent upon a number of factors including total facility size, pricing and structure, and the number of other lenders in the facility. Barings has experience managing levered vehicles, both public and private, and seeks to enhance our returns through the use of leverage with a prudent approach that prioritizes capital preservation. Barings believes this strategy and approach offers attractive risk/return with lower volatility given the potential for fewer defaults and greater resilience through market cycles. While we focus our investments in private middle-market companies, we seek to invest across various industries and in both United States-based and foreign-based companies. Barings monitors our investment portfolio to ensure we have acceptable industry balance, using industry and market metrics as key indicators. To a lesser extent, we will invest opportunistically in assets such as, without limitation, equity, special situations, structured credit (e.g., private asset-backed securities), syndicated loan opportunities, high yield investments and/or mortgage securities.
Stockholder Approval of Reduced Asset Coverage Ratio
On July 24, 2018, our stockholders voted at a special meeting of stockholders (the “2018 Special Meeting”) to approve a proposal to authorize us to be subject to a reduced asset coverage ratio of at least 150% under the 1940 Act.

As a result of the stockholder approval at the 2018 Special Meeting, effective July 25, 2018, our applicable asset coverage ratio under the 1940 Act has been decreased to 150% from 200%. As a result, we are permitted under the 1940 Act to incur indebtedness at a level which is more consistent with a portfolio of senior secured debt. As of March 31, 2023, our asset coverage ratio was 180.8%.
Relationship with Barings
Our investment adviser, Barings, a wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company, is a leading global asset management firm and is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. Barings’ primary investment capabilities include fixed income, private credit, real estate, equity, and alternative investments. Subject to the overall supervision of the Board of Directors of the Company (the “Board” or “Board of Directors”), Barings’ Global Private Finance Group (“Barings GPFG”) manages our day-to-day operations, and provides investment advisory and management services to us. Barings GPFG is part of Barings’ $281.6 billion Global Fixed Income Platform (as of March 31, 2023) that invests in liquid, private and structured credit. Barings GPFG manages private funds and separately managed accounts, along with multiple traded closed-end funds and business development companies.
Among other things, pursuant to our third amended and restated investment advisory agreement (the “Advisory Agreement”), Barings (i) determines the composition of our portfolio, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identifies, evaluates and negotiates the structure of the investments made by us; (iii) executes, closes, services and monitors the investments that we make; (iv) determines the securities and other assets that we will purchase, retain or sell; (v) performs due diligence on prospective portfolio companies and (vi) provides us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.
Barings has entered into a personnel-sharing arrangement with its affiliate, Baring International Investment Limited (“BIIL”). BIIL is a wholly-owned subsidiary of Baring Asset Management Limited, which in turn is an indirect, wholly-owned subsidiary of Barings. Pursuant to this arrangement, certain employees of BIIL may serve as “associated persons” of Barings and, in this capacity, subject to the oversight and supervision of Barings, may provide research and related services, and discretionary investment management and trading services (including acting as portfolio managers) to us on behalf of Barings. This arrangement is based on no-action letters of the staff of the SEC that permit SEC-registered investment advisers to rely on and use the resources of advisory affiliates or “participating affiliates,” subject to the supervision of that SEC-registered investment adviser. BIIL is a “participating affiliate” of Barings, and the BIIL employees are “associated persons” of Barings.
Under the terms of an administration agreement (the “Administration Agreement”), Barings (in its capacity as our Administrator) performs (or oversees, or arranges for, the performance of) the administrative services necessary for our operation, including, but not limited to, office facilities, equipment, clerical, bookkeeping and record keeping services at such office facilities and such other services as Barings, subject to review by the Board, will from time to time determine to be necessary or useful to perform its obligations under the Administration Agreement. Barings also, on our behalf and subject to the Board’s oversight, arranges for the services of, and oversees, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. Barings is responsible for the financial and other records that we are required to maintain and will prepare all reports and other materials required to be filed with the SEC or any other regulatory authority.
Included in Barings GPFG is Barings North American Private Finance Team (the “U.S. Investment Team”), which consists of 51 investment professionals (as of March 31, 2023) located in three offices in the U.S. The U.S. Investment Team provides a full set of solutions to the North American middle market, including revolvers, first and second lien senior secured loans, unitranche structures, mezzanine debt and equity co-investments. The U.S. Investment Team averages over 20 years of industry experience at the Managing Director and Director level. In addition, Barings believes that it has best-in-class support personnel, including expertise in risk management, legal, accounting, tax, information technology and compliance, among others. We expect to benefit from the support provided by these personnel in our operations.
The Barings North American Private Finance investment committee (the “Investment Committee”), which is responsible for our investment origination and portfolio monitoring activities for middle-market companies in North America, consists of six members: Salman Mukhtar, Managing Director; Terry Harris, Managing Director and

Head of Global Private Finance Portfolio Management; Ian Fowler, Managing Director, Fund Portfolio Manager and Co-Head of Global Private Finance; Adam Wheeler, Managing Director, Co-Head of Global Private Finance; Mark Flessner, Managing Director and Fund Portfolio Manager; and Brian Baldwin, Managing Director. Collectively, the Investment Committee has over 160 years of industry experience, and each member averages approximately 27 years of industry experience. A majority of the votes cast at a meeting at which a majority of the members of the Investment Committee is present is required to approve all investments in new middle-market companies.
Terry Harris, Ian Fowler and Adam Wheeler (along with other Barings investment professionals) also sit on the European and Asia Pacific Investment Committees, which is responsible for our investment origination and portfolio monitoring activities for middle-market companies in European and Asia-Pacific geographies, affording them a unique relative value perspective across all of Barings’ investment geographies. Ian Fowler, Mark Flessner and Brian Baldwin have all worked together at prior firms including GE Capital, Freeport Financial and Harbour Group. Barings believes that the individual and shared experiences of these senior team members provides the Investment Committee with an appropriate balance of shared investment philosophy and difference of background and opinion.
Investment Strategy
We seek attractive returns by generating current income primarily from directly-originated debt investments in middle-market companies located primarily in the United States. We also have investments in middle-market companies located outside the United States. Our strategy includes the following components:
•
Leveraging Barings GPFG’s Origination and Portfolio Management Resources. As of March 31, 2023 Barings GPFG has over 100 investment professionals located in seven different offices in the U.S., Europe, Australia/New Zealand and Asia. These regional investment teams have been working together in their respective regions for a number of years and have extensive experience advising, investing in and lending to companies across changing market cycles. In addition, the individual members of these teams have diverse investment backgrounds, with prior experience at investment banks, commercial banks, and privately and publicly held companies. We believe this diverse experience provides an in-depth understanding of the strategic, financial and operational challenges and opportunities of middle-market companies.

•
Utilizing Long-Standing Relationships to Source Investments. Barings GPFG has worked diligently over decades to build strategic relationships with private equity firms globally. Based on Barings GPFG’s long history of providing consistent, predictable capital to middle-market sponsors, even in periods of market dislocation, Barings believes it has a reputation as a reliable partner. Barings also maintains extensive personal relationships with entrepreneurs, financial sponsors, attorneys, accountants, investment bankers, commercial bankers and other non-bank providers of capital who refer prospective portfolio companies to us. These relationships historically have generated significant investment opportunities. We believe that this network of relationships will continue to produce attractive investment opportunities.

•
Providing One-Stop Customized Financing Solutions. Barings believes that Barings GPFG’s ability to commit to and originate larger hold positions (in excess of $200 million) in a given transaction is a differentiator to middle-market private equity sponsors. In today’s market, it has become increasingly important to have the ability to underwrite an entire transaction, providing financial sponsors with certainty of close. Barings GPFG offers a variety of financing structures and has the flexibility to structure investments to meet the needs of our portfolio companies.

•
Applying Consistent Underwriting Policies and Active Portfolio Management. We believe robust due diligence on each investment is paramount due to the illiquid nature of a significant portion of our assets. With limited ability to liquidate holdings, private credit investors must take a longer-term, “originate-to-hold” investment approach. Barings has implemented underwriting policies and procedures that are followed for each potential transaction. This consistent and proven fundamental underwriting process includes a thorough analysis of each potential portfolio company’s competitive position, financial performance, management team operating discipline, growth potential and industry attractiveness, which Barings believes allows it to better assess the company’s prospects. After closing, Barings maintains ongoing access to both the sponsor and portfolio company management in order to closely monitor investments and suggest or require remedial actions as needed to avoid a default.

•
Maintaining Portfolio Diversification. While we focus our investments in middle-market companies, we seek to invest across various industries and in both United States-based and foreign-based companies.

Barings monitors our investment portfolio to ensure we have acceptable industry balance, using industry and market metrics as key indicators. By monitoring our investment portfolio for industry balance, we seek to reduce the effects of economic downturns associated with any particular industry or market sector. Notwithstanding our intent to invest across a variety of industries, we may from time to time hold securities of a single portfolio company that comprise more than 5.0% of our total assets and/or more than 10.0% of the outstanding voting securities of the portfolio company. For that reason, we are classified as a non-diversified management investment company under the 1940 Act.
•
Other Investments. To a lesser extent, we will invest opportunistically in assets such as, without limitation, equity, special situations, structured credit (e.g., private asset-backed securities), syndicated loan opportunities, high yield investments and/or mortgage securities. Our special situation investments generally comprise of investments in stressed and distressed corporate debt instruments which are expected to include (but which are not limited to) senior secured loans (including assignments and participations), second lien loans and subordinated debt (including mezzanine and payment-in-kind (“PIK”) securities), secured floating rate notes and secured fixed rated notes, unsecured loans, unsecured senior and subordinated corporate bonds, debentures, notes, commercial paper, convertible debt obligations, equity investments (including preferred stock and common equity instruments), hedging arrangements, other forms of subordinated debt, structured credit (e.g., asset-backed securities) and equity instruments.

We generate revenues in the form of interest income, primarily from our investments in debt securities, loan origination and other fees and dividend income. Fees generated in connection with our debt investments are recognized over the life of the loan using the effective interest method or, in some cases, recognized as earned. Our senior secured, middle-market, private debt investments generally have terms of between five and seven years. Our senior secured, middle-market, first lien private debt investments generally bear interest between the Secured Overnight Financing Rate (“SOFR”) (or the applicable currency rate for investments in foreign currencies) plus 475 basis points and SOFR plus 675 basis points per annum. Our subordinated middle-market, private debt investments generally bear interest between the SOFR (or the applicable currency rate for investments in foreign currencies) plus 700 basis points and SOFR plus 900 basis points per annum if floating rate, and between 8% and 15% if fixed rate. From time to time, certain of our investments may have a form of interest, referred to as PIK interest, which is not paid currently but is instead accrued and added to the loan balance and paid at the end of the term.
You should be aware that investments in our portfolio companies carry a number of risks including, but not limited to, investing in companies which may have limited operating histories and financial resources and other risks common to investing in below-investment-grade debt and equity investments in private, smaller companies. Please see “Risk Factors — Risks Related to Our Investments” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, for a more complete discussion of the risks involved with investing in our portfolio companies.
Investment Criteria
We utilize the following criteria and guidelines in evaluating investment opportunities in middle market companies. However, not all of these criteria and guidelines have been, or will be, met in connection with each of our investments.
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Established Companies With Positive Cash Flow. We seek to invest in later-stage or mature companies with a proven history of generating positive cash flows. We typically focus on companies with a history of profitability and trailing twelve-month Adjusted EBITDA ranging from $10.0 million to $75.0 million.

•
Experienced Management Teams. Based on our prior investment experience, we believe that a management team with significant experience with a portfolio company or relevant industry experience is essential to the long-term success of the portfolio company. We believe management teams with these attributes are more likely to manage the companies in a manner that protects our debt investment.

•
Strong Competitive Position. We seek to invest in companies that have developed strong positions within their respective markets, are well positioned to capitalize on growth opportunities and compete in industries with barriers to entry. We also seek to invest in companies that exhibit a competitive advantage, which may help to protect their market position and profitability.

•
Varied Customer and Supplier Bases. We prefer to invest in companies that have varied customer and supplier bases. Companies with varied customer and supplier bases are generally better able to endure economic downturns, industry consolidation and shifting customer preferences.

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Significant Invested Capital. We believe the existence of significant underlying equity value provides important support to investments. We seek to identify portfolio companies that we believe have well-structured capital beyond the layer of the capital structure in which we invest.

Investment Process
Our investment origination and portfolio monitoring activities for middle-market companies are performed by Barings GPFG. The Investment Committee at Barings GPFG is responsible for all aspects of our investment process for investments in middle-market companies; however, other investment committees within Barings are primarily responsible for the investment process for our opportunistic investments in special situations, structured credit (e.g., private asset-backed securities), high-yield investments and mortgage securities. Each of Barings’ investment processes is designed to maximize risk-adjusted returns, minimize non-performing assets and avoid investment losses. In addition, the investment process is also designed to provide sponsors and/or prospective portfolio companies with efficient and predictable deal execution.
Please see “Item 1. Business – Investment Process” in Part I of our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, for more information regarding our investment process.
Competition
We compete for investments with a number of investment funds including public funds, private debt funds and private equity funds, other BDCs, as well as traditional financial services companies such as commercial banks and other sources of financing. Some of these entities have greater financial and managerial resources than we do. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider more investments and establish more relationships than we do. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC.
We use the expertise of the investment professionals of Barings to assess investment risks and determine appropriate pricing for our investments in portfolio companies. We believe the relationship we have with Barings enables us to learn about, and compete for financing opportunities with companies in middle-market businesses that operate across a wide range of industries. For additional information concerning the competitive risks we face, see “Risk Factors — Risks Relating to Our Business and Structure” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC.
Summary Risk Factors
The following is a summary of the principal risk factors associated with an investment in our securities:
•	We are dependent upon Barings’ access to its investment professionals for our success.
•
Our investment portfolio is and will continue to be recorded at fair value as determined in accordance with the Adviser’s valuation policies and procedures and, as a result, there is and will continue to be uncertainty as to the value of our portfolio investments.

•	We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.
•	There are potential conflicts of interest, including the management of other investment funds and accounts by Barings, which could impact our investment returns.
•	The fee structure under the Advisory Agreement may induce Barings to pursue speculative investments and incur leverage, which may not be in the best interests of our stockholders.
•	Regulations governing our operation as a BDC will affect our ability to, and the way in which we, raise additional capital.
•
Our financing agreements contain various covenants, which, if not complied with, could accelerate our repayment obligations thereunder, thereby materially and adversely affecting our liquidity, financial condition, results of operations and ability to pay distributions.

•	We are exposed to risks associated with changes in interest rates.
•	Inflation could adversely affect the business, results of operations, and financial conditions of our portfolio companies.
•	Incurring additional leverage may magnify our exposure to risks associated with changes in leverage, including fluctuations in interest rates that could adversely affect our profitability.
•	Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.
•	Our investments in portfolio companies may be risky, and we could lose all or part of our investment.
•	Shares of closed-end investment companies, including BDCs, frequently trade at a discount to their net asset value, and may trade at premiums that may prove to be unsustainable.
Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the section titled “Risk Factors” included in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as in subsequent filings with the SEC.
Dividend Reinvestment Plan
We have adopted a dividend reinvestment plan that provides for reinvestment of our distributions on behalf of our common stockholders, unless a common stockholder elects to receive cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend, then our common stockholders who have not “opted out” of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. For more information, see “Dividend Reinvestment Plan.”
Available Information
Our and Barings’ principal executive offices are located at 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202. Our telephone number is (704) 805-7200.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information we file with the SEC is available free of charge by contacting us at 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, by telephone at (704) 805-7200 or on our website at https://ir.barings.com/sec-filings. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Information contained on our website is not incorporated into this prospectus or any related prospectus supplement, and you should not consider information contained on our website to be part of this prospectus or any related prospectus supplement.

FEES AND EXPENSES
The following table is intended to assist you in understanding the fees and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The expenses shown in the table under “annual expenses” are based on estimated amounts for our current fiscal year. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “the Company,” or that “we” will pay fees or expenses, our stockholders will indirectly bear such fees or expenses as our investors.
Stockholder transaction expenses (as a percentage of offering price):
Sales load	—(1)
Offering expenses	—(2)
Dividend reinvestment plan expenses	None(3)
Total stockholder transaction expenses	—%

Annual expenses (as a percentage of net assets attributable to common stock):(4)
Base management fee	2.6%(5)
Incentive fees payable under the Advisory Agreement	3.2%(6)
Interest payments on borrowed funds	6.3%(7)
Other expenses	0.9%(8)
Acquired fund fees and expenses	—(9)
Total annual expenses	13.0%
(1)	In the event that the securities to which this prospectus relates are sold to or through underwriters or agents, a corresponding prospectus supplement will disclose the applicable sales load.
(2)
The prospectus supplement corresponding to each offering will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price.

(3)	The estimated expenses associated with the administration of the dividend reinvestment plan are included in “Other expenses.” For additional information, see “Dividend Reinvestment Plan.”
(4)	Net assets attributable to common stock equals net assets as of March 31, 2023.
(5)
Pursuant to the Advisory Agreement, the base management fee is 1.25% of our average gross assets, including our credit support agreements and assets purchased with borrowed funds or other forms of leverage, but excluding cash and cash equivalents, at the end of the two most recently completed calendar quarters prior to the quarter for which such fees are being calculated. The fee table above shows the base management fee as a percentage of net assets as required by the SEC. See “Management Agreements.”

(6)
Our incentive fee consists of two parts: (1) a portion based on our pre-incentive fee net investment income (the “Income-Based Fee”) and (2) a portion based on the net capital gains received on our portfolio of securities on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation for that same calendar year (the “Capital Gains Fee”).

i.
The Income-Based Fee is determined and paid quarterly in arrears based on the amount by which (x) the aggregate “Pre-Incentive Fee Net Investment Income” (as defined below) in respect of the current calendar quarter and the eleven preceding calendar quarters beginning with the calendar quarter that commences on or after January 1, 2021, as the case may be (or the appropriate portion thereof in the case of any of the Company’s first eleven calendar quarters that commences on or after January 1, 2021) (in either case, the “Trailing Twelve Quarters”) exceeds (y) the Hurdle Amount (as defined below) in respect of the Trailing Twelve Quarters. The Hurdle Amount will be determined on a quarterly basis, and will be calculated by multiplying 2.0625% (8.25% annualized) by the aggregate of our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including, without limitation, any accrued income that we have not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses accrued during the calendar quarter (including, without limitation, the base management fee, administration expenses and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Income-Based Fee and the Capital Gains Fee). For the avoidance of doubt, Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the Income-Based Fee for each quarter is as follows:
A.
No Income-Based Fee will be payable to Barings in any calendar quarter in which our aggregate Pre-Incentive Fee Net Investment Income for the Trailing Twelve Quarters does not exceed the Hurdle Amount;

B.
100% of our aggregate Pre-Incentive Fee Net Investment Income for the Trailing Twelve Quarters, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the “Catch-Up Amount”) determined on a quarterly basis by multiplying 2.578125% (10.3125% annualized) by the aggregate of our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The Catch-Up Amount is intended to provide Barings with an incentive fee of 20% on all of our Pre-Incentive Fee Net Investment Income when our Pre-Incentive Fee Net Investment Income reaches the Catch-Up Amount for the Trailing Twelve Quarters; and

C.
For any quarter in which our aggregate Pre-Incentive Fee Net Investment Income for the Trailing Twelve Quarters exceeds the Catch-Up Amount, the Income-Based Fee shall equal 20% of the amount of our aggregate Pre-Incentive Fee Net Investment Income for such Trailing Twelve Quarters, as the Hurdle Amount and Catch-Up Amount will have been achieved.

Subject to the Incentive Fee Cap described below, the amount of the Income-Based Fee that will be paid to Barings for a particular quarter equals the excess of the aggregate Income-Based Fee so calculated less the aggregate Income-Based Fees that were paid to Barings in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters.
The Income-Based Fee is subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap in any quarter is an amount equal to (a) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the relevant Trailing Twelve Quarters less (b) the aggregate Income-Based Fee that were paid to Barings in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters. For this purpose, “Cumulative Pre-Incentive Fee Net Return” during the relevant Trailing Twelve Quarters means (x) Pre-Incentive Fee Net Investment Income in respect of the Trailing Twelve Quarters less (y) any Net Capital Loss, if any, in respect of the Trailing Twelve Quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, we will pay no Income-Based Fee to Barings in that quarter. If, in any quarter, the Incentive Fee Cap is a positive value but is less than the Income-Based Fee calculated in accordance with paragraph (i) above, we will pay Barings the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap is equal to or greater than the Income-Based Fee calculated in accordance with paragraph (i) above, we will pay Barings the Income-Based Fee for such quarter.
“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses on our assets, whether realized or unrealized, in such period and (ii) aggregate capital gains or other gains on our assets (including, for the avoidance of doubt, the value ascribed to any credit support arrangement in our financial statements even if such value is not categorized as a gain therein), whether realized or unrealized, in such period.
ii.
The Capital Gains Fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement), commencing with the calendar year ended on December 31, 2018, and is calculated at the end of each applicable year by subtracting (A) the sum of our cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (B) our cumulative aggregate realized capital gains, in each case calculated from August 2, 2018. If such amount is positive at the end of such year, then the Capital Gains Fee payable for such year is equal to 20% of such amount, less the cumulative aggregate amount of Capital Gains Fees paid in all prior years commencing with the calendar year ended on December 31, 2018. If such amount is negative, then there is no Capital Gains Fee payable for such year. If the Advisory Agreement is terminated as of a date that is not a calendar year end, the termination date will be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

Under the Advisory Agreement, the “cumulative aggregate realized capital gains” are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in our portfolio when sold and (b) the accreted or amortized cost basis of such investment. The cumulative aggregate realized capital losses are calculated as the sum of the differences, if negative, between (a) the net sales price of each investment in our portfolio when sold and (b) the accreted or amortized cost basis of such investment. The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in our portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment. Under the Advisory Agreement, the “accreted or amortized cost basis of an investment” means the accreted or amortized cost basis of such investment as reflected in our financial statements.
See “Management Agreements.”
(7)
Interest payments on borrowed funds represents an estimate of our annualized interest expense based on our total borrowings as of March 31, 2023. At March 31, 2023, the weighted average effective interest rate for total outstanding debt was 5.07%. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue preferred stock, subject to our compliance with applicable requirements under the 1940 Act.

(8)
“Other expenses” include expenses incurred under the Administration Agreement between us and Barings, Board fees, directors and officers insurance costs, as well as legal and accounting expenses. The percentage presented in the table reflects actual amounts incurred during the three months ended March 31, 2023 on an annualized basis. See “Management Agreements.”

(9)	Our stockholders indirectly bear the expenses of underlying funds or other investment vehicles in which we invest.
Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that the Company would have no additional leverage and that its annual operating expenses would remain at the levels set forth in the tables above.
	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$98	$280	$447	$808
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (and thus subject to the Capital Gains Fee)	$108	$306	$481	$838
The foregoing tables are to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the

Advisory Agreement, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above in the example where there is no return from net realized capital gains, and thus are not included in such example. Under the Advisory Agreement, no incentive fee would be payable if we have a 5% annual return with no capital gains, however, there would be incentive fees payable in the example where the entire return is derived from realized capital gains. If sufficient returns are achieved on investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, expenses, and returns to investors, would be higher. The example assumes that all dividends and other distributions are reinvested at NAV. Under certain circumstances, reinvestment of dividends and other distributions under the relevant dividend reinvestment plan may occur at a price per share that differs from NAV. See “Dividend Reinvestment Plan” for additional information regarding our dividend investment plan.
This example should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

FINANCIAL HIGHLIGHTS
The financial data as of and for the three months ended March 31, 2023 and each of the ten years ended December 31, 2022 is set forth in the table below. The financial data in the below table for the years ended December 31, 2022, 2021 and 2020 was audited by KPMG LLP and their report thereon is incorporated by reference herein. The financial data in the below table for the years ended December 31, 2019 and 2018 was audited by Ernst & Young LLP and their report thereon is incorporated by reference herein. The financial data set forth in the following table as of and for the three months ended March 31, 2023 has been derived from unaudited financial data, but in the opinion of our management, reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results for such interim periods. Interim results at and for the three months ended March 31, 2023 are not necessarily indicative of the results that may be expected for the year ending December 31, 2023. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus or any accompanying prospectus supplement.
Per Share Data: ($ in thousands, except share and per share amounts)	For the Three Months Ended March 31, 2023	For the Years Ended December 31,
		2022	2021	2020	2019	2018	2017	2016	2015	2014	2013
Net asset value, at beginning of period	$11.05	$11.36	$10.99	$11.66	$10.98	$13.43	$15.13	$15.23	$16.11	$16.10	$15.30
Net investment income(1)	0.25	1.12	0.90	0.64	0.61	—	1.55	1.62	2.16	2.08	2.23
Net realized gains (losses) from investments / foreign currency transactions(1)	(0.08)	0.16	(0.05)	(0.79)	(0.08)	(3.17)	(1.11)	0.05	(0.83)	0.46	0.67
Net unrealized appreciation (depreciation) on investments / CSA/ foreign currency(1)	0.20	(1.20)	0.34	0.38	0.64	1.08	(1.04)	(0.72)	0.17	(1.48)	0.08
Total increase (decrease) from investment operations(1)	0.37	0.08	1.19	0.23	1.17	(2.09)	(0.60)	0.95	1.50	1.06	2.98
Dividends paid to stockholders from net investment income	(0.25)	(0.95)	(0.79)	(0.65)	(0.54)	(0.41)	(1.65)	(1.89)	(2.11)	(1.88)	(2.14)
Dividends paid to stockholders from realized games	—	—	—	—	—	—	—	—	(0.25)	(0.68)	(0.02)
Tax return of capital to stockholders	—	—	(0.03)	—	—	(0.02)	—	—	—	—	—
Total dividends paid	(0.25)	(0.95)	(0.82)	(0.65)	(0.54)	(0.43)	(1.65)	(1.89)	(2.36)	(2.56)	(2.16)
Common stock offerings	—	—	—	(0.63)	—	—	0.61	0.72	—	1.49	—
Deemed contribution - CSA	—	0.40	—	0.28	—	—	—	—	—	—	—
Deemed contribution - Barings LLC	—	—	—	0.07	—	—	—	—	—	—	—
Purchase of shares in tender offer	—	—	—	—	—	0.13	—	—	—	—	—
Purchase of shares in share repurchase plan	—	0.06	—	0.05	0.07	—	—	—	—	—	—
Sierra Merger(7)	—	0.10	—	—	—	—	—	—	—	—	—
Stock-based compensation(1)	—	—	—	—	—	0.17	(0.01)	0.09	0.01	—	(0.03)
Shares issued pursuant to Dividend Reinvestment Plan	—	—	—	—	—	—	0.01	0.04	0.03	0.04	0.04
Loss on extinguishment of debt(1)	—	—	—	(0.06)	(0.01)	(0.21)	—	—	(0.04)	—	(0.01)
Benefit from (provision for) taxes(1)	—	—	—	—	(0.01)	0.02	(0.02)	(0.01)	(0.01)	(0.10)	(0.02)
Other(2)	—	—	—	0.04	—	(0.04)	(0.04)	—	(0.01)	0.08	—
Net asset value, end of period	$11.17	$11.05	$11.36	$10.99	$11.66	$10.98	$13.43	$15.13	$15.23	$16.11	$16.10
Market value at end of period(3)	$7.94	$8.15	$11.02	$9.20	$10.28	$9.01	$9.49	$18.34	$19.11	$20.29	$27.65

Per Share Data: ($ in thousands, except share and per share amounts)	For the Three Months Ended March 31, 2023	For the Years Ended December 31,
		2022	2021	2020	2019	2018	2017	2016	2015	2014	2013
Ratio/Supplemental Data:
Shares outstanding at end of period	107,916,166	107,916,166	65,316,085	65,316,085	48,950,803	51,284,064	47,740,832	40,401,292	33,375,126	32,950,288	27,697,483
Net assets at end of period	$1,205,001	$1,192,329	$741,931	$717,805	$570,875	$562,967	$641,275	$611,156	$508,368	$530,827	$445,792
Average net assets	$1,205,207	$1,184,591	$739,250	$517,740	$579,199	$628,155	$667,188	$556,549	$524,580	$482,679	$434,926
Ratio of total expenses, prior to waiver of base management fee, including loss on extinguishment of debt and benefit from (provision for) taxes, to average net assets(4)	13.20%	8.80%	10.33%	8.33%	7.90%	14.54%	7.74%	9.93%	9.81%	9.45%	9.30%
Ratio of total expenses, net of base management fee waived, including loss on extinguishment of debt and benefit from (provision for) taxes, to average net assets(4)	13.20%	8.80%	10.33%	8.33%	7.90%	14.31%	7.74%	9.93%	9.81%	9.45%	9.30%
Ratio of net investment income to average net assets	9.13%	9.76%	7.98%	5.99%	5.27%	(0.01%)	10.83%	10.58%	13.65%	12.85%	14.15%
Portfolio turnover ratio(5)	2.56%	43.07%	68.63%	67.80%	113.99%	228.49%	37.02%	24.61%	37.62%	29.21%	25.96%
Total return(6)	0.59%	(18.35%)	29.34%	(2.17%)	20.27%	18.18%	(42.15%)	5.86%	5.82%	(17.36%)	16.95%
(1)	Based on weighted average number of common shares outstanding for the period.
(2)
Represents the impact of the different share amounts used in calculating per share data as a result of calculating certain per share data based upon the weighted average basic shares outstanding during the period and certain per share data based on the shares outstanding as of a period end or transaction date.

(3)	Represents the closing price of the Company’s common stock on the last day of the period.
(4)	Does not include expenses of underlying investment companies, including joint ventures and short-term investments. March 31, 2023 is annualized.
(5)
Portfolio turnover ratio as of December 31, 2022, 2021 and 2020 excludes the impact of short-term investments. Portfolio turnover ratio as of December 31, 2020 excludes the impact of the Company's acquisition of MVC Capital, Inc. (“MVC”) (the “MVC Acquisition”). Portfolio ratio as of December 31, 2022 excludes the impact of the Company’s acquisition of Sierra Income Corporation on February 25, 2022 (the “Sierra Acquisition”).

(6)
Total return is based on purchase of stock at the current market price on the first day and a sale at the current market price on the last day of each period reported on the table and assumes reinvestment of dividends at prices obtained by the Company's dividend reinvestment plan during the period.

(7)	Includes the impact of share issuance and deemed contribution from Barings LLC associated with the Sierra Acquisition.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Risk Factors” in our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with an offering pursuant to this prospectus. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our NAV and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recently filed Annual Report on Form 10-K and the information in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I of our most recently filed Quarterly Report on Form 10-Q is incorporated by reference herein.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus may include statements as to:
•	our future operating results, dividend projections and frequency of dividends;
•	our business prospects and the prospects of our portfolio companies;
•	the impact of the investments that we expect to make;
•	the ability of our portfolio companies to achieve their objectives;
•	our expected financings and investments and our ability to raise capital;
•	the adequacy of our cash resources and working capital; and
•	the timing of cash flows, if any, from the operations of our portfolio companies.
In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements include these words or expressions. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, and elsewhere contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus. Other factors that could cause our actual results and financial condition to differ materially include, but are not limited to, the following:
•
changes in political, economic or industry conditions, including the risks of a slowing economy, rising inflation and risk of recession, and volatility in the financial services sector, including bank failures;

•	the interest rate environment or conditions affecting the financial and capital markets;
•	the impact of global health crises, on our or our portfolio companies’ business and the U.S. and global economies;
•	our, or our portfolio companies’, future business, operations, operating results or prospects;
•	risks associated with possible disruption due to terrorism in our operations or the economy generally; and
•	future changes in laws or regulations and conditions in our or our portfolio companies’ operating areas.
Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recently filed

Annual Report on Form 10-K, as well as in subsequent filings with the SEC. In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the applicable date of this prospectus, free writing prospectus and documents incorporated by reference into this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless we are required to do so by law.
USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from any offering pursuant to this prospectus to make investments in accordance with our investment objective and strategies, to pay our operating expenses and other cash obligations, and for general corporate or strategic purposes, including, without limitation, to repay or repurchase outstanding indebtedness.
We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and a related prospectus supplement will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective. We cannot assure you that we will achieve our targeted investment pace. During this period, we may use the net proceeds from our offering to reduce then-outstanding indebtedness or to invest such proceeds in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment. We expect to earn yields on such investments, if any, that are lower than the interest income that we anticipate receiving in respect of investments in non- temporary investments. As a result, any distributions we make during this investment period may be lower than the distributions that we would expect to pay when such proceeds are fully invested in non-temporary investments.
The supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.

PRICE RANGE OF COMMON STOCK
Our common stock is traded on the NYSE under the symbol “BBDC.” The following table sets forth, for each fiscal quarter during the last two fiscal years and the current fiscal year to date, the NAV per share of our common stock, the high and low closing sales prices for our common stock and such closing sales prices as a percentage of NAV per share.
	Net Asset Value(1)	Closing Sales Price(2)		Premium (Discount) of High Closing Sales Price to NAV(3)	Premium (Discount) of Low Closing Sales Price to NAV(3)
		High	Low
Year ended December 31, 2021
First Quarter	$11.14	$10.20	$8.83	(8.4)%	(20.7)%
Second Quarter	$11.39	$10.77	$10.16	(5.4)%	(10.8)%
Third Quarter	$11.40	$11.07	$10.36	(2.9)%	(9.1)%
Fourth Quarter	$11.36	$11.47	$10.62	1.0%	(6.5)%
Year ended December 31, 2022
First Quarter	$11.86	$11.20	$10.07	(5.6)%	(15.1)%
Second Quarter	$11.41	$10.90	$9.24	(4.5)%	(19.0)%
Third Quarter	$11.28	$10.41	$8.32	(7.7)%	(26.2)%
Fourth Quarter	$11.05	$9.26	$8.06	(16.2)%	(27.1)%
Year ending December 31, 2023
First Quarter	$11.17	$8.95	$7.47	(19.9)%	(33.1)%
Second Quarter	*	$8.01	$7.19	*	*
Third Quarter (through July 13, 2023)	*	$7.88	$7.65	*	*
*	NAV has not yet been calculated for this period.
(1)
NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAV per share shown is based on outstanding shares at the end of the period.

(2)	Closing sales price as provided by the NYSE.
(3)	Calculated as of the respective high or low closing sales price divided by the quarter-end NAV and subtracting 1.
On June 30, 2023, the reported closing sales price of our common stock was $7.84 per share. As of June 30, 2023, we had 2,373 stockholders of record, which did not include stockholders for whom shares are held in “nominee” or “street name”.
Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount or premium to NAV is separate and distinct from the risk that our NAV will decrease.
SALES OF COMMON STOCK BELOW NET ASSET VALUE
Our stockholders have in the past and may again approve our ability to sell shares of our common stock below our then current NAV per share in one or more public offerings of our common stock. In such an approval, our stockholders may not specify a maximum discount below NAV at which we are able to issue our common stock. Most recently, on May 4, 2023, our stockholders voted to permit us, pursuant to subsequent approval by the Board, to issue and sell shares of our common stock (during the 12 months following such authorization) at a price below our then-current NAV per share in one or more offerings, subject to certain limitations set forth in our definitive proxy statement filed with the SEC on March 10, 2023 (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 30% of our then-outstanding common stock immediately prior to each such offering). The proposal did not specify a maximum discount below NAV at which we are able to issue our common stock; however, we do not intend to issue shares of our common stock below NAV unless the Board determines that it would be in our stockholders’ best interests to do so.

In order to sell shares pursuant to such stockholder authorization:
•
a majority of our directors who have no financial interest in the issuance and sale and a majority of our directors who are not interested persons of the Company must have determined that any such sale would be in the best interests of the Company and its stockholders; and

•
a majority of our directors who have no financial interest in the issuance and sale, and a majority of our directors who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, must have determined in good faith that the price at which such securities are to be issued and sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.

In making a determination that an offering of common stock below NAV per share is in our and our stockholders’ best interests, the Board will consider a variety of factors, including, without limitation:
•	The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;
•	The amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;
•	The relationship of recent market prices of our common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;
•	Whether the proposed offering price would closely approximate the market value of our shares;
•	The potential market impact of being able to raise capital in the current financial market;
•	The nature of any new investors anticipated to acquire shares in the offering;
•	The anticipated rate of return on and quality, type and availability of investments;
•	The leverage available to us, both before and after the offering and other borrowing terms; and
•	The potential investment opportunities available relative to the potential dilutive effect of additional capital at the time of the offering.
Our Board will also consider the fact that a sale of shares of common stock at a discount will benefit our Adviser, as the Adviser will earn additional base management fees on the proceeds of such offerings, as it would from an offering of any other securities of the Company, or from the offering of common stock at premium to NAV per share. Sales by us of our common stock at a discount from NAV pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
The following three headings and accompanying tables explain and provide hypothetical examples assuming proceeds are temporarily invested in cash equivalents on the impact of an offering at a price less than NAV per share on three different sets of investors:
•	existing stockholders who do not purchase any shares in the offering;
•	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and
•	new investors who become stockholders by purchasing shares in the offering.
Impact on Existing Stockholders Who Do Not Participate in the Offering
Our existing stockholders who do not participate, or who are not given the opportunity to participate, in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after any underwriting discounts and commissions) face the greatest potential risks. All stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. All stockholders may also experience a decline in the market price of their shares, which often reflects, to some degree, announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increase.
The following examples illustrate the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15.0 million in total assets and $5.0 million in total liabilities. The current NAV and NAV per share are thus $10.0 million and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after any underwriting discounts and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after any underwriting discounts and commissions (a 10% discount from NAV); and (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after any underwriting discounts and commissions (a 25% discount from NAV). The prospectus supplement pursuant to which any discounted offering is made will include a chart based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.
	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$10.00	—	$9.47	—	$7.89	—
Net offering proceeds per share to issuer	—	$9.50	—	$9.00	—	$7.50	—
Decrease to NAV
Total shares outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%
NAV per share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%
Dilution to Stockholder A
Shares held by stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage held by stockholder A	1.00%	0.95%	(5.00)%	0.91%	(9.00)%	0.80%	(20.00)%
Total Asset Values
Total NAV held by stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$95,000	(5.00)%
Total investment by stockholder A (assumed to be $10.00 per share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total dilution to stockholder A (total NAV less total investment)	—	$(200)	—	$(900)	—	$(5,000)	—
Per Share Amounts
NAV per share held by stockholder A	—	$9.98	—	$9.91	—	$9.50	—
Investment per share held by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per share held by stockholder A (NAV per share less investment per share)	—	$(0.02)	—	$(0.09)	—	$(0.50)	—
Percentage dilution to stockholder A (dilution per share divided by investment per share)	—	—	(0.20)%	—	(0.90)%	—	(5.00)%

Impact on Existing Stockholders Who Do Participate in the Offering
Our existing stockholders who participate in an offering below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after any underwriting discounts and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the offering below NAV as their interest in our shares immediately prior to the offering. The level of NAV dilution to such stockholders will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than their proportionate percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional offerings below NAV in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.
The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15.0 million in total assets and $5.0 million in total liabilities. The current NAV and NAV per share are thus $10.0 million and $10.00, respectively. The table below illustrates the (dilutive) and accretive effect in the hypothetical offering of 25% of the shares outstanding at a 25% discount to NAV from the prior chart for stockholder A that acquires shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,250 shares which is 0.50% of the offering of 250,000 shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,750 shares which is 1.50% of the offering of 250,000 shares rather than their 1.00% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for this example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.
	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$7.89	—	$7.89	—
Net proceeds per share to issuer	—	$7.50	—	$7.50	—
Increases in Shares and Decrease to NAV
Total shares outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per share	$10.00	$9.50	(5.00)%	$9.50	(5.00)%
(Dilution)/Accretion to Participating Stockholder A
Shares held by stockholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage held by stockholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%
Total Asset Values
Total NAV held by stockholder A	$100,000	$106,875	6.88%	$130,625	30.63%
Total investment by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$100,000	$109,863	9.86%	$129,588	29.59%
Total (dilution)/accretion to stockholder A (total NAV less total investment)	—	(2,988)	—	$1,037	—
Per Share Amounts
NAV per share held by stockholder A	—	$9.50	—	$9.50	—
Investment per share held by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$9.77	(2.30)%	$9.42	(5.80)%

	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
(Dilution)/accretion per share held by stockholder A (NAV per share less investment per share)	—	$(0.27)	—	$0.08	—
Percentage (dilution)/accretion to stockholder A (dilution)/accretion per share divided by investment per share	—	—	(2.76)%	—	0.85%
Impact on New Investors
The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
Investors who are not currently stockholders, but who participate in an offering below NAV and whose investment per share is greater than the resulting NAV per share due to any underwriting discounts and commissions paid by us will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share due to any underwriting discounts and commissions paid by us being significantly less than the discount per share, will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares. All these investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional offerings below NAV in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. Their decrease could be more pronounced as the size of the offering and level of discounts increases.
The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder who purchases the same percentage (1.00%) of the shares in the three different hypothetical offerings of common stock of different sizes and levels of discount from NAV per share. The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15.0 million in total assets and $5.0 million in total liabilities. The current NAV and NAV per share are thus $10.0 million and $10.00, respectively. The table below illustrates the dilutive and accretive effects on a stockholder A at (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after any underwriting discounts and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after any underwriting discounts and commissions (a 10% discount from NAV); and (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after any underwriting discounts and commissions (a 25% discount from NAV). The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.
	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$10.00	—	$9.47	—	$7.89	—
Net offering proceeds per share to issuer	—	$9.50	—	$9.00	—	$7.50	—
Decrease to NAV
Total shares outstanding	—	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%
NAV per share	—	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Dilution to Stockholder A
Shares held by stockholder A	—	500	—	1,000	—	2,500	—
Percentage held by stockholder A	—	0.05%	—	0.09%	—	0.20%	—
Total Asset Values
Total NAV held by stockholder A	—	$4,990	—	$9,910	—	$23,750	—
Total investment by stockholder A	—	$5,000	—	$9,470	—	$19,725	—
Total (dilution)/accretion to stockholder A (total NAV less total investment)	—	$(10)	—	$440	—	$4,025	—
Per Share Amounts
NAV per share held by stockholder A	—	$9.98	—	$9.91	—	$9.50	—
Investment per share held by stockholder A	—	$10.00	—	$9.47	—	$7.89	—
(Dilution)/accretion per share held by stockholder A (NAV per share less investment per share)	—	$(0.02)	—	$0.44	—	$1.61	—
Percentage (dilution)/ accretion to stockholder A (dilution)/ accretion per share divided by investment per share	—	—	(0.20)%	—	4.65%	—	20.41%

SENIOR SECURITIES
Information about our senior securities as of each of the years ended December 31, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015, 2014 and 2013 can be found under “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference into this prospectus. An independent registered public accounting firm has performed agreed-upon procedures related to the accuracy of the total amount outstanding exclusive of treasury securities as of December 31, 2018 and 2019 and the asset coverage per unit as of December 31, 2018 and 2019. The information in the senior securities table for the years ended December 31, 2022, 2021 and 2020 was audited by KPMG LLP and their report thereon has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Information about our senior securities is shown in the following table as of March 31, 2023.
Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
February 2019 Credit Facility
March 31, 2023 (unaudited)	769,112	1,808	—	N/A
August 2025 Notes
March 31, 2023 (unaudited)	50,000	1,808	—	N/A
Series B Notes
March 31, 2023 (unaudited)	62,500	1,808	—	N/A
Series C Notes
March 31, 2023 (unaudited)	112,500	1,808	—	N/A
Series D Notes
March 31, 2023 (unaudited)	80,000	1,808	—	N/A
Series E Notes
March 31, 2023 (unaudited)	70,000	1,808	—	N/A
November 2026 Notes
March 31, 2023 (unaudited)	350,000	1,808	—	N/A
Total Senior Securities
March 31, 2023 (unaudited)	1,494,112	1,808	—	N/A
(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)
Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness. All prior period ratios have been conformed with this current presentation.

(3)
The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “—” indicates information which the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)
The Series A senior unsecured notes due August 2025 (the “August 2025 Notes”), the Series B senior unsecured notes due November 2025 (the “Series B Notes”), the Series C senior unsecured notes due November 2027 (the “Series C Notes), the Series D senior unsecured notes due February 26, 2026 (the “Series D Notes”), the Series E senior unsecured notes due February 26, 2028 (the “Series E Notes”) and the 3.300% notes due 2026 (the “November 2026 Notes”) are not applicable because these senior securities are not registered for public trading.

BUSINESS
The information in “Item 1. Business” in Part I of our most recently filed Annual Report on Form 10-K is incorporated by reference herein.
REGULATION
We are subject to regulation as described in “Item 1. Business – Regulation of Business Development Companies” in Part I of our most recently filed Annual Report on Form 10-K, which is incorporated by reference herein.
MANAGEMENT
The information in the sections entitled (1) “Proposal No. 1 – Election of Directors,” “Compensation Discussion,” “Director Compensation,” “Corporate Governance” and “Executive Officers and Investment Committee” in our most recent Definitive Proxy Statement on Schedule 14A, as supplemented by our Current Report on Form 8-K filed with the SEC on April 4, 2023, and (2) “Item 1. Business” in Part I of our most recently filed Annual Report on Form 10-K, is incorporated by reference herein.

PORTFOLIO MANAGEMENT
Our investment origination and portfolio monitoring activities for middle-market companies are performed by Barings GPFG. The Investment Committee at Barings GPFG is responsible for our investment origination and portfolio monitoring activities for middle-market companies in North America; however, other investment committees within Barings are primarily responsible for the investment process for our opportunistic investments in special situations, structured credit (e.g., private asset-backed securities), high-yield investments and mortgage securities. The Investment Committee consists of six members: Salman Mukhtar, Managing Director; Terry Harris, Managing Director and Head of Global Private Finance Portfolio Management; Ian Fowler, Managing Director, Fund Portfolio Manager and Co-Head of Global Private Finance; Adam Wheeler, Managing Director, Co-Head of Global Private Finance; Mark Flessner, Managing Director and Fund Portfolio Manager; and Brian Baldwin, Managing Director. Each of Barings’ investment processes is designed to maximize risk-adjusted returns, minimize non-performing assets and avoid investment losses. In addition, the investment process is also designed to provide sponsors and/or prospective portfolio companies with efficient and predictable deal execution.
Biographical information regarding the Investment Committee is as follows:
Ian Fowler
Ian Fowler is the Company’s President and is Co-Head of Barings GPFG, as well as a member of the group’s North American, European and Asia-Pacific Private Finance Investment Committees. Mr. Fowler served as the Co-Chief Executive Officer or sole Chief Executive Officer of Barings Private Credit Corporation from May 2021 until May 2023 and served as the President and Chief Executive Officer of Barings Capital Investment Corporation from its inception until May 2023. He is responsible for leading a team that originates, underwrites and manages global private finance investments. Mr. Fowler has worked in the industry since 1988 and his experience has encompassed middle market commercial finance, including originating, underwriting and managing senior secured loans, mezzanine and co-investment transactions. Prior to joining Barings in 2012, he was a Senior Managing Director with Harbour Group and co-founded Freeport Financial LLC where he was a member of the Executive Credit Committee and responsible for all business development and capital market initiatives. While at Freeport, he helped build the company into one of the top five non-bank affiliated middle market sponsor finance companies in the United States. Before Freeport, Mr. Fowler was Managing Director and Global Group Leader for GE Capital’s Global Sponsor Finance Group. Prior to GE Capital, Mr. Fowler held various leveraged finance and investment positions with NationsBank and Mellon Bank. Mr. Fowler holds a B.A. (Honors) from the University of Western Ontario and is a member of the CFA Institute.
Adam Wheeler
Adam Wheeler is Co-Head of Barings’ GPFG and a member of the group’s three regional investment committees. He is responsible for leading the teams that originate, underwrite and manage private credit investments in Europe and the developed Asia-Pacific region. Adam has worked in the industry since 1994 and his experience has encompassed mezzanine investing, private debt investing, originating, structuring and underwriting leveraged loans. Prior to joining the firm in 2009, he worked for AMP Capital Investors as the head of the Australian and New Zealand Private Debt business where he was responsible for managing a team that originated, arranged and invested in mezzanine and related private debt financings. He was also a member of the AMP Capital Private Debt Investment Committee. Before AMP, he held origination, underwriting and advisory positions at Rabobank Corporate Finance, N.M. Rothschild & Sons and PricewaterhouseCoopers. Adam holds a B.Com. and L.L.B. from the University of New South Wales, a G.D.M. from the Australian Graduate School of Management, and is a member of the Institute of Chartered Accountants in Australia and a Fellow of the Financial Services Institute of Australasia.
Terry Harris
Terry Harris is Head of Portfolio Management for Barings GPFG. He is responsible for supervising investment and portfolio management and participating on all three of the group’s investment committees. Terry has worked in the industry since 1991 and his experience has encompassed investing senior and mezzanine debt and equity in middle market companies operating in commercial and industrial as well as specialized industries. Prior to joining the firm in 2013, Terry was a Partner of Tower Three Partners, and he served as Chief Investment Officer of Firstlight Financial Corporation. Before Firstlight, he was Chief Risk Officer for GE Capital’s Global Telecom, Media & Technology Finance Group. He also held senior credit positions at Bank of America Commercial Finance and Transamerica Commercial Finance. Terry holds a B.S. and an M.B.A from Florida State University, and is a Certified Public Accountant (inactive).

Mark Flessner
Mark Flessner is a senior member of Barings GPFG and a member of the North American Private Finance Investment Committee. He is responsible for the execution of investments and overseeing the portfolio management of North American private finance strategies. Mark has worked in the industry since 2002 and his experience has encompassed the middle market commercial finance and financial services. Prior to joining the firm in 2012, Mark was a Managing Director with Harbour Group. Before Harbour Group, he was a Director at Freeport Financial where he was responsible for underwriting, structuring, closing, and managing transactions, including investments of senior debt, junior capital, and equity. He also worked in GE Capital’s Global Sponsor Finance Group and was a Manager at PricewaterhouseCoopers in the Business Assurance practice. Mark holds a B.S. from Illinois State University, an M.B.A. from the Kellogg School of Management at Northwestern University and is a Certified Public Accountant.
Brian Baldwin
Brian Baldwin is a senior member of Barings GPFG and a member of the North American Private Finance Investment Committee. He is responsible for originating, executing and monitoring North American private finance investments with management responsibilities. Brian has worked in the industry since 1994 and his experience has encompassed the middle market commercial finance industry. Prior to joining the firm in 2012, Brian served as a Managing Director at Harbour Group. Before joining Harbour Group, Brian worked for Freeport Financial where he was responsible for originating, structuring, and closing transactions. Prior to joining Freeport Financial, Brian held senior positions at GE Capital and Heller Financial. Prior to Heller Financial he held various finance roles at PPM America and Grant Thornton LLP. Brian holds a B.S. in Accounting from Illinois State University and is a Certified Public Accountant. Brian is a Board Member of 1st Farm Credit Services and is currently Vice Chairman of the Audit Committee.
Salman Mukhtar
Salman Mukhtar is a senior member of Barings GPFG and a member of the North American Private Finance Investment Committee. He is responsible for investment due diligence, portfolio management and business development activities for North American private loans. Salman has worked in the industry since 2000. Prior to joining the firm in 2019, he was Head of Underwriting and portfolio management in the Credit Asset Financing group at Bank of America/Merrill Lynch and a Managing Director at Antares Capital. Salman holds a B.S. in Accounting with a minor in Finance from Purdue University.
Equity Securities
The dollar range of equity securities in the Company beneficially owned at June 30, 2023 by each member of the Investment Committee is as follows:
Dollar Range of Equity Securities in the Company(1)(2)
Ian Fowler	—
Adam Wheeler	—
Terry Harris	$10,001 - $50,000
Mark Flessner	—
Brian Baldwin	$50,001 - $100,000
Salman Mukhtar	$1 - $10,000
(1)	Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000, or over $1,000,000.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $7.84 per share on June 30, 2023 on the NYSE.

Other Accounts Managed
The members of the Investment Committee also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of December 31, 2022: (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by each portfolio manager; and (ii) the total assets of such companies, vehicles and accounts, and the number and total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.
Name of Company Portfolio Manager	Type of Accounts	Total No. of Other Accounts Managed	Total Assets of Accounts (in millions)(1)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)(2)
Ian Fowler	Registered Investment Companies	2	$3,468	2	$3,468
	Other Pooled Investment Vehicles	4	$2,106	2	$2,106
	Other Accounts	3	$766	2	$766
Adam Wheeler	Registered Investment Companies	—	$—	—	$—
	Other Pooled Investment Vehicles	7	$4,147	6	$4,142
	Other Accounts	3	$1,845	3	$1,263
Terry Harris	Registered Investment Companies	—	$—	—	$—
	Other Pooled Investment Vehicles	14	$3,869	4	$3,850
	Other Accounts	11	$5,719	2	$411
Mark Flessner	Registered Investment Companies	—	$—	—	$—
	Other Pooled Investment Vehicles	7	$3,794	6	$3,794
	Other Accounts	9	$5,590	3	$1,246
Brian Baldwin	Registered Investment Companies	—	$—	—	$—
	Other Pooled Investment Vehicles	—	$—	—	$—
	Other Accounts	—	$—	—	$—
Salman Mukhtar	Registered Investment Companies	—	$—	—	$—
	Other Pooled Investment Vehicles	3	$969	—	$—
	Other Accounts	—	$—	—	$—
(1)	Total Assets as defined by Barings GPFG, which includes undrawn commitments.
(2)	Represents the assets under management of the accounts managed that have the potential to generate fees in addition to management fees based on total assets.
Compensation
Barings’ financing arrangements with the Investment Committee, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include base compensation and performance-based, discretionary compensation.

MANAGEMENT AGREEMENTS
The Advisory Agreement was most recently approved on May 4, 2023 by the Board, including a majority of the directors on the Board who are not “interested persons,” as defined in the 1940 Act, of the Company, for an additional one-year term ending on June 24, 2024. Please refer to “Item 1. Business - Management Agreements” in Part I of our most recently filed Annual Report on Form 10-K and “Certain Relationships and Related Party Transactions” in our most recent Definitive Proxy Statement on Schedule 14A, which are incorporated by reference herein, for additional information regarding the Advisory Agreement and for information relating to the Administration Agreement.
RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS
The information contained under the caption “Certain Relationships and Related Party Transactions” in our most recent Definitive Proxy Statement on Schedule 14A and under the caption “Note 2 - Agreements and Related Party Transactions” in the Notes to our Unaudited Consolidated Financial Statements in our most recently filed Quarterly Report on Form 10-Q is incorporated by reference herein.
CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to the beneficial ownership of our common stock as of June 30, 2023 by
•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors and each named executive officer; and
•	all of Barings BDC’s directors and executive officers as a group.
With respect to persons known to us to beneficially own 5% or more of our outstanding shares of common stock, we base such knowledge on beneficial ownership filings made by the holders with the SEC and other information known to us. Other than as set forth in the table below, none of our directors or executive officers are deemed to beneficially own shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 30, 2023. Percentage of beneficial ownership is based on 106,516,166 shares of common stock outstanding as of June 30, 2023.
Unless otherwise indicated by footnote, the business address of each person listed below is 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202.
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class(2)	Dollar Range of Equity Securities Beneficially Owned(3)
Directors and Executive Officers:
Interested Directors
Eric Lloyd	34,746	*	over $100,000
David Mihalick	20,000	*	over $100,000
Non-Interested Directors
Mark F. Mulhern	17,144	*	over $100,000
Thomas W. Okel	20,037	*	over $100,000
Jill Olmstead	4,000	*	$10,001 - $50,000
John A. Switzer	6,000	*	$10,001 - $50,000
Robert Knapp	361,034	*	over $100,000
Steve Byers	20,019	*	over $100,000
Valerie Lancaster-Beal	—	*	None
Executive Officers Who Are Not Directors
Ian Fowler	—	*	None
Elizabeth Murray	16,409	*	over $100,000
Ashlee Steinnerd	—	*	None
All directors and executive officers as a group (12 persons)	499,389	*	over $100,000

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class(2)	Dollar Range of Equity Securities Beneficially Owned(3)
Five-Percent Stockholders:
Barings LLC	13,639,681	12.8%	over $100,000
*	Less than 1.0%
(1)
Beneficial ownership in this column has been determined in accordance with Rule 13d-3 of the Exchange Act. Except as otherwise noted, each beneficial owner of more than five percent of the Company’s common stock and each director and executive officer has sole voting and/or investment power over the shares reported.

(2)	Based on a total of 106,516,166 shares issued and outstanding as of June 30, 2023.
(3)
Beneficial ownership in this column has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act. The dollar range of equity securities beneficially owned is based on a stock price of $7.84 per share as of June 30, 2023. Dollar ranges are as follows: None, $1 — $10,000, $10,001 — $50,000, $50,001 — $100,000, or over $100,000.

PORTFOLIO COMPANIES
The following table sets forth certain information as of March 31, 2023 for each portfolio company in which we had an investment. The general terms of our debt and equity investments are described in “Item 1. Business—Investment Criteria” and “Item 1. Business—Investment Process” in Part I of our most recently filed Annual Report on Form 10-K and in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Portfolio Composition” in Part I of our most recently filed Quarterly Report on Form 10-Q, which are each incorporated by reference herein. Other than our investments in Jocassee Partners, LLC, Thompson Rivers LLC, Waccamaw River LLC, Sierra Senior Loan Strategy JV I LLC, Eclipse Business Capital Holdings LLC and Rocade Holdings LLC, our only formal relationships with our portfolio companies are the managerial assistance that we may provide upon request and the board observer or participation rights we may receive in connection with our investment. As of March 31, 2023, we had $2.56 billion (at fair value) invested in 331 portfolio companies. As of March 31, 2023, we had “control investments,” as defined in the 1940 Act, in four portfolio companies. As of March 31, 2023, we were an “affiliated person,” as defined in the 1940 Act, of nine portfolio companies. In general, under the 1940 Act, we would “control” a portfolio company if we owned, directly or indirectly, more than 25% of its voting securities and would be an “affiliate” of a portfolio company if we owned, directly or indirectly, 5% or more of its voting securities.
Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Non–Control / Non–Affiliate Investments:
1WorldSync, Inc. 300 South Riverside Plaza, Suite 1400, Chicago, IL 60606	IT Consulting & Other Services	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.8% Cash	7/19	7/25	$16,225	$16,059	$16,225	(7)(8)(17)
						16,225	16,059	16,225
A.T. Holdings II LTD Route de la Corniche 3 1066 Epalinges Switzerland	Other Financial	First Lien Senior Secured Term Loan	14.3% Cash	11/22	9/29	12,500	12,500	12,500	(3)(7)
						12,500	12,500	12,500
Accelerant Holdings 1 Tollgate Business Park, Tollgate West, Colchester CO3 8AB	Banking, Finance, Insurance & Real Estate	Class A Convertible Preferred Equity (5,000 shares)	N/A	1/22	N/A		5,000	5,523	(7)(35)(36)
		Class B Convertible Preferred Equity (1,667 shares)	N/A	12/22	N/A		1,667	1,735	(7)(35)(36)
							6,667	7,258
Acclime Holdings HK Limited 17/F, United Centre 95 Queensway Admiralty, Hong Kong	Business Services	First Lien Senior Secured Term Loan	LIBOR + 6.75%, 11.6% Cash	8/21	7/27	2,500	2,450	2,442	(3)(7)(8)(11)
						2,500	2,450	2,442
Accurus Aerospace Corporation 12716 East Pine Street Tulsa, OK 74116	Aerospace & Defense	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.8% Cash	4/22	3/28	12,224	12,065	11,711	(7)(8)(10)
		Revolver	LIBOR + 5.75%, 10.5% Cash	4/22	3/28	1,383	1,354	1,286	(7)(8)(9)
		Common Stock (437,623.30 shares)	N/A	4/22	N/A		438	328	(7)(35)(36)
						13,607	13,857	13,325
Acogroup PLO 264, No. 14, Jalan Firma 3, Kawasan Perindustrian Tebrau 4, 81100 Johor Bahru	Business Services	First Lien Senior Secured Term Loan	EURIBOR + 4.75%, 7.5% Cash	3/22	10/26	7,855	7,791	7,250	(3)(7)(8)(14)
						7,855	7,791	7,250

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
ADB Safegate 977 Gahanna Pkwy, Gahanna, OH 43230	Aerospace & Defense	Second Lien Senior Secured Term Loan	LIBOR + 9.25%, 14.2% Cash	8/21	10/27	$5,688	$5,396	$4,721	(3)(7)(8)(10)
						5,688	5,396	4,721
Advantage Software Company (The), LLC 19 Backstretch Lane Mooresville, NC 28117	Advertising, Printing & Publishing	Class A1 Partnership Units (8,717.76 units)	N/A	12/21	N/A		280	671	(7)(35)(36)
		Class A2 Partnership Units (2,248.46 units)	N/A	12/21	N/A		72	173	(7)(35)(36)
		Class B1 Partnership Units (8,717.76 units)	N/A	12/21	N/A		9	—	(7)(35)(36)
		Class B2 Partnership Units (2,248.46 units)	N/A	12/21	N/A		2	—	(7)(35)(36)
							363	844
Air Canada 2020-2 Class B Pass Through Trust 7373 Boulevard de la Côte-Vertu Ouest, Montreal, QC H4S 1Z3	Airlines	Structured Secured Note - Class B	9.0% Cash	9/20	10/25	4,841	4,841	4,920
						4,841	4,841	4,920
Air Comm Corporation, LLC 1575 W 124th Ave #210, Westminster, CO 80234	Aerospace & Defense	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.5% Cash	6/21	7/27	12,842	12,650	12,711	(7)(8)(11)
						12,842	12,650	12,711
AIT Worldwide Logistics Holdings, Inc. 701 N. Rohlwing Road Itasca, IL 60143	Transportation Services	Second Lien Senior Secured Term Loan	LIBOR + 7.50%, 12.7% Cash	4/21	4/29	6,460	6,343	6,260	(7)(8)(10)
		Partnership Units (348.68 units)	N/A	4/21	N/A		349	557	(7)(35)(36)
						6,460	6,692	6,817
AlliA Insurance Brokers NV Kwadestraat 157 bus 51 8800 Roeselare Belgium	Insurance	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 9.3% Cash	3/23	3/30	3,041	2,865	2,901	(3)(7)(8)(13)
						3,041	2,865	2,901
Alpine SG, LLC 350 N Orleans St, Chicago, Illinois	High Tech Industries	First Lien Senior Secured Term Loan	SOFR + 6.00%, 10.8% Cash	2/22	11/27	23,139	22,678	22,677	(7)(8)(16)(34)
						23,139	22,678	22,677
Alpine US Bidco LLC 1333 North California Blvd Suite 448 Walnut Creek, CA 94596	Agricultural Products	Second Lien Senior Secured Term Loan	LIBOR + 9.00%, 13.7% Cash	5/21	5/29	18,156	17,705	16,704	(8)(9)
						18,156	17,705	16,704
Amalfi Midco 5th Floor Metropolitan House 3 Darkes Lane Potters Bar Hertfordshire EN6 1AG	Healthcare	Subordinated Loan Notes	LIBOR + 2.00%, 7.0% Cash, 9.0% PIK	9/22	9/28	4,917	4,450	4,322	(3)(7)(10)
		Class B Common Stock (93,165,208 shares)	N/A	9/22	N/A		1,040	1,152	(3)(7)(35)(36)
		Warrants (380,385 units)	N/A	9/22	N/A		4	621	(3)(7)(35)(36)
						4,917	5,494	6,095

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
AMMC CLO 22, Limited Series 2018-22A PO Box 1093 Queensgate House Grand Cayman George Town KY1-1102 Cayman Islands	Multi-Sector Holdings	Subordinated Structured Notes	Residual Interest, current yield 13.00%	2/22	4/31	$7,222	$4,421	$2,976	(3)(34)
						7,222	4,421	2,976
AMMC CLO 23, Ltd. Series 2020-23A PO Box 1093, Queensgate House Grand Cayman George Town KY1-1102 Cayman Islands	Multi-Sector Holdings	Subordinated Structured Notes	Residual Interest, current yield 12.99%	2/22	10/31	2,000	1,843	1,210	(3)(34)
						2,000	1,843	1,210
Amtech LLC 2333 Central Ave Lake Station, IN 46405	Technology	First Lien Senior Secured Term Loan	LIBOR + 5.25%, 9.9% Cash	11/21	11/27	2,262	2,203	2,222	(7)(8)(9)
	Revolver	LIBOR + 5.25%, 9.9% Cash	11/21	11/27		—	(10)	(7)	(7)(8)(9)
						2,262	2,193	2,215
Anagram Holdings, LLC Anagram Drive Eden Prairie, MN 55344	Chemicals, Plastics, & Rubber	First Lien Senior Secured Note	10.0% Cash, 5.0% PIK	8/20	8/25	15,502	14,826	15,037
						15,502	14,826	15,037
AnalytiChem Holding GmbH Frankfurter Str. 80-82, 65760 Eschborn, Germany	Chemicals	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 8.2% Cash	11/21	10/28	3,174	3,174	3,060	(3)(7)(8)(13)
		First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 8.2% Cash	4/22	10/28	5,847	5,750	5,637	(3)(7)(8)(13)
		First Lien Senior Secured Term Loan	EURIBOR + 7.00%, 9.2% Cash	1/23	10/28	1,667	1,579	1,617	(3)(7)(8)(13)
		First Lien Senior Secured Term Loan	LIBOR + 6.00%, 10.9% Cash	6/22	10/28	1,019	1,019	982	(3)(7)(8)(10)
		Revolver	EURIBOR + 6.00%, 8.2% Cash	4/22	10/23	—	(4)	(13)	(3)(7)(8)(13)
						11,707	11,518	11,283
Anju Software, Inc. 4500 S Lakeshore Drive #620 Tempe, AZ 85282	Application Software	First Lien Senior Secured Term Loan	LIBOR + 7.25%, 12.1% Cash	2/19	2/25	13,354	13,248	10,884	(7)(8)(9)
						13,354	13,248	10,884
APC1 Holding 12 rue Jean Jullien-Davin Valence, 26000 France	Diversified Manufacturing	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 9.0% Cash	7/22	7/29	2,499	2,306	2,446	(3)(7)(8)(13)
						2,499	2,306	2,446
Apex Bidco Limited 75 Executive Dr #200 Aurora, IL 60504	Business Equipment & Services	First Lien Senior Secured Term Loan	SONIA + 6.25%, 10.0% Cash	1/20	1/27	1,802	1,878	1,802	(3)(7)(8)(20)
		Subordinated Senior Unsecured Term Loan	8.0% PIK	1/20	7/27	280	291	264	(3)(7)
						2,082	2,169	2,066
Apidos CLO XXIV, Series 2016-24A 712 5th Avenue, 42nd floor, New York, New York 10019	Multi-Sector Holdings	Subordinated Structured Notes	Residual Interest, current yield 22.57%	2/22	10/30	18,358	6,753	6,035	(3)(34)
						18,358	6,753	6,035

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
APOG Bidco Pty Ltd 68 Pitt Street Sydney New South Wales 2000 Australia	Healthcare	Second Lien Senior Secured Term Loan	BBSY + 7.25%, 10.9% Cash	4/22	3/30	$2,078	$2,280	$2,020	(3)(7)(8)(22)
						2,078	2,280	2,020
Aptus 1829. GmbH Wagner-Régeny-Straße 8, 12489 Berlin, Germany	Chemicals, Plastics, and Rubber	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 9.3% Cash	9/21	9/27	2,467	2,607	2,104	(3)(7)(8)(14)
		Preferred Stock (13 shares)	N/A	9/21	N/A		120	21	(3)(7)(35)(36)
		Common Stock (48 shares)	N/A	9/21	N/A		12	—	(3)(7)(35)(36)
						2,467	2,739	2,125
Apus Bidco Limited Hamilton House, Church Street, Altrincham, Greater Manchester, WA14 4DR, UK	Banking, Finance, Insurance & Real Estate	First Lien Senior Secured Term Loan	SONIA + 5.50%, 9.7% Cash	2/21	3/28	3,562	3,889	3,480	(3)(7)(8)(21)
						3,562	3,889	3,480
AQA Acquisition Holding, Inc. 450 Artisan Way 4th floor Somerville, MA 02145	High Tech Industries	Second Lien Senior Secured Term Loan	LIBOR + 7.50%, 12.5% Cash	3/21	3/29	20,000	19,578	19,400	(7)(8)(10)
						20,000	19,578	19,400
Aquavista Watersides 2 LTD Long Eaton, Nottingham NG10 3AE, United Kingdom	Transportation Services	First Lien Senior Secured Term Loan	SONIA + 6.00%, 8.9% Cash	12/21	12/28	6,233	6,451	5,923	(3)(7)(8)(21)
		Second Lien Senior Secured Term Loan	SONIA + 10.5% PIK	12/21	12/28	1,546	1,618	1,478	(3)(7)(8)(21)
						7,779	8,069	7,401
Arc Education 61/63 Rue Pierre Charron 75008 Paris France	Consumer Cyclical	First Lien Senior Secured Term Loan	EURIBOR + 5.75%, 8.8% Cash	7/22	7/29	3,129	2,797	3,033	(3)(7)(8)(13)
						3,129	2,797	3,033
Arch Global Precision LLC 2600 S Telegraph Rd Suite 180 Bloomfield Hills, MI 48302	Industrial Machinery	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.6% Cash	4/19	4/26	9,154	9,151	9,102	(7)(8)(10)
						9,154	9,151	9,102
Archimede 39, rue Bouret, 75019 Paris, France	Consumer Services	First Lien Senior Secured Term Loan	EURIBOR + 5.75%, 8.3% Cash	10/20	10/27	6,410	6,479	6,288	(3)(7)(8)(13)
						6,410	6,479	6,288
Argus Bidco Limited 9 Millars Brook, Molly Millars Lane, Wokingham, Berkshire, RG41 2AD, United Kingdom	High Tech Industries	First Lien Senior Secured Term Loan	SOFR + 6.50%, 11.3% Cash	7/22	7/29	129	126	126	(3)(7)(8)(17)
		First Lien Senior Secured Term Loan	SONIA + 6.50%, 10.7% Cash	7/22	7/29	1,643	1,519	1,582	(3)(7)(8)(20)
		First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 9.5% Cash	7/22	7/29	1,751	1,635	1,708	(3)(7)(8)(13)
		Subordinated Term Loan	10.5% PIK	7/22	7/29	547	512	535	(3)(7)
		Preferred Stock (41,560 shares)	10.0% PIK	7/22	N/A		51	53	(3)(7)(36)
		Equity Loan Notes (41,560 units)	10.0% PIK	7/22	N/A		51	53	(3)(7)(36)

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
		Common Stock (464 shares)	N/A	7/22	N/A		$$1	$—	(3)(7)(35)(36)
						$4,070	3,895	4,057
Armstrong Transport Group (Pele Buyer, LLC) 8615 Cliff Cameron Dr #200 Charlotte, NC 28269	Air Freight & Logistics	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.0% Cash	6/19	6/24	3,966	3,936	3,899	(7)(8)(10)
		First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.7% Cash	10/22	6/24	5,045	4,962	4,949	(7)(8)(18)
						9,011	8,898	8,848
ASC Communications, LLC 17 North State Street Chicago, IL 60602	Media & Entertainment	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.9% Cash	7/22	7/27	20,405	20,101	20,141	(7)(8)(16)
		Class A Units (25,718.20 units)	N/A	7/22	N/A		539	686	(7)(36)
						20,405	20,640	20,827
ASPEQ Heating Group LLC 425 Hanley Industrial Ct. St. Louis, MO 63144	Building Products, Air & Heating	First Lien Senior Secured Term Loan	SOFR + 4.25%, 9.2% Cash	11/19	11/25	8,322	8,262	8,322	(7)(8)(16)
						8,322	8,262	8,322
Astra Bidco Limited Ability House, 21 Nuffield Way, Abingdon, Oxfordshire, England, OX14 1RL	Healthcare	First Lien Senior Secured Term Loan	SONIA + 5.75%, 9.9% Cash	11/21	11/28	2,017	2,106	1,971	(3)(7)(8)(20)
						2,017	2,106	1,971
ATL II MRO Holdings Inc. 15351 South West 29th Street Miramar, FL 33027	Transportation	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.9% Cash	11/22	11/28	8,313	8,115	8,146	(7)(8)(17)
		Revolver	SOFR + 5.50%, 9.9% Cash	11/22	11/28	—	(39)	(33)	(7)(8)(17)
						8,313	8,076	8,113
Auxi International 738 rue Yves Kermen 92100 Boulogne Billancourt, France	Commercial Finance	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 8.1% Cash	12/19	12/26	1,521	1,528	1,331	(3)(7)(8)(14)
		First Lien Senior Secured Term Loan	SONIA + 7.25%, 11.4% Cash	4/21	12/26	828	902	725	(3)(7)(8)(21)
						2,349	2,430	2,056
Avance Clinical Bidco Pty Ltd 2 Ann Nelson Drive Thebarton SA 5031, Australia	Healthcare	First Lien Senior Secured Term Loan	BBSY + 4.50%, 8.3% Cash	11/21	11/27	2,365	2,421	2,292	(3)(7)(8)(24)
						2,365	2,421	2,292
Aviation Technical Services, Inc. 3121 109th Street SW Everett, WA 98204	Aerospace & Defense	Second Lien Senior Secured Term Loan	LIBOR + 2.00%, 6.8% Cash, 6.5% PIK	2/22	3/25	28,978	27,635	28,398	(7)(8)(9)(34)
						28,978	27,635	28,398
AVSC Holding Corp. 5100 North River Road, Suite 300 Schiller Park, IL 60176	Advertising	First Lien Senior Secured Term Loan	LIBOR + 3.25%, 8.0% Cash, 0.3% PIK	8/18	3/25	4,818	4,530	4,615	(8)(10)
		First Lien Senior Secured Term Loan	LIBOR + 4.50%, 9.3% Cash, 1.0% PIK	8/18	10/26	748	705	724	(8)(9)
		First Lien Senior Secured Term Loan	5.0% Cash, 10.0% PIK	11/20	10/26	5,794	5,710	6,040
						11,360	10,945	11,379
Azalea Buyer, Inc. 801 Broad Street Augusta, GA 30901	Technology	First Lien Senior Secured Term Loan	LIBOR + 5.25%, 10.1% Cash	11/21	11/27	4,548	4,460	4,487	(7)(8)(10)
		Revolver	LIBOR + 5.25%, 10.1% Cash	11/21	11/27	—	(8)	(5)	(7)(8)(10)

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
		Subordinated Term Loan	12.0% PIK	11/21	5/28	$1,474	$1,453	$1,448	(7)
		Common Stock (192,307.7 shares)	N/A	11/21	N/A		192	172	(7)(35)(36)
						6,022	6,097	6,102
Bariacum S.A 15 Rue Montmartre 75001 Paris	Consumer Products	First Lien Senior Secured Term Loan	EURIBOR + 5.00%, 7.8% Cash	11/21	11/28	6,193	6,271	6,127	(3)(7)(8)(14)
						6,193	6,271	6,127
Benify (Bennevis AB) Banérgatan 16 Box 24101	High Tech Industries	First Lien Senior Secured Term Loan	STIBOR + 5.25%, 8.5% Cash	7/19	7/26	1,065	1,162	1,065	(3)(7)(8)(27)
						1,065	1,162	1,065
Beyond Risk Management, Inc. 252 Sandstone Place, N.W. Calgary, Alberta T3K 2X6 Canada	Other Financial	First Lien Senior Secured Term Loan	LIBOR + 4.50%, 9.3% Cash	10/21	10/27	2,545	2,502	2,495	(7)(8)(9)
						2,545	2,502	2,495
Bidwax 16 rue Harald Stammbach, 59290 Wasquehal, France	Non-durable Consumer Goods	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 8.6% Cash	2/21	2/28	7,605	8,095	7,445	(3)(7)(8)(14)
						7,605	8,095	7,445
BigHand UK Bidco Limited 27 Union St, London SE1 1SD	High Tech Industries	First Lien Senior Secured Term Loan	SOFR +5.75%, 10.3% Cash	1/21	1/28	2,532	2,479	2,504	(3)(7)(8)(17)
		First Lien Senior Secured Term Loan	SONIA + 5.75%, 9.9% Cash	1/21	1/28	830	894	820	(3)(7)(8)(20)
						3,362	3,373	3,324
Biolam Group 7 rue Lamarck 80000 Amiens France	Consumer Non-cyclical	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 9.1% Cash	12/22	12/29	3,930	3,660	3,732	(3)(7)(8)(13)
						3,930	3,660	3,732
Bounteous, Inc. 4115 N. Ravenswood Avenue Chicago, IL 60613	Technology	First Lien Senior Secured Term Loan	LIBOR + 5.25%, 10.2% Cash	8/21	8/27	1,888	1,815	1,529	(7)(8)(10)
						1,888	1,815	1,529
BPG Holdings IV Corp 730 Plymouth Avenue North East Grand Rapids, MI 49505	Diversified Manufacturing	First Lien Senior Secured Term Loan	SOFR + 6.00%, 10.9% Cash	3/23	7/29	14,400	13,538	13,536	(7)(8)(17)
						14,400	13,538	13,536
Bridger Aerospace Group Holdings, LLC 90 Aviation Ln Belgrade, MT 59714	Environmental Industries	Municipal Revenue Bond	11.5% Cash	7/22	9/27	27,200	27,200	28,525
		Preferred Stock- Series C (14,618 shares)	7.0% PIK	7/22	N/A		14,460	14,854	(7)(36)
						27,200	41,660	43,379
Brightline Trains Florida LLC 161 NW 6th St STE 900	Transportation	Senior Secured Note	8.0% Cash	8/21	1/28	5,000	5,000	4,400	(7)
						5,000	5,000	4,400
Brightpay Limited 3 Shortlands, Hammersmith, London, W6 8DA	Technology	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 7.3% Cash	10/21	10/28	2,245	2,298	2,157	(3)(7)(8)(13)
						2,245	2,298	2,157

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
BrightSign LLC 983 University Ave #A, Los Gatos, CA 95032	Media & Entertainment	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.9% Cash	10/21	10/27	$4,741	$4,703	$4,701	(7)(8)(10)
		Revolver	LIBOR + 5.75%, 10.7% Cash	10/21	10/27	1,329	1,319	1,318	(7)(8)(10)
		LLC units (1,107,492.71 units)	N/A	10/21	N/A		1,107	1,517	(7)(35)(36)
						6,070	7,129	7,536
British Airways 2020-1 Class B Pass Through Trust British Airways Plc. Waterside PO Box 365 Harmondsworth, UB7 0GB United Kingdom	Airlines	Structured Secured Note - Class B	8.4% Cash	11/20	11/28	676	676	691
						676	676	691
British Engineering Services Holdco Limited Unit 718, Eddington Way, Birchwood Park, Warrington WA3 6BA, United Kingdom	Commercial Services & Supplies	First Lien Senior Secured Term Loan	SONIA + 7.00%, 10.7% Cash	12/20	12/27	14,177	15,146	13,864	(3)(7)(8)(21)
						14,177	15,146	13,864
Brook & Whittle Holding Corp. 260 Branford Rd, North Branford, CT 06471	Containers, Packaging & Glass	First Lien Senior Secured Term Loan	SOFR + 4.00%, 9.0% Cash	2/22	12/28	2,820	2,800	2,568	(8)(17)(34)
						2,820	2,800	2,568
Brown Machine Group Holdings, LLC 330 North Ross Street Beaverton, MI 48612	Industrial Equipment	First Lien Senior Secured Term Loan	LIBOR + 5.25%, 10.4% Cash	10/18	10/24	6,281	6,256	6,281	(7)(8)(10)
						6,281	6,256	6,281
Burgess Point Purchaser Corporation 330 North Ross Street Beaverton, MI 48612	Auto Parts & Equipment	Second Lien Senior Secured Term Loan	SOFR + 9.00%, 13.9% Cash	7/22	7/30	4,545	4,374	4,405	(7)(8)(16)
		LP Units (455 units)	N/A	7/22	N/A		455	478	(7)(35)(36)
						4,545	4,829	4,883
BVI Medical, Inc. 10 CityPoint, 500 Totten Pond Rd, Waltham, MA 02451	Healthcare	Second Lien Senior Secured Term Loan	EURIBOR + 9.50%, 12.5% Cash	6/22	6/26	10,079	9,425	9,778	(7)(8)(13)
						10,079	9,425	9,778
Cadent, LLC (f/k/a Cross MediaWorks) 1675 Broadway, 22nd Floor New York, NY 10019	Media & Entertainment	First Lien Senior Secured Term Loan	LIBOR + 6.25%, 11.4% Cash	9/18	9/25	6,751	6,744	6,677	(7)(8)(10)
		First Lien Senior Secured Term Loan	LIBOR + 6.50%, 11.7% Cash	7/22	9/25	11,339	11,204	11,080	(7)(8)(10)
						18,090	17,948	17,757
CAi Software, LLC 36 Thurber Blvd, Smithfield, RI 02917	Technology	First Lien Senior Secured Term Loan	LIBOR + 6.25%, 11.4% Cash	7/22	12/28	1,374	1,349	1,330	(7)(8)(10)
		First Lien Senior Secured Term Loan	LIBOR + 6.25%, 11.4% Cash	12/21	12/28	4,997	4,911	4,837	(7)(8)(10)
		Revolver	LIBOR + 6.25%, 11.4% Cash	12/21	12/28	—	(15)	(30)	(7)(8)(10)
						6,371	6,245	6,137
Canadian Orthodontic Partners Corp. 401 The West Mall Suite 301, Etobicoke, ON M9C 5J5, Canada	Healthcare	First Lien Senior Secured Term Loan	CDOR + 7.00%, 3.5% Cash, 8.5% PIK	6/21	3/26	1,561	1,732	1,403	(3)(7)(8)(26)
		Class A Equity (500,000 units)	N/A	5/22	N/A		389	—	(3)(7)(35)(36)

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
		Class C - Warrants (74,712.64 units)	N/A	5/22	N/A	$	$—	$—	(3)(7)(35)(36)
						1,561	2,121	1,403
Caribou Holding Company, LLC 2255 Carling Ave., Suite 500 Ottawa, Ontario K2B 7Z5	Technology	First Lien Senior Secured Term Loan	SOFR + 7.64%, 12.5% Cash	4/22	4/27	4,318	4,264	4,274	(3)(7)(8)(17)
		LLC Units (681,818 units)	N/A	4/22	N/A		682	655	(3)(7)(35)(36)
						4,318	4,946	4,929
Carlson Travel, Inc 701 Carlson Parkway Minnetonka, MN 55305	Business Travel Management	First Lien Senior Secured Note	8.5% Cash	11/21	11/26	6,050	5,738	4,719
		Series A Convertible Preferred (10,980 units)	15.0% PIK	1/23	N/A		955	914	(35)(36)
		Common Stock (219,504 shares)	N/A	11/21	N/A		4,194	1,838	(35)(36)
						6,050	10,887	7,471
Catawba River Limited 55 Old Broad Street London EC2M 1RX England, United Kingdom	Finance Companies	Structured - Junior Note	N/A	10/22	10/28	5,374	4,883	4,275	(3)(7)
						5,374	4,883	4,275
Centralis Finco S.a.r.l. 8-10 Avenue de la Gare, 1610 Luxembourg	Diversified Financial Services	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 7.8% Cash	5/20	4/27	1,782	1,649	1,717	(3)(7)(8)(13)
		First Lien Senior Secured Term Loan	EURIBOR + 5.75%, 7.9% Cash	5/20	4/27	440	400	430	(3)(7)(8)(13)
						2,222	2,049	2,147
Ceres Pharma NV Kortrijksesteenweg 1091 PB B 9051, Gent Belgium	Pharma-ceuticals	First Lien Senior Secured Term Loan	EURIBOR + 5.50%, 7.1% Cash	10/21	10/28	3,364	3,268	3,274	(3)(7)(8)(14)
						3,364	3,268	3,274
CGI Parent, LLC 122 E. 42nd Street, 18th Fl. New York, NY 10168	Business Equipment & Services	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.5% Cash	2/22	2/28	10,270	10,098	9,988	(7)(8)(9)
		First Lien Senior Secured Term Loan	SOFR + 4.75%, 9.7% Cash	12/22	2/28	1,382	1,342	1,344	(7)(8)(17)
		Revolver	LIBOR + 4.75%, 9.5% Cash	2/22	2/28	—	(28)	(45)	(7)(8)(9)
		Preferred Stock (551 shares)	N/A	2/22	N/A		551	1,030	(7)(35)(36)
						11,652	11,963	12,317
Cineworld Group PLC 770 Township Line Road Yardly, PA 19067	Leisure Products	Warrants (553,375 units)	N/A	7/22	N/A		102	—	(3)(35)(36)
							102	—
Classic Collision (Summit Buyer, LLC) 2329 John Glenn Dr Chamblee, Georgia, 30341	Auto Collision Repair Centers	First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.7% Cash	1/20	1/26	6,264	6,188	6,203	(7)(8)(17)
		First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.7% Cash	1/20	4/26	529	521	523	(7)(8)(17)
						6,793	6,709	6,726
CM Acquisitions Holdings Inc. 9 Lea Ave Nashville, TN 37210	Internet & Direct Marketing	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.8% Cash	5/19	5/25	18,862	18,727	18,220	(7)(8)(17)
						18,862	18,727	18,220

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
CMT Opco Holding, LLC (Concept Machine) 15625 Medina Rd Minneapolis, MN 55447	Distributors	First Lien Senior Secured Term Loan	LIBOR + 5.00%, 9.8% Cash	1/20	1/25	$4,103	$4,070	$3,951	(7)(8)(10)
		LLC Units (8,782 units)	N/A	1/20	N/A		352	104	(7)(35)(36)
						4,103	4,422	4,055
Coastal Marina Holdings, LLC 50 Immigration Street, Suite 200, Charleston, SC, 29403	Other Financial	Subordinated Term Loan	10.0% PIK	11/21	11/31	6,617	6,217	6,194	(7)
		Subordinated Term Loan	8.0% Cash	11/21	11/31	16,620	15,530	15,558	(7)
		LLC Units (2,037,735 units)	N/A	11/21	N/A		9,093	10,718	(7)(35)(36)
						23,237	30,840	32,470
Cobham Slip Rings SAS 3030 Horseshoe Dr S #300, Naples, FL 34104	Diversified Manufacturing	First Lien Senior Secured Term Loan	LIBOR + 6.25%, 11.4% Cash	11/21	11/28	1,303	1,278	1,285	(3)(7)(8)(10)
						1,303	1,278	1,285
Command Alkon (Project Potter Buyer, LLC) 1800 International Park Drive Suite 400 Birmingham, AL 35243	Software	First Lien Senior Secured Term Loan	SOFR + 7.75%, 12.6% Cash	4/20	4/27	13,569	13,295	13,346	(7)(8)(16)
		Class B Partnership Units (33,324.69 units)	N/A	4/20	N/A		—	208	(7)(35)(36)
						13,569	13,295	13,554
Compass Precision, LLC 4600 Westinghouse Blvd Charlotte, NC 28273	Aerospace & Defense	Senior Subordinated Term Loan	11.0% Cash, 1.0% PIK	4/22	4/28	379	373	371	(7)
		LLC Units (46,085.6 units)	N/A	4/22	N/A		125	164	(7)(35)(36)
						379	498	535
Comply365, LLC 655 3rd St Ste 365 Beloit, WI,53511-6272	Technology	First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.6% Cash	4/22	4/28	13,620	13,383	13,434	(7)(8)(18)
		Revolver	SOFR + 5.75%, 10.6% Cash	4/22	4/28	—	(19)	(15)	(7)(8)(18)
						13,620	13,364	13,419
Contabo Finco S.À.R.L. Straße 32a 81549 Munich Germany	Internet Software & Services	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 8.5% Cash	10/22	10/29	5,059	4,527	4,951	(3)(7)(8)(13)
						5,059	4,527	4,951
Core Scientific, Inc. 210 Barton Springs Road Suite 300. Austin, Texas 78704	Technology	First Lien Senior Secured Term Loan	13.0% Cash	3/22	3/25	29,647	29,619	15,031	(7)(32)
		Common Stock (91,504 shares)	N/A	9/22	N/A		296	28	(35)(36)
						29,647	29,915	15,059
Coyo Uprising GmbH Gasstr 6a 22761 Hamburg, Germany	Technology	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 9.3% Cash, 3.5% PIK	9/21	9/28	4,524	4,714	4,457	(3)(7)(8)(14)
		Class A Units (440 units)	N/A	9/21	N/A		205	202	(3)(7)(35)(36)
		Class B Units (191 units)	N/A	9/21	N/A		446	514	(3)(7)(35)(36)
						4,524	5,365	5,173

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
CSL DualCom Salamander Quay West Park Lane Harefield, UB9 6NZ United Kingdom	Tele-communications	First Lien Senior Secured Term Loan	SONIA + 5.50%, 9.7% Cash	9/20	9/27	$1,990	$1,907	$1,980	(3)(7)(8)(19)
						1,990	1,907	1,980
CT Technologies Intermediate Holdings, Inc. 120 Bluegrass Valley Pkwy Alpharetta, GA, 30005-2204	Healthcare	First Lien Senior Secured Term Loan	LIBOR + 4.25%, 9.1% Cash	2/22	12/25	4,925	4,917	4,676	(8)(9)(34)
						4,925	4,917	4,676
Custom Alloy Corporation 3 Washington Avenue High Bridge, NJ 08829	Manufacturer of Pipe Fittings & Forgings	Revolver	15.0% PIK	12/20	4/23	5,320	4,222	80	(7)(32)(33)
		Second Lien Loan	15.0% PIK	12/20	4/23	56,259	42,162	844	(7)(32)(33)
						61,579	46,384	924
CVL 3 ZA des Plattes 1 Chemin des Plattes Vourles, 69390 France	Capital Equipment	First Lien Senior Secured Term Loan	EURIBOR + 5.50%, 8.3% Cash	12/21	12/28	923	939	909	(3)(7)(8)(13)
		First Lien Senior Secured Term Loan	SOFR + 5.50%, 10.5% Cash	12/21	12/28	1,142	1,118	1,124	(3)(7)(8)(17)
						2,065	2,057	2,033
CW Group Holdings, LLC 888 Boylston Street Boston, MA 02199	High Tech Industries	First Lien Senior Secured Term Loan	LIBOR + 6.00%, 10.9% Cash	1/21	1/27	2,782	2,739	2,765	(7)(8)(9)
		LLC Units (161,290.32 units)	N/A	1/21	N/A		161	243	(7)(35)(36)
						2,782	2,900	3,008
DataOnline Corp. 210 South St. New Providence,NJ 07974	High Tech Industries	First Lien Senior Secured Term Loan	LIBOR + 6.25%, 10.9% Cash	2/22	11/25	14,513	14,513	14,222	(7)(8)(10)(34)
		Revolver	LIBOR + 6.25%, 10.9% Cash	2/22	11/25	2,143	2,143	2,100	(7)(8)(10)(34)
						16,656	16,656	16,322
DataServ Integrations, LLC 31280 Viking Parkway Westlake, OH 44145	Technology	First Lien Senior Secured Term Loan	SOFR + 6.00%, 10.8% Cash	11/22	11/28	1,913	1,873	1,876	(7)(8)(17)
		Revolver	SOFR + 6.00%, 10.8% Cash	11/22	11/28		(10)	(9)	(7)(8)(17)
		Partnership Units (96,153.85 units)	N/A	11/22	N/A		96	100	(7)(35)(36)
						1,913	1,959	1,967
DecksDirect, LLC 5400 Nathan Ln N, Minneapolis	Building Materials	First Lien Senior Secured Term Loan	LIBOR + 6.00%, 10.9% Cash	12/21	12/26	682	671	674	(7)(8)(9)
		Revolver	LIBOR + 6.00%, 10.9% Cash	12/21	12/26	—	(3)	(3)	(7)(8)(9)
		Common Stock (1,280.8 shares)	N/A	12/21	N/A		55	51	(7)(35)(36)
						682	723	722
DISA Holdings Corp. 10900 Corporate Centre Drive Suite 250 Houston, TX 77041	Other Industrial	First Lien Senior Secured Term Loan	SOFR + 5.50%, 10.2% Cash	11/22	9/28	5,691	5,491	5,507	(7)(8)(16)
		Revolver	SOFR + 5.50%, 10.2% Cash	11/22	9/28	—	(12)	(11)	(7)(8)(16)
						5,691	5,479	5,496

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Distinct Holdings, Inc. 37 Market St Kenilworth, NJ 07033	Systems Software	First Lien Senior Secured Term Loan	SOFR + 6.50%, 11.3% Cash, 1.50% PIK	4/19	12/23	$6,906	$6,891	$6,609	(7)(8)(17)
						6,906	6,891	6,609
Dragon Bidco Spaces Le Belvedere, 1-7 Cours Valmy, 92800 Puteaux, France	Technology	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 9.4% Cash	4/21	4/28	2,607	2,830	2,565	(3)(7)(8)(14)
		First Lien Senior Secured Term Loan	EURIBOR + 6.75%, 9.7% Cash	4/21	4/28	1,195	1,171	1,176	(3)(7)(8)(14)
						3,802	4,001	3,741
DreamStart Bidco SAS (d/b/a SmartTrade) Immeuble Apogée, 13530, 500 Avenue Galilée 13290 Aix-en-Provence, France	Diversified Financial Services	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 8.3% Cash	3/20	3/27	2,310	2,317	2,310	(3)(7)(8)(13)
						2,310	2,317	2,310
Dryden 43 Senior Loan Fund, Series 2016-43A PO Box 1093. Queensgate House; City, Grand Cayman	Multi-Sector Holdings	Subordinated Structured Notes	Residual Interest, current yield 10.3%	2/22	4/34	3,620	2,305	1,859	(3)(34)
						3,620	2,305	1,859
Dryden 49 Senior Loan Fund, Series 2017-49A PO Box 1093. Queensgate House ; City, Grand Cayman	Multi-Sector Holdings	Subordinated Structured Notes	Residual Interest, current yield 9.9%	2/22	7/30	17,233	6,541	3,789	(3)(34)
						17,233	6,541	3,789
Dune Group 158 Rue de l’Église - BP 15F-62180 Rang-du-Fliers, France	Health Care Equipment	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 9.0% Cash	9/21	9/28	126	110	100	(3)(7)(8)(13)
		First Lien Senior Secured Term Loan	LIBOR + 6.00%, 11.2% Cash	9/21	9/28	1,230	1,213	1,190	(3)(7)(8)(10)
						1,356	1,323	1,290
Dunlipharder B.V. Herikerbergweg 88, Amsterdam, 1101CM, NL	Technology	First Lien Senior Secured Term Loan	SOFR + 6.50%, 11.2% Cash	6/22	6/28	1,000	987	989	(3)(7)(8)(17)
						1,000	987	989
Dwyer Instruments, Inc. 102 Indiana Hwy. 212 Michigan City, IN 46360	Electric	First Lien Senior Secured Term Loan	SOFR + 6.00%, 11.2% Cash	7/21	7/27	25,738	25,222	25,274	(7)(8)(10)
						25,738	25,222	25,274
Echo Global Logistics, Inc. 600 W Chicago Ave #725, Chicago, IL 60654	Air Transportation	Second Lien Senior Secured Term Loan	LIBOR + 7.00%, 11.9% Cash	11/21	11/29	9,469	9,324	9,289	(7)(8)(9)
		Partnership Equity (530.92 units)	N/A	11/21	N/A		531	649	(7)(35)(36)
						9,469	9,855	9,938
EFC International 1940 Craigshire Saint Louis, MO 63146-4008	Automotive	Senior Unsecured Term Loan	11.0% Cash, 2.5% PIK	3/23	5/28	769	746	746	(7)
		Common Stock (163.83 shares)	N/A	3/23	N/A		231	231	(7)(35)(36)
						769	977	977
Ellkay, LLC 200 Riverfront Blvd, Elmwood Park, NJ 07407	Healthcare and Pharmaceuticals	First Lien Senior Secured Term Loan	LIBOR + 6.25%, 11.4% Cash	9/21	9/27	4,925	4,848	4,877	(7)(8)(10)
						4,925	4,848	4,877
EMI Porta Holdco LLC 250 Hamilton Rd, Arlington Heights, IL 60005	Diversified Manufacturing	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 11.1% Cash	12/21	12/27	12,612	12,256	11,955	(7)(8)(10)
		Revolver	LIBOR + 5.75%, 11.1% Cash	12/21	12/27	1,875	1,828	1,786	(7)(8)(10)
						14,487	14,084	13,741

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Entact Environmental Services, Inc. 1 E. Oak Hill Drive, Suite 102, Westmont, IL 60559	Environmental Industries	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.9% Cash	2/21	12/25	$5,511	$5,478	$5,498	(7)(8)(10)
						5,511	5,478	5,498
EPS NASS Parent, Inc. 15 Millpark Ct. Maryland Heights, MO 63043	Electrical Components & Equipment	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.9% Cash	4/21	4/28	6,063	5,966	6,019	(7)(8)(10)
						6,063	5,966	6,019
eShipping, LLC 10812 NW Highway 45 Parkville, MO 64152	Transportation Services	First Lien Senior Secured Term Loan	LIBOR + 5.00%, 9.8% Cash	11/21	11/27	3,142	3,066	3,151	(7)(8)(9)
		Revolver	LIBOR + 5.00%, 9.8% Cash	11/21	11/27	—	(23)	—	(7)(8)(9)
						3,142	3,043	3,151
Eurofins Digital Testing International LUX Holding SARL Corda Campus Kempische Steenweg 303 3500 Hasselt Belgium	Technology	First Lien Senior Secured Term Loan	EURIBOR + 6.75%, 9.7% Cash	12/22	12/29	1,507	1,348	1,390	(3)(7)(8)(13)
		First Lien Senior Secured Term Loan	SOFR + 7.00%, 12.1% Cash	12/22	12/29	766	746	748	(3)(7)(8)(17)
		First Lien Senior Secured Term Loan	SONIA + 6.75%, 10.8% Cash	12/22	12/29	2,231	2,159	2,176	(3)(7)(8)(20)
		Second Lien Senior Secured Term Loan	11.5% PIK	12/22	12/30	556	525	542	(3)(7)
						5,060	4,778	4,856
Events Software BidCo Pty Ltd Melbourne, VIC 3000, Australia	Technology	First Lien Senior Secured Term Loan	BBSY + 6.50%, 10.3% Cash	3/22	3/28	1,716	1,856	1,523	(3)(7)(8)(24)
						1,716	1,856	1,523
Express Wash Acquisition Company, LLC 5821 Fairview Road Charlotte, North Carolina 28209	Consumer Cyclical	First Lien Senior Secured Term Loan	SOFR + 6.50%, 11.4% Cash	7/22	7/28	7,209	7,079	6,813	(7)(8)(16)
		Revolver	SOFR + 6.50%, 11.4% Cash	7/22	7/28	141	136	127	(7)(8)(16)
						7,350	7,215	6,940
F24 (Stairway BidCo Gmbh) Hackenstrasse 7b Munich, 80331 Germany	Software Services	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 9.0% Cash	8/20	8/27	1,705	1,814	1,657	(3)(7)(8)(13)
						1,705	1,814	1,657
Faraday 19 avenue de l’Opéra, 75001 Paris	Healthcare	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 9.6% Cash	1/23	1/30	1,655	1,585	1,583	(3)(7)(8)(13)
						1,655	1,585	1,583
Ferrellgas L.P. One Liberty Plaza Liberty, MO 64068	Oil & Gas Equipment & Services	Opco Preferred Units (2,886 units)	N/A	3/21	N/A		2,799	2,597	(7)(36)
							2,799	2,597
Fineline Technologies, Inc. 3145 Medlock Bridge Road, Norcross, GA 30071	Consumer Services	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.9% Cash	2/21	2/28	1,286	1,271	1,267	(7)(8)(10)
						1,286	1,271	1,267
Finexvet 5 rue parc en seine, Tourville-la- Rivière, France	Consumer Cyclical	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 9.5% Cash	3/22	3/29	2,444	2,381	2,383	(3)(7)(8)(14)
						2,444	2,381	2,383

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
FinThrive Software Intermediate Holdings Inc. 200 North Point Center East Suite 400, Alpharetta, GA 30022	Business Equipment & Services	Preferred Stock (6,582.7 shares)	11.0% PIK	3/22	N/A		$$7,892	$6,686	(7)(36)
							7,892	6,686
FitzMark Buyer, LLC 950 Dorman St Indianapolis, IN 46202	Cargo & Transportation	First Lien Senior Secured Term Loan	LIBOR + 4.50%, 9.5% Cash	12/20	12/26	4,205	4,149	4,154	(7)(8)(10)
						4,205	4,149	4,154
Five Star Holding LLC 9690 W Wingfoot Rd, Houston, TX 77041	Packaging	Second Lien Senior Secured Term Loan	SOFR + 7.25%, 12.4% Cash	5/22	5/30	13,692	13,441	13,501	(7)(8)(17)
		LLC Units (966.99 units)	N/A	5/22	N/A		967	962	(7)(35)(36)
						13,692	14,408	14,463
Flexential Issuer, LLC 600 Forest Point Circle, Suite 100 Charlotte, NC 28273	Information Technology	Structured Secured Note - Class C	6.9% Cash	11/21	11/51	16,000	14,845	13,380
						16,000	14,845	13,380
Flywheel Re Segregated Portfolio 2022-4 123 West Nye Lane Suite 455 Carson City, NV 89706	Investment Funds	Preferred Stock (1,921,648 shares)	N/A	8/22	N/A		1,922	1,941	(3)(7)(35)(36)
							1,922	1,941
Footco 40 Limited 100 Wood Street, London EC2V 7AN	Media & Entertainment	First Lien Senior Secured Term Loan	SONIA + 5.75%, 10.4% Cash	4/22	4/29	1,759	1,792	1,694	(3)(7)(8)(20)
						1,759	1,792	1,694
Fortis Payment Systems, LLC 43155 Main Street Suite 2310-C Novi, MI 48375	Other Financial	First Lien Senior Secured Term Loan	SOFR + 5.25%, 10.2% Cash	10/22	2/26	1,571	1,518	1,517	(7)(8)(16)
						1,571	1,518	1,517
FragilePak LLC 2270 Corporate Circle, Ste. 220 Henderson, NV 89074	Transportation Services	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.9% Cash	5/21	5/27	4,626	4,487	4,626	(7)(8)(10)
		Partnership Units (937.5 units)	N/A	5/21	N/A		938	1,179	(7)(35)(36)
						4,626	5,425	5,805
Front Line Power Construction LLC 4202 Chance Ln, Rosharon, TX 77583	Construction Machinery	First Lien Senior Secured Term Loan	LIBOR + 12.50%, 17.4% Cash	11/21	11/28	4,370	4,053	4,828	(7)(8)(10)
		Common Stock (192,000 shares)	N/A	11/21	N/A		370	117	(35)(36)
						4,370	4,423	4,945
FSS Buyer LLC 1340 Ridgeview Drive McHenry, IL 60050	Technology	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.6% Cash	8/21	8/28	6,826	6,716	6,761	(7)(8)(9)
		LP Interest (1,160.9 units)	N/A	8/21	N/A		12	18	(7)(35)(36)
		LP Units (5,104.3 units)	N/A	8/21	N/A		51	77	(7)(35)(36)
						6,826	6,779	6,856

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
GB Eagle Buyer, Inc. PO Box 6189 Stockton, CA 95206	Capital Goods	First Lien Senior Secured Term Loan	SOFR + 6.50%, 11.2% Cash	12/22	11/28	$16,732	$16,251	$16,257	(7)(8)(17)
		Revolver	SOFR + 6.50%, 11.2% Cash	12/22	11/28	—	(73)	(73)	(7)(8)(17)
		Partnership Units (687 units)	N/A	12/22	N/A		687	686	(7)(35)(36)
						16,732	16,865	16,870
Global Academic Group Limited 100 Symonds St Grafton, Auckland 1010 New Zealand	Industrial Other	First Lien Senior Secured Term Loan	BBSY + 6.00%, 9.4% Cash	7/22	7/27	2,471	2,505	2,414	(3)(7)(8)(23)
		First Lien Senior Secured Term Loan	BKBM + 6.00%, 10.2% Cash	7/22	7/27	4,318	4,208	4,208	(3)(7)(8)(28)
						6,789	6,713	6,622
GPNZ II GmbH Leopoldstraße 62, 80802 München, Germany	Healthcare	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 7.9% Cash, 1.00% PIK	6/22	6/29	468	445	426	(3)(7)(8)(12)
						468	445	426
Greenhill II BV 78 Evolis Kortrijk, Flanders, 8500 Belgium	Technology	First Lien Senior Secured Term Loan	EURIBOR + 5.75%, 8.4% Cash	7/22	7/29	752	672	731	(3)(7)(8)(13)
						752	672	731
Groupe Product Life 40 Boulevard Henri Sellier 92150 Suresnes France	Consumer Non-cyclical	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 9.3% Cash	10/22	10/29	636	554	613	(3)(7)(8)(13)
						636	554	613
Gulf Finance, LLC 200 Clarendon Street, 55th floor Boston, MA 02117	Oil & Gas Exploration & Production	First Lien Senior Secured Term Loan	SOFR + 6.75%, 11.6% Cash	11/21	8/26	821	790	795	(8)(16)
						821	790	795
Gusto Aus BidCo Pty Ltd. Level 10 12 Help Street Chatswood, New South Wales 2067 Australia	Consumer Non-Cyclical	First Lien Senior Secured Term Loan	BBSY + 6.50%, 10.2% Cash	10/22	10/28	2,181	2,018	2,119	(3)(7)(8)(24)
						2,181	2,018	2,119
HeartHealth Bidco Pty Ltd OptiHeart, Level 2, 50 New Street Ringwood VIC 3134 Australia	Healthcare	First Lien Senior Secured Term Loan	BBSY + 4.75%, 8.5% Cash	9/22	9/28	619	570	593	(3)(7)(8)(23)
						619	570	593
Heartland Veterinary Partners, LLC 10 South LaSalle, Suite 2120, Chicago, IL 60603	Healthcare	Subordinated Term Loan	11.0% PIK	11/21	11/23	1,189	1,162	1,170	(7)
		Subordinated Term Loan	11.0% PIK	11/21	12/28	9,960	9,776	9,825	(7)
						11,149	10,938	10,995
Heartland, LLC 1200 Main St, 42nd Floor Kansas City, MO 64105	Business Services	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.9% Cash	8/19	8/25	13,897	13,835	13,740	(7)(8)(10)
						13,897	13,835	13,740

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Heavy Construction Systems Specialists, LLC 13151 W Airport Blvd, Sugar Land, TX 77478	Technology	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.1% Cash	11/21	11/27	$7,368	$7,250	$7,288	(7)(8)(9)
		Revolver	LIBOR + 5.75%, 10.1% Cash	11/21	11/27	—	(41)	(29)	(7)(8)(9)
						7,368	7,209	7,259
Heilbron (f/k/a Sucsez (Bolt Bidco B.V.))	Insurance	First Lien Senior Secured Term Loan	EURIBOR + 5.00%, 7.7% Cash	9/19	9/26	3,290	3,676	3,235	(3)(7)(8)(13)
						3,290	3,676	3,235
HEKA Invest 46 rue du Ressort Cedex 9 63967 Clermont Ferrand France	Technology	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 9.5% Cash	10/22	10/29	5,089	4,465	4,957	(3)(7)(8)(13)
						5,089	4,465	4,957
Holland Acquisition Corp. 309 W 7th St Ste 300 Fort Worth, TX 76102-6902	Energy: Oil & Gas	First Lien Senior Secured Term Loan	LIBOR + 9.00%	2/22	11/22	3,754	—	—	(7)(8)(11) (32)(34)
						3,754	—	—
Home Care Assistance, LLC 2001 Van Ness Ave San Francisco, CA 94109	Healthcare & Pharmaceuticals	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.9% Cash	3/21	3/27	3,773	3,720	3,460	(7)(8)(16)
						3,773	3,720	3,460
Honour Lane Logistics Holdings Limited 8 Yeung Uk Rd, Tsuen Wan, Tsuen Wan, China	Transportation Services	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.5% Cash	4/22	11/28	8,000	7,790	7,834	(3)(7)(8)(18)
						8,000	7,790	7,834
HTI Technology & Industries 315 Tech Park Drive, Suite 100 LaVergne, TN 37086	Electronic Component Manufacturing	First Lien Senior Secured Term Loan	SOFR + 8.50%, 13.6% Cash	7/22	7/25	11,514	11,353	11,107	(7)(8)(18)
		Revolver	SOFR + 8.50%, 13.6% Cash	7/22	7/25	—	(16)	(41)	(7)(8)(18)
						11,514	11,337	11,066
HW Holdco, LLC (Hanley Wood LLC) 1152 15th St. NW, Suite 750 Washington, DC 20005	Advertising	First Lien Senior Secured Term Loan	LIBOR + 5.00%, 10.2% Cash	12/18	12/24	5,330	5,279	5,263	(7)(8)(10)
		First Lien Senior Secured Term Loan	LIBOR + 5.00%, 9.8% Cash	12/18	12/24	5,867	5,797	5,800	(7)(8)(9)
						11,197	11,076	11,063
Hygie 31 Holding 8 rue Saint Augustin 75002 Paris France	Pharma-ceuticals	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 7.4% Cash	9/22	9/29	1,738	1,500	1,699	(3)(7)(8)(15)
						1,738	1,500	1,699
IM Analytics Holding, LLC (d/b/a NVT) 17 Mandeville Court Monterey, CA 93940	Electronic Instruments & Components	First Lien Senior Secured Term Loan	LIBOR + 6.50%, 11.5% Cash	11/19	11/23	3,388	3,381	3,333	(7)(8)(9)
		Warrants (68,950 units)	N/A	11/19	11/26		—	—	(7)(35)(36)
						3,388	3,381	3,333

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
IM Square 5 rue Royale 75008 Paris France	Banking, Finance, Insurance & Real Estate	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 8.5% Cash	5/21	4/28	$2,716	$2,940	$2,649	(3)(7)(8)(13)
						2,716	2,940	2,649
Infoniqa Holdings GmbH Dragonerstraße 67 Wels, Oberösterreich, 4600 Austria	Technology	First Lien Senior Secured Term Loan	EURIBOR + 5.00%, 8.2% Cash	11/21	11/28	2,855	2,904	2,812	(3)(7)(8)(14)
						2,855	2,904	2,812
Innovad Group II BV Postbaan 69, 2910 Essen, Belgium	Beverage, Food & Tobacco	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 9.3% Cash	4/21	4/28	6,435	6,797	5,648	(3)(7)(8)(14)
						6,435	6,797	5,648
Innovative XCessories & Services, LLC 1862 Sparkman Drive Northwest Huntsville, AL 35816	Automotive	First Lien Senior Secured Term Loan	SOFR + 4.25%, 9.5% Cash	2/22	3/27	2,908	2,854	2,386	(8)(18)(34)
						2,908	2,854	2,386
INOS 19-090 GmbH Edelzeller Strasse 51, 36043 Fulda, Germany	Aerospace & Defense	First Lien Senior Secured Term Loan	EURIBOR + 5.40%, 8.1% Cash	12/20	12/27	5,036	5,520	5,036	(3)(7)(8)(13)
						5,036	5,520	5,036
Interstellar Group B.V. Hullenbergweg 250 1101 BV Amsterdam, Netherlands	Technology	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 8.3% Cash	8/22	8/29	1,308	1,193	1,276	(3)(7)(8)(13)
						1,308	1,193	1,276
Iqor US Inc. 200 Central Avenue Street 7th Floor St Petersburg, FL 33701	Services: Business	First Lien Senior Secured Term Loan	LIBOR + 7.50%, 12.3% Cash	2/22	11/24	2,676	2,704	2,654	(8)(9)(34)
						2,676	2,704	2,654
Isagenix International, LLC 155 E. Rivulon Blvd., Suite 104, Gilbert, AZ 85297	Wholesale	First Lien Senior Secured Term Loan	LIBOR + 5.75%	2/22	6/25	1,579	1,160	509	(8)(10)(32)(34)
						1,579	1,160	509
Isolstar Holding NV (IPCOM) Brusselsesteenweg 94 - bus 201 B-9090 Melle, Belgium	Trading Companies & Distributors	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 8.8% Cash	10/22	10/29	4,665	4,048	4,539	(3)(7)(8)(12)
						4,665	4,048	4,539
ITI Intermodal, Inc. 20012 W. South Arsenal Road, Wilmington, IL, 60481	Transportation Services	First Lien Senior Secured Term Loan	SOFR + 6.50%, 11.5% Cash	12/21	12/27	8,860	8,478	8,467	(7)(8)(17)
		Revolver	SOFR + 6.50%, 11.5% Cash	12/21	12/27	22	(3)	(4)	(7)(8)(17)
		Common Stock (1,433.37 shares)	N/A	1/22	N/A		750	750	(7)(35)(36)
						8,882	9,225	9,213
Ivanti Software, Inc. 10377 S Jordan Gateway #110 South Jordan, UT 84095	High Tech Industries	Second Lien Senior Secured Term Loan	LIBOR + 7.25%, 12.2% Cash	2/22	12/28	6,000	5,989	3,528	(8)(10)(34)
						6,000	5,989	3,528

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Jade Bidco Limited (Jane’s) Sentinel House, 163 Brighton Road Coulsdon, Surrey, CR5 2YH, United Kingdom	Aerospace & Defense	First Lien Senior Secured Term Loan	EURIBOR + 5.50%, 7.9% Cash	11/19	2/29	$4,156	$4,085	$4,089	(3)(7)(8)(14)
		First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.3% Cash	11/19	2/29	6,714	6,581	6,606	(3)(7)(8)(18)
						10,870	10,666	10,695
Jedson Engineering, Inc. One Centennial Plaza 705 Central Avenue Cincinnati, OH 45202	Engineering & Construction Management	First Lien Loan	12.0% Cash	12/20	6/23	2,650	2,650	2,650	(7)(33)
						2,650	2,650	2,650
JetBlue 2019-1 Class B Pass Through Trust 27-01 Queens Plaza North Long Island City, NY 11101	Airlines	Structured Secured Note - Class B	8.0% Cash	8/20	11/27	3,609	3,609	3,608
						3,609	3,609	3,608
JF Acquisition, LLC 100 Perimeter Park Drive Suite H Morrisville, NC 27560	Automotive	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.3% Cash	5/21	7/24	3,808	3,733	3,610	(7)(8)(9)
						3,808	3,733	3,610
Jon Bidco Limited Level 34, 48 Shortland Street, Auckland 1010 NZ	Healthcare	First Lien Senior Secured Term Loan	BKBM + 4.75%, 10.0% Cash	3/22	3/27	3,541	3,819	3,451	(3)(7)(8)(28)
						3,541	3,819	3,451
Jones Fish Hatcheries & Distributors LLC 3433 Church St. Cincinnati, OH 45244	Consumer Products	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.5% Cash	2/22	2/28	2,785	2,738	2,680	(7)(8)(10)
		First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.6% Cash	3/23	2/28	696	675	675	(7)(8)(18)
		Revolver	LIBOR + 5.50%, 10.5% Cash	2/22	2/28	—	(7)	(16)	(7)(8)(10)
		LLC Units (974.68 units)	N/A	2/22	N/A		97	162	(7)(35)(36)
						3,481	3,503	3,501
Kano Laboratories LLC 1000 E Thompson Ln Nashville, TN 37211	Chemicals, Plastics & Rubber	First Lien Senior Secured Term Loan	LIBOR + 5.00%, 10.1% Cash	11/20	11/26	5,637	5,527	5,545	(7)(8)(11)
		Partnership Equity (203.2 units)	N/A	11/20	N/A		203	191	(7)(35)(36)
						5,637	5,730	5,736
Kene Acquisition, Inc. (En Engineering) 28100 Torch Parkway, Suite 400 Warrenville, Illinois 60555	Oil & Gas Equipment & Services	First Lien Senior Secured Term Loan	LIBOR + 4.25%, 9.4% Cash	8/19	8/26	7,132	7,058	7,021	(7)(8)(10)
						7,132	7,058	7,021
Kid Distro Holdings, LLC 34 3rd Ave Ste 183 New York, NY 10003	Media & Entertainment	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.9% Cash	10/21	10/27	9,209	9,064	9,117	(7)(8)(10)
		LLC Units (637,677.11 units)	N/A	10/21	N/A		638	599	(7)(35)(36)
						9,209	9,702	9,716

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Kona Buyer, LLC 201 W. Saint John St. Spartanburg, SC 29306	High Tech Industries	First Lien Senior Secured Term Loan	SOFR + 4.75%, 9.6% Cash	12/20	12/27	$8,689	$8,547	$8,561	(7)(8)(17)
						8,689	8,547	8,561
Lambir Bidco Limited Unit 4 EXT Second Avenue, Cookstown Industrial Estate, Tallaght, Dublin 24, Ireland	Healthcare	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 9.3% Cash	12/21	12/28	4,793	4,800	4,562	(3)(7)(8)(13)
		Second Lien Senior Secured Term Loan	12.0% PIK	12/21	6/29	1,524	1,534	1,414	(3)(7)
						6,317	6,334	5,976
Lattice Group Holdings Bidco Limited 76 Watling Street London, EC4M 9BJ United Kingdom	Technology	First Lien Senior Secured Term Loan	SOFR + 5.75%, 9.9% Cash	5/22	5/29	709	688	674	(3)(7)(8)(17)
		Revolver	SOFR + 5.75%, 10.1% Cash	5/22	11/28	35	35	34	(3)(7)(8)(17)
						744	723	708
LeadsOnline, LLC 15660 Dallas Pkwy # 800, Dallas, TX 75248	Business Equipment & Services	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.5% Cash	2/22	2/28	10,250	10,100	10,139	(7)(8)(10)
		Revolver	LIBOR + 4.75%, 9.5% Cash	2/22	2/28	—	(37)	(28)	(7)(8)(10)
		LLC Units (52,493.44 units)	N/A	2/22	N/A		52	72	(7)(36)
						10,250	10,115	10,183
Learfield Communications, LLC 2400 Dallas Parkway, Suite 500 Plano, TX 75093	Broadcasting	First Lien Senior Secured Term Loan	LIBOR + 3.25%, 8.1% Cash	8/20	12/23	134	94	93	(8)(9)
		First Lien Senior Secured Term Loan	3.0% Cash, LIBOR + 10.0% PIK	8/20	12/23	9,228	9,211	8,305	(10)
						9,362	9,305	8,398
Legal Solutions Holdings 955 Overland Ct Ste 200 San Dimas, CA, 91773-1747	Business Services	Senior Subordinated Loan	16.0% PIK	12/20	3/23	12,319	10,129	39	(7)(32)(33)
						12,319	10,129	39
Liberty Steel Holdings USA Inc. 40 Grosvenor Place London SW1X 7GG United Kingdom	Industrial Other	Revolver	SOFR + 4.50%, 9.3% Cash	4/22	4/25	20,000	19,864	19,863	(7)(8)(17)
						20,000	19,864	19,863
Lifestyle Intermediate II, LLC 6955 Mowry Ave, Newark, CA 94560	Consumer Goods: Durable	First Lien Senior Secured Term Loan	LIBOR + 7.00%, 12.2% Cash	2/22	1/26	3,174	3,174	2,958	(7)(8)(10)(34)
		Revolver	LIBOR + 7.00%, 12.2% Cash	2/22	1/26	—	—	(170)	(7)(8)(10)(34)
						3,174	3,174	2,788
LivTech Purchaser, Inc. 2035 Lakeside Centre Way, Suite 200 Knoxville, TN 37922	Business Services	First Lien Senior Secured Term Loan	LIBOR + 5.00%, 9.9% Cash	1/21	12/25	862	856	848	(7)(8)(10)
						862	856	848
LogMeIn, Inc. 320 Summer St Boston, MA 02210	High Tech Industries	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.6% Cash	2/22	8/27	1,960	1,942	1,109	(8)(9)(34)
						1,960	1,942	1,109

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Long Term Care Group, Inc. 11000 Prairie Lakes Dr Ste 600 Eden Prairie, MN, 55344-3887	Healthcare	First Lien Senior Secured Term Loan	LIBOR + 6.00%, 11.2% Cash	4/22	9/27	$8,001	$7,864	$6,505	(7)(8)(9)
						8,001	7,864	6,505
Magnetite XIX, Limited Queensgate House South Church Street George Town KY1-1104 Cayman Islands	Multi-Sector Holdings	Subordinated Notes	LIBOR + 8.77%, 13.6% Cash	2/22	4/34	5,250	5,107	4,453	(3)(10)(34)
		Subordinated Structured Notes	Residual Interest, current yield 11.12%	2/22	4/34	13,730	9,391	8,301	(3)(34)
						18,980	14,498	12,754
Marmoutier Holding B.V. Schipholweg 66 5e etage 2316 XE, Leiden, Zuid-Holland Netherlands	Consumer Products	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 8.8% Cash	12/21	12/28	2,220	2,221	1,913	(3)(7)(8)(14)
		Revolver	EURIBOR + 5.00%, 7.8% Cash	12/21	6/27	46	42	25	(3)(7)(8)(13)
						2,266	2,263	1,938
Marshall Excelsior Co. 1506 George Brown Dr, Marshall, MI 49068	Capital Goods	First Lien Senior Secured Term Loan	SOFR + 5.50%, 10.5% Cash	2/22	2/28	10,890	10,739	10,756	(7)(8)(17)
		Revolver	Prime + 5.50%, 13.5% Cash	2/22	2/28	1,598	1,574	1,577	(7)(8)(31)
						12,488	12,313	12,333
MC Group Ventures Corporation 8959 Tyler Boulevard Mentor, OH 44060	Business Services	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.3% Cash	7/21	6/27	4,160	4,089	4,121	(7)(8)(10)
		Partnership Units (746.66 units)	N/A	6/21	N/A		747	906	(7)(35)(36)
						4,160	4,836	5,027
Media Recovery, Inc. (SpotSee) 5501 Lyndon B Johnson Freeway, Suite 350 Dallas, TX 75240	Containers, Packaging & Glass	First Lien Senior Secured Term Loan	SOFR + 6.00%, 10.4% Cash	11/19	11/25	2,896	2,868	2,896	(7)(8)(17)
		First Lien Senior Secured Term Loan	SONIA + 6.00%, 10.2% Cash	12/20	11/25	4,002	4,260	4,002	(7)(8)(19)
						6,898	7,128	6,898
Median B.V. Franklinstr. 28-29 10587 Berlin, Germany	Healthcare	First Lien Senior Secured Term Loan	SONIA + 6.00%, 9.4% Cash	2/22	10/27	9,212	9,809	7,666	(3)(8)(21)
						9,212	9,809	7,666
Medical Solutions Parent Holdings, Inc. 1010 N 102nd St Ste 300, Omaha, NE 68114	Healthcare	Second Lien Senior Secured Term Loan	SOFR + 7.00%, 12.0% Cash	11/21	11/29	4,421	4,383	4,001	(8)(17)
						4,421	4,383	4,001

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Mercell Holding AS Askekroken 11 0277 Oslo, Norway	Technology	First Lien Senior Secured Term Loan	NIBOR + 6.00%, 9.0% Cash	8/22	8/29	$2,999	$3,129	$2,925	(3)(7)(8)(30)
		Class A Units (114.4 units)	N/A	8/22	N/A		111	115	(3)(7)(35)(36)
		Class B Units (28,943.8 units)	N/A	8/22	N/A		—	54	(3)(7)(35)(36)
						2,999	3,240	3,094
MNS Buyer, Inc. 201 N. Calle Cesar Chavez, Suite 300 Santa Barbara, CA 93103	Construction and Building	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.5% Cash	8/21	8/27	909	895	792	(7)(8)(9)
		Partnership Units (76.92 units)	N/A	8/21	N/A		77	25	(7)(35)(36)
						909	972	817
Modern Star Holdings Bidco Pty Limited. 122-126 Old Pittwater Road Level 1 Brookvale, NSW 2100 Australia	Non-durable Consumer Goods	First Lien Senior Secured Term Loan	BBSY + 6.25%, 9.7% Cash	12/20	12/26	7,709	8,334	7,586	(3)(7)(8)(22)
						7,709	8,334	7,586
Murphy Midco Limited 38-42 Brunswick Street West, Hove, England, BN3 1EL	Media, Diversified & Production	First Lien Senior Secured Term Loan	SONIA + 5.00%, 8.2% Cash	11/20	11/27	1,258	1,316	1,224	(3)(7)(8)(21)
						1,258	1,316	1,224
Music Reports, Inc. 21122 Erwin Street Woodland Hills, CA 91367	Media & Entertainment	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.2% Cash	8/20	8/26	6,923	6,817	6,849	(7)(8)(9)
						6,923	6,817	6,849
Napa Bidco Pty Ltd Waverton, NSW 2060, Australia	Healthcare	First Lien Senior Secured Term Loan	BBSY + 6.00%, 9.6% Cash	3/22	3/28	18,635	19,549	17,070	(3)(7)(8)(24)
						18,635	19,549	17,070
Narda Acquisitionco., Inc. 435 Moreland Rd, Hauppauge, NY 11788	Aerospace & Defense	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.7% Cash	12/21	12/27	5,623	5,543	5,370	(7)(8)(9)
		Revolver	LIBOR + 5.50%, 10.3% Cash	12/21	12/27	131	113	72	(7)(8)(10)
		Class A Preferred Stock (4,587.38 shares)	N/A	12/21	N/A		459	465	(7)(35)(36)
		Class B Common Stock (509.71 shares)	N/A	12/21	N/A		51	5	(7)(35)(36)
						5,754	6,166	5,912
Navia Benefit Solutions, Inc. PO Box 53250 Bellevue WA 98015	Healthcare & Pharmaceuticals	First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.5% Cash	2/21	2/27	2,352	2,327	2,312	(7)(8)(16)
		First Lien Senior Secured Term Loan	SOFR + 6.00%, 10.7% Cash	2/21	2/27	335	331	329	(7)(8)(17)
		First Lien Senior Secured Term Loan	SOFR + 6.50%, 11.2% Cash	11/22	2/27	2,997	2,928	2,932	(7)(8)(17)
						5,684	5,586	5,573

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
NeoxCo 46 rue Notre-Dame des Victoires 75002 Paris France	Internet Software & Services	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 9.4% Cash	1/23	1/30	$2,109	$2,035	$2,031	(3)(7)(8)(14)
						2,109	2,035	2,031
Nexus Underwriting Management Limited 150 Leadenhall St, London EC3V 4QT, UK	Other Financial	First Lien Senior Secured Term Loan	SONIA + 5.25%, 7.4% Cash	10/21	10/28	1,664	1,766	1,631	(3)(7)(8)(21)
		Revolver	SONIA + 5.25%, 7.4% Cash	10/21	4/23	189	202	189	(3)(7)(8)(21)
						1,853	1,968	1,820
NF Holdco, LLC 1750 Elm Street 9th Floor Manchester, NH 03104	Technology	First Lien Senior Secured Term Loan	SOFR + 6.50%, 11.4%	3/31	2/29	6,395	6,203	6,203	(7)(8)(17)
		Revolver	SOFR + 6.50%, 11.4%	3/31	2/29	—	(33)	(33)	(7)(8)(17)
						6,395	6,170	6,170
NGS US Finco, LLC (f/k/a Dresser Natural Gas Solutions) 16240 Port NW Dr #100 Houston, TX 77041	Energy Equipment & Services	First Lien Senior Secured Term Loan	LIBOR + 4.25%, 9.2% Cash	10/18	10/25	4,691	4,682	4,687	(7)(8)(9)
						4,691	4,682	4,687
Northstar Recycling, LLC 94 Maple Street· East Longmeadow, MA 01028	Environmental Industries	First Lien Senior Secured Term Loan	SOFR + 4.75%, 9.9% Cash	10/21	9/27	2,469	2,430	2,443	(7)(8)(17)
						2,469	2,430	2,443
Novotech Aus Bidco Pty Ltd 235 Pyrmont Street. 2009. Sydney. AU-NSW	Healthcare	First Lien Senior Secured Term Loan	BBSY + 5.25%, 8.8% Cash	1/22	1/28	3,446	3,669	3,315	(3)(7)(8)(24)
		First Lien Senior Secured Term Loan	SOFR + 5.25%, 10.2% Cash	1/22	1/28	474	450	425	(3)(7)(8)(18)
						3,920	4,119	3,740
NPM Investments 28 B.V. Breitnerstraat 1 1077 BL Amsterdam The Netherlands	Healthcare	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 9.3% Cash	9/22	10/29	2,182	1,906	2,121	(3)(7)(8)(13)
						2,182	1,906	2,121
OA Buyer, Inc. 1300 SE Cardinal Court Suite 190 Vancouver, WA 98683	Healthcare	First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.6% Cash	12/21	12/28	5,574	5,478	5,496	(7)(8)(17)
		Revolver	SOFR + 5.75%, 10.6% Cash	12/21	12/28	—	(22)	(18)	(7)(8)(17)
		Partnership Units (210,920.11 units)	N/A	12/21	N/A		211	226	(7)(35)(36)
						5,574	5,667	5,704
OAC Holdings I Corp 1401 Valley View Lane, Suite 100 Irving, TX 75061	Automotive	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.8% Cash	3/22	3/29	3,603	3,541	3,555	(7)(8)(17)
		Revolver	SOFR + 5.00%, 9.8% Cash	3/22	3/28	1,116	1,093	1,097	(7)(8)(17)
						4,719	4,634	4,652
Offen Inc. 5100 E 78th Avenue, Commerce City, CO, 80022	Transportation: Cargo	First Lien Senior Secured Term Loan	LIBOR + 5.00%, 9.8% Cash	2/22	6/26	3,736	3,699	3,699	(7)(9)(34)
						3,736	3,699	3,699

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
OG III B.V. Toermalijnstraat 12c, 1812 RL Alkmaar, The Netherlands	Containers & Glass Products	First Lien Senior Secured Term Loan	EURIBOR + 5.50%, 8.7% Cash	6/21	6/28	$3,441	$3,676	$3,243	(3)(7)(8)(13)
						3,441	3,676	3,243
Omni Intermediate Holdings, LLC 3100 Olympus Blvd Suite 420, Coppell, TX 75019	Transportation	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.9% Cash	12/20	12/26	8,408	8,374	8,181	(7)(8)(17)
						8,408	8,374	8,181
Options Technology Ltd. 5th Floor, 50 Pall Mall St. James, London, SW1Y 5JH, United Kingdom	Computer Services	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.0% Cash	12/19	12/25	2,284	2,262	2,229	(3)(7)(8)(11)
						2,284	2,262	2,229
Oracle Vision Bidco Limited 1-6 Star Building, Broughton Business Park, Fulwood, Preston, PR2 9WT	Healthcare	First Lien Senior Secured Term Loan	SONIA + 4.75%, 7.7% Cash	6/21	5/28	2,830	3,154	2,830	(3)(7)(8)(21)
						2,830	3,154	2,830
Origin Bidco Limited 250 Fowler Avenue, Farnborough, Hampshire, GU14 7JP, United Kingdom	Technology	First Lien Senior Secured Term Loan	EURIBOR + 5.75%, 8.4% Cash	6/21	6/28	360	395	351	(3)(7)(8)(13)
		First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.7% Cash	6/21	6/28	597	584	582	(3)(7)(8)(10)
						957	979	933
OSP Hamilton Purchaser, LLC 6950 W Morelos Pl Ste 1 Chandler, AZ, 85226-4218	Technology	First Lien Senior Secured Term Loan	LIBOR + 6.00%, 11.0% Cash	12/21	12/27	2,258	2,221	2,190	(7)(8)(10)
		First Lien Senior Secured Term Loan	SOFR + 6.00%, 10.9% Cash	12/22	12/27	2,274	2,209	2,206	(7)(8)(17)
		First Lien Senior Secured Term Loan	SOFR + 6.25%, 11.1% Cash	3/23	12/27	4,713	4,572	4,571	(7)(8)(17)
		Revolver	LIBOR + 6.00%, 11.0% Cash	12/21	12/27	56	45	43	(7)(8)(10)
		LP Units (347,497 units)	N/A	7/22	N/A		351	360	(7)(35)
						9,301	9,398	9,370
Panoche Energy Center LLC 3883 West Panoche Road Firebaugh, CA 93622	Electric	First Lien Senior Secured Bond	6.9% Cash	7/22	7/29	4,636	4,185	4,312	(7)
						4,636	4,185	4,312
Pare SAS (SAS Maurice MARLE) BP 46, ZI rue Lavoisier F-52800 Nogent, France	Health Care Equipment	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 8.6% Cash, 0.75% PIK	12/19	12/26	2,780	2,821	2,708	(3)(7)(8)(14)
		First Lien Senior Secured Term Loan	SOFR + 6.50%, 10.2% Cash	11/22	10/26	1,500	1,500	1,461	(3)(7)(8)(17)
						4,280	4,321	4,169

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Patriot New Midco 1 Limited (Forensic Risk Alliance) Audrey House, 16-20 Ely Pl, Holborn, London EC1N 6SN, United Kingdom	Diversified Financial Services	First Lien Senior Secured Term Loan	EURIBOR + 6.75%, 9.4% Cash	2/20	2/27	$2,708	$2,676	$2,587	(3)(7)(8)(13)
		First Lien Senior Secured Term Loan	LIBOR + 6.75%, 11.4% Cash	2/20	2/27	3,318	3,268	3,169	(3)(7)(8)(10)
						6,026	5,944	5,756
PDQ.Com Corporation 2200 South Main STE 200 South Salt Lake, UT 84115	Business Equipment & Services	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.7% Cash	8/21	8/27	8,318	8,091	8,162	(7)(8)(10)
		Class A-2 Partnership Units (28.8 units)	N/A	8/21	N/A		29	45	(7)(35)(36)
						8,318	8,120	8,207
Perimeter Master Note Business Trust 3993 Howard Hughes Pkwy Ste 250, Las Vegas, NV 89169-6754	Credit Card ABS	Structured Secured Note - Class A	4.7% Cash	5/22	5/27	182	182	177	(3)(7)
		Structured Secured Note - Class B	5.4% Cash	5/22	5/27	182	182	172	(3)(7)
		Structured Secured Note - Class C	5.9% Cash	5/22	5/27	182	182	166	(3)(7)
		Structured Secured Note - Class D	8.5% Cash	5/22	5/27	182	182	161	(3)(7)
		Structured Secured Note - Class E	11.4% Cash	5/22	5/27	9,274	9,274	8,185	(3)(7)
						10,002	10,002	8,861
Permaconn BidCo Pty Ltd Parramatta, New South Wales, 2116, Australia	Tele-communications	First Lien Senior Secured Term Loan	BBSY + 6.00%, 9.7% Cash	12/21	12/27	2,744	2,867	2,700	(3)(7)(8)(23)
						2,744	2,867	2,700
Polara Enterprises, L.L.C. 1497 CR 2178 Greenville, TX 75402	Capital Equipment	First Lien Senior Secured Term Loan	SOFR + 4.75%, 9.8% Cash	12/21	12/27	1,230	1,210	1,212	(7)(8)(18)
		Revolver	SOFR + 4.75%, 9.8% Cash	12/21	12/27	—	(9)	(8)	(7)(8)(18)
		Partnership Units (7,408.6 units)	N/A	12/21	N/A		741	933	(7)(35)(36)
						1,230	1,942	2,137
Policy Services Company, LLC 11575 Heron Bay Blvd Coral Springs, FL, 33076-3304	Property & Casualty Insurance	First Lien Senior Secured Term Loan	LIBOR + 6.00%, 10.8% Cash, 4.0% PIK	12/21	6/26	50,133	49,056	49,055	(7)(8)(10)
		Warrants - Class A (2.55830 units)	N/A	12/21	N/A		—	301	(7)(35)(36)
		Warrants - Class B (0.86340 units)	N/A	12/21	N/A		—	102	(7)(35)(36)

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
		Warrants - Class CC (0.08870 units)	N/A	12/21	N/A	$	$—	$—	(7)(35)(36)
		Warrants - Class D (0.24710 units)	N/A	12/21	N/A		—	29	(7)(35)(36)
						50,133	49,056	49,487
Polymer Solutions Group Holdings, LLC 180 Burlington Road, Rome, GA	Chemicals, Plastics & Rubber	First Lien Senior Secured Term Loan	LIBOR + 7.00%, 11.9% Cash	2/22	7/23	997	997	997	(7)(8)(9)(34)
						997	997	997
Premium Franchise Brands, LLC Flemming Court, 11-14 Whistler Dr, Castleford WF10 5HW United Kingdom	Research & Consulting Services	First Lien Senior Secured Term Loan	LIBOR + 6.25%, 11.1% Cash	12/20	12/26	12,643	12,473	12,500	(7)(8)(10)
						12,643	12,473	12,500
Premium Invest 2520 Northwinds Parkway, Suite 375, Alpharetta, GA 30009	Brokerage, Asset Managers & Exchanges	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 8.0% Cash	6/21	6/28	5,758	5,812	5,758	(3)(7)(8)(14)
						5,758	5,812	5,758
Preqin MC Limited 1st Floor, Verde, 10 Bressenden Place, London, United Kingdom, SW1E 5DH	Banking, Finance, Insurance & Real Estate	First Lien Senior Secured Term Loan	SOFR + 5.25%, 10.0% Cash	8/21	7/28	2,789	2,722	2,716	(3)(7)(8)(18)
						2,789	2,722	2,716
Process Equipment, Inc. (ProcessBarron) 2770 Welborn St Pelham, AL 35124	Industrial Air & Material Handling Equipment	First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.6% Cash	3/19	3/25	330	329	305	(7)(8)(17)
		First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.9% Cash	3/19	3/25	5,329	5,307	4,919	(7)(8)(18)
						5,659	5,636	5,224
Professional Datasolutions, Inc. (PDI) 11675 Rainwater Drive, Suite 350, Alpharetta, GA 30009-8693	Application Software	First Lien Senior Secured Term Loan	LIBOR + 4.50%, 9.3% Cash	3/19	10/24	1,813	1,812	1,758	(7)(8)(10)
						1,813	1,812	1,758
ProfitOptics, LLC 4050 Innslake Dr #375, Glen Allen, VA 23060	Technology	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.8% Cash	3/22	3/28	1,648	1,620	1,638	(7)(8)(11)
		Revolver	LIBOR + 5.75%, 10.8% Cash	3/22	3/28	177	169	175	(7)(8)(11)
		Second Lien Senior Subordinated Term Loan	8.0% Cash	3/22	3/29	81	81	75	(7)
		LLC Units (241,935.48 units)	N/A	3/22	N/A		161	189	(7)(35)(36)
						1,906	2,031	2,077
Proppants Holding, LLC 100 W Matsonford Rd Ste 101 Radnor, PA, 19087-4558	Energy: Oil & Gas	LLC Units (1,668,106 units)	N/A	2/22	N/A		—	—	(7)(34)(35)(36)
							—	—

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Protego Bidco B.V. G. van der Muelenweg 3, 7443 RE Nijverdal, Netherlands	Aerospace & Defense	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 9.3% Cash	3/21	3/28	$1,479	$1,571	$1,406	(3)(7)(8)(14)
		Revolver	EURIBOR + 5.25%, 8.3% Cash	3/21	3/27	2,128	2,277	2,049	(3)(7)(8)(14)
						3,607	3,848	3,455
PSP Intermediate 4, LLC Kaiserstrasse 117/17 1070 Vienna Austria	Technology	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 8.2% Cash	5/22	5/29	888	826	825	(3)(7)(8)(13)
		First Lien Senior Secured Term Loan	LIBOR + 5.25%, 10.3% Cash	5/22	5/29	866	844	832	(3)(7)(8)(10)
						1,754	1,670	1,657
QPE7 SPV1 BidCo Pty Ltd 14/100 Creek St, Brisbane City QLD 4000, Australia	Consumer Cyclical	First Lien Senior Secured Term Loan	BBSY + 3.75%, 7.4% Cash	9/21	9/26	1,847	1,966	1,769	(3)(7)(8)(22)
						1,847	1,966	1,769
Qualified Industries, LLC 165 Madison Avenue Suite 601 New York, NY 10016	Consumer Cyclical	First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.4% Cash	3/23	3/29	606	588	588	(7)(8)(17)
		Revolver	SOFR + 5.75%, 10.4% Cash	3/23	3/29	—	(7)	(7)	(7)(8)(17)
		Preferred Stock (148 shares)	N/A	3/23	N/A		144	144	(7)(35)(36)
		Common Stock (303,030 shares)	N/A	3/23	N/A		3	3	(7)(35)(36)
						606	728	728
Questel Unite 1 boulevard de la Madeleine, 75001 Paris, France	Business Services	First Lien Senior Secured Term Loan	LIBOR + 6.25%, 11.3% Cash	12/20	12/27	6,892	6,818	6,727	(3)(7)(8)(10)
						6,892	6,818	6,727
R1 Holdings, LLC 1 Kellaway Drive Randolph, MA 02368	Transportation	First Lien Senior Secured Term Loan	SOFR + 6.25%, 11.1% Cash	12/22	12/28	11,081	10,665	10,688	(7)(8)(18)
		Revolver	SOFR + 6.25%, 11.1% Cash	12/22	12/28	472	405	408	(7)(8)(18)
						11,553	11,070	11,096
RA Outdoors, LLC 717 N Harwood St Suite 2400 Dallas, TX 75201	High Tech Industries	First Lien Senior Secured Term Loan	SOFR + 6.75%, 11.4% Cash	2/22	4/26	12,917	12,658	12,658	(7)(8)(17)(34)
		Revolver	SOFR + 6.75%, 11.4% Cash	2/22	4/26	370	370	346	(7)(8)(17)(34)
						13,287	13,028	13,004
Randys Holdings, Inc. 10411 Airport Road Suite 200 Everett, WA 98204	Automobile Manufacturers	First Lien Senior Secured Term Loan	SOFR + 6.50%, 11.4% Cash	11/22	11/28	13,204	$12,723	$12,749	(7)(8)(17)
		Revolver	SOFR + 6.50%, 11.4% Cash	11/22	11/28	352	300	304	(7)(8)(17)
		Partnership Units (5,333 units)	N/A	11/22	N/A		533	532	(7)(35)
						13,556	13,556	13,585

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Recovery Point Systems, Inc. 75 W Watkins Mill Rd Gaithersburg, MD 20878	Technology	First Lien Senior Secured Term Loan	SOFR + 6.50%, 11.3% Cash	8/20	7/26	$11,501	$11,359	$11,501	(7)(8)(17)
		Partnership Equity (187,235 units)	N/A	3/21	N/A		187	151	(7)(35)
						11,501	11,546	11,652
Renovation Parent Holdings, LLC 217 N Seminary St, Florence, AL 35630	Home Furnishings	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.4% Cash	11/21	11/27	4,794	4,698	4,204	(7)(8)(10)
		Partnership Equity (197,368.42 units)	N/A	11/21	N/A		197	65	(7)(35)
						4,794	4,895	4,269
REP SEKO MERGER SUB LLC 1100 Arlington Heights Road STE 600 Itasca, IL 60143	Air Freight & Logistics	First Lien Senior Secured Term Loan	EURIBOR + 4.75%, 8.0% Cash	6/22	12/26	9,729	9,255	9,583	(7)(8)(14)
		First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.9% Cash	12/20	12/26	1,440	1,407	1,410	(7)(8)(9)
						11,169	10,662	10,993
Resolute Investment Managers, Inc. 220 E. Las Colinas Blvd.,Suite 1200 Irving, Texas 75039	Banking, Finance, Insurance & Real Estate	Second Lien Senior Secured Term Loan	LIBOR + 8.00%, 12.8% Cash	2/22	4/25	5,081	5,107	3,049	(7)(8)(10)(34)
						5,081	5,107	3,049
Resonetics, LLC 26 Whipple St. Nashua, NH 03060	Health Care Equipment	Second Lien Senior Secured Term Loan	LIBOR + 7.00%, 12.3% Cash	4/21	4/29	4,011	3,944	3,967	(7)(8)(10)
						4,011	3,944	3,967
Reward Gateway (UK) Ltd 265 Tottenham Court Rd, London	Precious Metals & Minerals	First Lien Senior Secured Term Loan	SONIA + 6.25%, 8.4% Cash	8/21	6/28	2,971	3,233	2,927	(3)(7)(8)(21)
						2,971	3,233	2,927
Rhondda Financing No. 1 DAC 71 Queen Victoria Street London EC4V 4AY England, United Kingdom	Finance Companies	Structured - Junior Note	N/A	1/23	1/33	9,378	9,382	9,378	(3)(7)
						9,378	9,382	9,378
Riedel Beheer B.V. Breloftpark 11 2201 TC, Noordwijk ZH, ZUID-Holland Netherlands	Food & Beverage	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 9.3% Cash	12/21	12/28	2,253	2,250	2,107	(3)(7)(8)(13)
						2,253	2,250	2,107
Royal Buyer, LLC 751 Canyon Dr., Ste. 100 Coppell, TX 75019	Industrial Other	First Lien Senior Secured Term Loan	SOFR + 6.00%, 10.6% Cash	8/22	8/28	11,143	10,900	10,930	(7)(8)(17)
		Revolver	SOFR + 6.00%, 10.6% Cash	8/22	8/28	408	376	380	(7)(8)(17)
						11,551	11,276	11,310
RPX Corporation 4 Embarcadero Center Suite 4000 San Francisco, CA 94111	Research & Consulting Services	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.3% Cash	10/20	10/25	7,241	7,136	7,160	(7)(8)(9)
						7,241	7,136	7,160

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
RTIC Subsidiary Holdings, LLC 3900 Peek Rd, Katy, Texas,77449	Consumer Goods: Durable	First Lien Senior Secured Term Loan	SOFR + 7.75%, 12.1% Cash	2/22	9/25	$9,279	$9,279	$8,815	(7)(8)(16)(34)
		Revolver	SOFR + 7.75%, 12.1% Cash	2/22	9/25	2,381	2,381	2,183	(7)(8)(16)(34)
		Class A Preferred Stock (145.347 shares)	N/A	2/22	N/A		4	—	(7)(34)(35)(36)
		Class B Preferred Stock (145.347 shares)	N/A	2/22	N/A		—	—	(7)(34)(35)(36)
		Class C Preferred Stock (7,844.03 shares)	N/A	2/22	N/A		450	62	(7)(34)(35)(36)
		Common Stock (153 shares)	N/A	2/22	N/A		—	—	(7)(34)(35)(36)
						11,660	12,114	11,060
Ruffalo Noel Levitz, LLC 1025 Kirkwood Pkwy SW Cedar Rapids, IA 52404	Media Services	First Lien Senior Secured Term Loan	LIBOR + 6.00%, 11.2% Cash	1/19	5/24	9,397	9,397	9,171	(7)(8)(10)
						9,397	9,397	9,171
Safety Products Holdings, LLC 1897 Vanderhorn Dr. Memphis, TN 38134	Non-durable Consumer Goods	First Lien Senior Secured Term Loan	LIBOR + 6.00%, 11.2% Cash	12/20	12/26	11,919	11,742	11,785	(7)(8)(10)
		Preferred Stock (372.1 shares)	N/A	12/20	N/A		372	491	(7)(35)(36)
						11,919	12,114	12,276
Sanoptis S.A.R.L. 53, Boulevard Royal LU-2449 Luxembourg	Healthcare & Pharmaceuticals	First Lien Senior Secured Term Loan	EURIBOR + 5.50%, 8.5% Cash	6/22	7/29	2,577	2,332	2,498	(3)(7)(8)(14)
		First Lien Senior Secured Term Loan	SARON + 5.50%, 5.9% Cash	6/22	7/29	4,046	3,740	3,943	(3)(7)(8)(29)
						6,623	6,072	6,441
SBP Holdings LP 10704 Composite Drive Dallas, TX 75220	Industrial Other	First Lien Senior Secured Term Loan	SOFR + 6.75%, 11.6% Cash	3/23	3/28	12,466	11,979	11,978	(7)(8)(17)
		Revolver	SOFR + 6.75%, 11.6% Cash	3/23	3/28	177	140	140	(7)(8)(17)
						12,643	12,119	12,118
Scaled Agile, Inc. 5400 Airport Blvd. Suite 300 Boulder, CO 80301	Research & Consulting Services	First Lien Senior Secured Term Loan	SOFR + 5.50%, 10.5% Cash	12/21	12/28	1,731	1,699	1,706	(7)(8)(17)
		Revolver	SOFR + 5.50%, 10.5% Cash	12/21	12/28	—	(5)	(4)	(7)(8)(17)
						1,731	1,694	1,702
Scout Bidco B.V. Maidstone 56. Tilburg 5026 SK	Diversified Manufacturing	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 9.2% Cash	5/22	3/29	6,602	6,293	6,477	(3)(7)(8)(14)
		Revolver	EURIBOR + 6.00%, 9.2% Cash	5/22	3/29	—	(23)	(15)	(3)(7)(8)(14)
						6,602	6,270	6,462

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Sereni Capital NV Jan van Gentstraat 7 PB 402 2000, Antwerpen Belgium	Consumer Cyclical	First Lien Senior Secured Term Loan	EURIBOR + 5.75%, 8.2% Cash	5/22	11/28	$475	$395	$406	(3)(7)(8)(14)
		First Lien Senior Secured Term Loan	EURIBOR + 5.75%, 8.2% Cash	5/22	5/29	499	479	476	(3)(7)(8)(14)
						974	874	882
Serta Simmons Bedding LLC 1 Concourse Parkway, ste. 800 Atlanta, GA	Home Furnishings	Super Priority First Out	LIBOR + 7.50%, 12.3% Cash	6/20	8/23	7,257	7,229	7,105	(8)(10)
		Super Priority Second Out	LIBOR + 7.50%	6/20	8/23	3,562	3,372	2,016	(8)(10)(32)
						10,819	10,601	9,121
Shelf Bidco Ltd. Waterloo House Pembroke Bermuda	Other Financial	First Lien Senior Secured Term Loan	SOFR + 6.00%, 10.7% Cash	12/22	1/30	34,800	33,746	33,759	(3)(7)(8)(17)
		Common Stock (1,200,000 shares)	N/A	12/22	NA		1,200	1,200	(3)(7)(35)(36)
						34,800	34,946	34,959
SISU ACQUISITIONCO., INC. 3060 SW 2nd Avenue, Fort Lauderdale, FL 33315	Aerospace & Defense	First Lien Senior Secured Term Loan	LIBOR + 5.25%, 10.4% Cash	12/20	12/26	6,921	6,828	6,623	(7)(8)(10)
						6,921	6,828	6,623
SMART Financial Operations, LLC 5728 Major Blvd Suite 100 Orlando, FL 32819	Banking, Finance, Insurance & Real Estate	Preferred Stock (1,000,000 shares)	N/A	2/22	N/A		—	110	(7)(34)(35)(36)
							—	110
Smartling, Inc. 1375 Broadway 14th Floor New York, NY 10018	Technology	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.6% Cash	11/21	10/27	13,673	13,423	13,297	(7)(8)(9)
		Revolver	LIBOR + 5.75%, 10.6% Cash	11/21	10/27	—	(18)	(28)	(7)(8)(9)
						13,673	13,405	13,269
Smile Brands Group Inc. 100 Spectrum Center Drive Suite 1500 Irvine, CA 92618	Health Care Services	First Lien Senior Secured Term Loan	LIBOR + 4.50%, 9.3% Cash	10/18	10/25	4,524	4,512	4,131	(7)(8)(10)
		First Lien Senior Secured Term Loan	LIBOR + 4.50%, 9.3% Cash	12/20	10/25	614	608	560	(7)(8)(10)
						5,138	5,120	4,691
SN BUYER, LLC 600 Superior Avenue East, Suite 1500, Cleveland, OH 44114	Health Care Services	First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.5% Cash	12/20	12/26	11,129	10,981	10,938	(7)(8)(17)
						11,129	10,981	10,938

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Soho Square III Debtco II SARL Hend House 233 Shaftsbury Avenue London WC2H 8EE England, United Kingdom	Diversified Capital Markets	First Lien Senior Secured Term Loan	9.5% PIK	10/22	10/27	$5,796	$5,178	$5,777	(3)(7)
						5,796	5,178	5,777
Solo Buyer, L.P. 2700 Camino Ramon Suite 400 San Ramon, CA 94583	Technology	First Lien Senior Secured Term Loan	SOFR + 6.25%, 11.4% Cash	12/22	12/29	22,606	22,060	22,072	(7)(8)(17)
		Revolver	SOFR + 6.25%, 11.4% Cash	12/22	12/28	—	(47)	(47)	(7)(8)(17)
		Partnership Units (516,399 units)	N/A	12/22	N/A		516	519	(7)(35)(36)
						22,606	22,529	22,544
Sound Point CLO XX, Ltd. C/O MaplesFS Limited PO Box 1093 Boundary Hall Cricket Square George Town KY1-1102 Cayman Islands	Multi-Sector Holdings	Subordinated Structured Notes	Residual Interest, current yield 8.00%	2/22	7/31	4,489	2,190	848	(3)(34)
						4,489	2,190	848
Sparus Holdings, LLC (f/k/a Sparus Holdings, Inc.) 192 Technology Parkway, Suite 500, Peachtree Corners, GA 30092	Other Utility	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.9% Cash	11/22	3/27	1,935	1,887	1,889	(7)(8)(17)
		Revolver	Prime + 4.00%, 12.0% Cash	11/22	3/27	16	12	13	(7)(8)(31)
						1,951	1,899	1,902
Spatial Business Systems LLC 1890 West Littleton Boulevard Littleton, CO 80120	Electric	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.8% Cash	10/22	10/28	6,094	5,779	5,810	(7)(8)(16)
		Revolver	SOFR + 5.00%, 9.8% Cash	10/22	10/28	—	(32)	(29)	(7)(8)(16)
						6,094	5,747	5,781
Springbrook Software (SBRK Intermediate, Inc.) 1000 SW Broadway Suite 1900 Portland, OR 97205	Enterprise Software & Services	First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.7% Cash	12/19	12/26	20,875	20,622	20,493	(7)(8)(17)
		First Lien Senior Secured Term Loan	SOFR + 6.50%, 11.3% Cash	12/22	12/26	2,812	2,759	2,761	(7)(8)(18)
						23,687	23,381	23,254
SSCP Pegasus Midco Limited 654 The Crescent, Colchester, Essex, England, CO4 9YQ	Healthcare & Pharmaceuticals	First Lien Senior Secured Term Loan	SONIA + 6.25%, 10.2% Cash	12/20	11/27	2,514	2,574	2,468	(3)(7)(8)(20)
						2,514	2,574	2,468

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Starnmeer B.V. 77 Robinson Road, # 13-00 Singapore 068896	Technology	First Lien Senior Secured Term Loan	SOFR + 6.40%, 11.2% Cash	10/21	4/27	$2,500	$2,471	$2,480	(3)(7)(8)(17)
						2,500	2,471	2,480
Superjet Buyer, LLC 6453 Kaiser Drive Fremont, CA 94555	Technology	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.7% Cash	12/21	12/27	13,010	12,795	12,858	(7)(8)(10)
		Revolver	LIBOR + 5.75%, 10.7% Cash	12/21	12/27	—	(29)	(21)	(7)(8)(10)
						13,010	12,766	12,837
Syniverse Holdings, Inc. 8125 Highwoods Palm Way Tampa, FL 33647	Technology Distributors	Series A Preferred Equity (7,575,758 units)	12.5% PIK	5/22	N/A		7,945	7,197	(7)(36)
							7,945	7,197
Syntax Systems Ltd 8000 Decarie Blvd Suite 300 Montreal, QC H4P 2S4 Canada	Technology	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.6% Cash	11/21	10/28	2,013	1,991	1,819	(3)(7)(8)(9)
		Revolver	LIBOR + 5.75%, 10.6% Cash	11/21	10/26	809	802	759	(3)(7)(8)(9)
						2,822	2,793	2,578
TA SL Cayman Aggregator Corp. 1730 Minor Avenue Suite 1400 Seattle, WA 98101	Technology	Subordinated Term Loan	7.8% PIK	7/21	7/28	2,302	2,271	2,233	(7)
		Common Stock (1,589 shares)	N/A	7/21	N/A		50	61	(7)(35)(36)
						2,302	2,321	2,294
Tank Holding Corp 4700 Fremont Street Lincoln, Nebraska, 68504	Metal & Glass Containers	First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.7% Cash	3/22	3/28	11,072	10,857	10,906	(7)(8)(16)
		Revolver	SOFR + 5.75%, 10.7% Cash	3/22	3/28	247	231	234	(7)(8)(16)
						11,319	11,088	11,140
Tanqueray Bidco Limited Sentinel House, Harvest Crescent Ancells Business Park Fleet GU51 2UZ England, United Kingdom	Technology	First Lien Senior Secured Term Loan	SONIA + 6.25%, 9.7% Cash	11/22	11/29	1,678	1,490	1,611	(3)(7)(8)(20)
						1,678	1,490	1,611
Team Car Care, LLC 105 Decker Ct #900, Irving, TX 75062	Automotive	First Lien Senior Secured Term Loan	LIBOR + 7.50%, 12.3% Cash	2/22	6/24	11,715	11,715	11,598	(7)(8)(10)(34)
						11,715	11,715	11,598
Team Services Group 3131 Camino del Rio North · Suite 650 San Diego, CA 92108	Services: Consumer	First Lien Senior Secured Term Loan	LIBOR + 5.00%, 9.9% Cash	2/22	12/27	9,812	9,812	9,518	(8)(11)(34)
		Second Lien Senior Secured Term Loan	LIBOR + 9.00%, 13.9% Cash	2/22	12/28	5,000	4,975	4,700	(7)(8)(11)(34)
						14,812	14,787	14,218
Techone B.V. Westblaak 100, Rotterdam, 3012KM, NL	Technology	First Lien Senior Secured Term Loan	EURIBOR + 5.50%, 8.7% Cash	11/21	11/28	3,787	3,761	3,695	(3)(7)(8)(13)

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
		Revolver	EURIBOR + 5.50%, 8.7% Cash	11/21	5/28	$206	$189	$194	(3)(7)(8)(13)
						3,993	3,950	3,889
Tencarva Machinery Company, LLC 1115 Pleasant Ridge Road Greensboro, N.C. 27409	Capital Equipment	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.2% Cash	12/21	12/23	879	867	870	(7)(8)(10)
		First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.2% Cash	12/21	12/27	5,417	5,339	5,363	(7)(8)(10)
		Revolver	LIBOR + 5.50%, 10.2% Cash	12/21	12/27	—	(16)	(11)	(7)(8)(10)
						6,296	6,190	6,222
Terrybear, Inc. 946 W Pierce Butler Route #101, St Paul, MN 55	Consumer Products	Subordinated Term Loan	10.0% Cash, 4.0% PIK	4/22	4/28	266	262	262	(7)
		Partnership Equity (24,358.97 units)	N/A	4/22	N/A		239	230	(7)(35)(36)
						266	501	492
The Caprock Group, Inc. (aka TA/TCG Holdings, LLC) Idaho Street, Suite 200, Boise, ID, 83702	Brokerage, Asset Managers & Exchanges	First Lien Senior Secured Term Loan	LIBOR + 4.25%, 9.2% Cash	10/21	12/27	836	780	794	(7)(8)(10)
		Revolver	LIBOR + 4.25%, 9.2% Cash	10/21	12/27	—	(11)	(10)	(7)(8)(10)
		Subordinated Term Loan	LIBOR + 7.75%, 12.7% Cash	10/21	10/28	3,424	3,368	3,388	(7)(8)(11)
						4,260	4,137	4,172
The Cleaver-Brooks Company, Inc. 221 Law Street Thomasville, GA 31792	Industrial Equipment	First Lien Senior Secured Term Loan	SOFR + 5.50%, 10.4% Cash	7/22	7/28	25,909	25,439	25,512	(7)(8)(16)
		Revolver	SOFR + 5.50%, 10.4% Cash	7/22	7/28	—	(57)	(49)	(7)(8)(16)
		Subordinated Term Loan	11.0% PIK	7/22	7/29	5,978	5,862	5,875	(7)
						31,887	31,244	31,338
The Hilb Group, LLC 6802 Paragon Place, Suite 200, Richmond, Virginia 23230	Insurance Brokerage	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.3% Cash	12/19	12/26	1,962	1,920	1,911	(7)(8)(9)
		First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.6% Cash	12/19	12/25	5,638	5,549	5,558	(7)(8)(9)
		First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.6% Cash	12/19	12/26	14,375	14,159	14,172	(7)(8)(9)
						21,975	21,628	21,641
The Octave Music Group, Inc. 850 3rd Avenue Suite 15C New York, NY 10022	Media: Diversified & Production	Second Lien Senior Secured Term Loan	SOFR + 7.50%, 12.4% Cash	4/22	4/30	12,522	12,295	12,355	(7)(8)(17)
		Partnership Equity (676,880.98 units)	N/A	4/22	N/A		677	951	(7)(35)(36)
						12,522	12,972	13,306

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Total Safety U.S. Inc. 11111 Wilcrest Green Drive, ste. 300 Houston, TX 77042	Diversified Support Services	First Lien Senior Secured Term Loan	LIBOR + 6.00%, 11.0% Cash	11/19	8/25	$6,035	$5,918	$5,742	(8)(10)
		First Lien Senior Secured Term Loan	LIBOR + 6.00%, 11.0% Cash, 5.0% PIK	7/22	8/25	3,605	3,605	3,605	(7)(8)(10)
						9,640	9,523	9,347
Trader Corporation 405 The West Mall Suite 110 Etobicoke, Ontario M9C 5J1 Canada	Technology	First Lien Senior Secured Term Loan	CDOR + 6.75%, 11.7% Cash	12/22	12/29	4,606	4,453	4,502	(3)(7)(8)(25)
		Revolver	CDOR + 6.75%, 11.7% Cash	12/22	12/28	—	(8)	(8)	(3)(7)(8)(25)
						4,606	4,445	4,494
Transit Technologies LLC 2035 Lakeside Centre Way Suite 125 Knoxville, TN 37922	Software	First Lien Senior Secured Term Loan	SOFR + 4.75%, 9.3% Cash	2/20	2/25	6,035	5,993	6,035	(7)(8)(18)
						6,035	5,993	6,035
Transportation Insight, LLC 310 Main Avenue Way SE Hickory, NC 28602	Air Freight & Logistics	First Lien Senior Secured Term Loan	LIBOR + 4.25%, 9.2% Cash	8/18	12/24	11,171	11,137	11,026	(7)(8)(10)
						11,171	11,137	11,026
Trident Maritime Systems, Inc. 2011 Crystal Drive, Suite 1102, Arlington, VA 22202	Aerospace & Defense	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.9% Cash	2/21	2/27	14,726	14,566	14,548	(7)(8)(10)
						14,726	14,566	14,548
Truck-Lite Co., LLC 310 East Elmwood Ave Falconer, NY 14733	Automotive Parts & Equipment	First Lien Senior Secured Term Loan	SOFR + 6.25%, 11.1% Cash	12/19	12/26	19,256	18,971	18,967	(7)(8)(17)
						19,256	18,971	18,967
True Religion Apparel, Inc. 500 W 190th St. #300. Gardena, California 90248	Retail	Preferred Unit (2.8 units)	N/A	2/22	N/A		—	—	(7)(34)(35)(36)
		Common Stock (2.71 shares)	N/A	2/22	N/A		—	—	(7)(34)(35)(36)
							—	—
Trystar, LLC 15765 Acorn Trail Faribault, MN 55021	Power Distribution Solutions	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.5% Cash	9/18	9/23	3,789	3,770	3,752	(7)(8)(10)
		First Lien Senior Secured Term Loan	LIBOR + 5.00%, 9.7% Cash	9/18	9/23	3,109	3,099	3,078	(7)(8)(10)
		Class A LLC Units (440.97 units)	N/A	9/18	N/A		481	888	(7)(36)
						6,898	7,350	7,718
TSM II Luxco 10 SARL 2, rue Edward Steichen, 2540 Luxembourg, Luxembourg	Chemical & Plastics	Subordinated Term Loan	9.3% PIK	3/22	3/27	11,916	11,724	11,700	(3)(7)(8)
						11,916	11,724	11,700
TSYL Corporate Buyer, Inc. 7590 Fay Ave. Suite 300 La Jolla, CA 92037	Technology	First Lien Senior Secured Term Loan	SOFR + 4.75%, 10.4% Cash	12/22	12/28	637	592	595	(7)(8)(17)
		Revolver	SOFR + 4.75%, 10.4% Cash	12/22	12/28	—	(3)	(3)	(7)(8)(17)
		Partnership Units (4,673 units)	N/A	12/22	N/A		5	5	(7)(35)(36)
						637	594	597

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Turbo Buyer, Inc. 25541 Commercentre Drive Suite 100 Lake Forest CA 92630	Finance Companies	First Lien Senior Secured Term Loan	LIBOR + 6.00%, 11.2% Cash	11/21	12/25	$8,315	$8,181	$8,170	(7)(8)(10)
						8,315	8,181	8,170
Turnberry Solutions, Inc. 1777 Sentry Pkwy West Veva 14, Suite 401, Blue Bell, PA 19422	Consumer Cyclical	First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.6% Cash	7/21	9/26	4,962	4,892	4,899	(7)(8)(17)
						4,962	4,892	4,899
UKFast Leaders Limited UKFast Campus, Birley Fields, Manchester, England, M15 5QJ	Technology	First Lien Senior Secured Term Loan	SONIA + 4.50%, 4.5% Cash, 3.4% PIK	9/20	9/27	11,239	11,452	9,958	(3)(7)(8)(20)
						11,239	11,452	9,958
Union Bidco Limited Maybrook House Second Floor Queensway Halesowen B63 4AH	Healthcare	First Lien Senior Secured Term Loan	SONIA + 5.75%, 10.0% Cash	6/22	6/29	906	871	853	(3)(7)(8)(20)
						906	871	853
United Therapy Holding III GmbH Kennedyallee 78 60596, Frankfurt am Main, Hessen Germany	Healthcare	First Lien Senior Secured Term Loan	EURIBOR + 5.50%, 8.2% Cash	4/22	3/29	1,772	1,698	1,686	(3)(7)(8)(14)
						1,772	1,698	1,686
Unither (Uniholding) Espace Industriel Nord 151 Rue André Durouchez CS 28028 80084 Amiens France	Pharma-ceuticals	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 9.2% Cash	3/23	3/30	2,059	1,950	1,983	(3)(7)(8)(13)
						2,059	1,950	1,983
USLS Acquisition, Inc. (f/k/a US Legal Support, Inc.) 16825 Northchase Dr Ste 900, Houston, TX 77060	Legal Services	First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.7% Cash	11/18	11/24	16,161	16,023	15,488	(7)(8)(16)
						16,161	16,023	15,488
Utac Ceram Autodrome de Linas-Montlhéry Avenue Georges Boillot 91310 Linas, France	Business Services	First Lien Senior Secured Term Loan	EURIBOR + 4.50%, 7.5% Cash	9/20	9/27	1,630	1,713	1,584	(3)(7)(8)(13)
		First Lien Senior Secured Term Loan	LIBOR + 5.25%, 10.4% Cash	2/21	9/27	970	970	943	(3)(7)(8)(10)
		First Lien Senior Secured Term Loan	LIBOR + 6.00%, 11.2% Cash	2/21	9/27	2,547	2,497	2,476	(3)(7)(8)(10)
						5,147	5,180	5,003
Validity, Inc. 200 Clarendon Street, 22nd floor Boston, MA 02116	IT Consulting & Other Services	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.6% Cash	7/19	5/25	4,783	4,720	4,716	(7)(8)(9)
						4,783	4,720	4,716
Velocity Pooling Vehicle, LLC 651 Canyon Dr, Coppell, TX, 75019-3855, US	Automotive	Common Stock (4,676 shares)	N/A	2/22	N/A		60	2	(7)(34)(35)(36)
		Warrants (5,591 units)	N/A	2/22	N/A		72	3	(7)(34)(35)(36)
							132	5

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Victoria Bidco Limited 47 Market Pl, Henley-on-Thames RG9 2AD, United Kingdom	Industrial Machinery	First Lien Senior Secured Term Loan	SONIA + 6.50%, 9.9% Cash	3/22	1/29	$3,855	$4,054	$3,646	(3)(7)(8)(21)
						3,855	4,054	3,646
Vision Solutions Inc. 15300 Barranca Parkway Suite 100 Irvine, CA 92618.	Business Equipment & Services	Second Lien Senior Secured Term Loan	LIBOR + 7.25%, 12.1% Cash	2/22	4/29	6,500	6,497	5,121	(8)(10)(34)
						6,500	6,497	5,121
VistaJet Pass Through Trust 2021-1B 120 Wooster St, New York, NY 10012	Airlines	Structured Secured Note - Class B	6.3% Cash	11/21	2/29	4,286	4,286	3,602	(7)
						4,286	4,286	3,602
Vital Buyer, LLC 227 Fayetteville Street Suite 400 Raleigh, NC 27601	Technology	First Lien Senior Secured Term Loan	LIBOR + 5.50%, 10.5% Cash	6/21	6/28	7,605	7,486	7,377	(7)(8)(10)
		Partnership Units (16,442.9 units)	N/A	6/21	N/A		164	310	(7)(35)(36)
						7,605	7,650	7,687
VOYA CLO 2015-2, LTD. P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman, Cayman Islands	Multi-Sector Holdings	Subordinated Structured Notes	Residual Interest, current yield 0.00%	2/22	7/27	10,736	2,583	73	(3)(34)(35)
						10,736	2,583	73
VOYA CLO 2016-2, LTD. P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman, Cayman Islands	Multi-Sector Holdings	Subordinated Structured Notes	Residual Interest, current yield 5.35%	2/22	7/28	11,088	3,242	1,085	(3)(34)
						11,088	3,242	1,085
W2O Holdings, Inc. 50 Francisco Street, Suite 400 San Francisco, CA 94133	Healthcare Technology	First Lien Senior Secured Term Loan	LIBOR + 5.25%, 10.2% Cash	10/20	6/25	5,947	5,934	5,769	(7)(8)(10)
						5,947	5,934	5,769
Walker Edison Furniture Company LLC 1553 West 9000 South West Jordan, Utah 84088	Consumer Goods: Durable	Common Stock (2,819.53 shares)	N/A	2/22	N/A		3,598	—	(7)(34)(35)(36)
							3,598	—
Watermill-QMC Midco, Inc. 28101 Schoolcraft St, Livonia, MI 48150	Automotive	Equity (1.62% Partnership Interest)	N/A	2/22	N/A		—	—	(7)(34)(35)(36)
							—	—
Wawona Delaware Holdings, LLC 7108 N Fresno St, Fresno, CA 93720	Beverage & Food	First Lien Senior Secured Term Loan	LIBOR + 4.75%	2/22	9/26	45	41	30	(10)(32)(34)
						45	41	30
Wheels Up Experience Inc 601 West 26th Street New York, NY 10001	Transportation Services	First Lien Senior Secured Term Loan	12.0% Cash	9/22	10/29	13,162	12,660	12,967	(7)
						13,162	12,660	12,967
Whitcraft Holdings, Inc. 425 Sullivan Avenue South Windsor, CT 06074	Aerospace & Defense	First Lien Senior Secured Term Loan	SOFR + 7.00%, 11.9% Cash	2/23	2/29	12,677	12,177	12,170	(7)(8)(17)

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
		Revolver	SOFR + 7.00%, 11.9% Cash	2/23	2/29	$—	$(74)	$(75)	(7)(8)(17)
		LP Units (63,087.10 units)	N/A	2/23	N/A		631	631	(7)(35)(36)
						12,677	12,734	12,726
Wok Holdings Inc. 8377 E Hartford Dr suite 200 suite 200, Scottsdale, AZ 85255	Retail	First Lien Senior Secured Term Loan	LIBOR + 6.50%, 11.3% Cash	2/22	3/26	48	48	43	(8)(9)(34)
						48	48	43
Woodland Foods, LLC 3751 Sunset Ave, Waukegan, IL 60087	Food & Beverage	First Lien Senior Secured Term Loan	LIBOR + 5.75%, 10.9% Cash	12/21	12/27	5,428	5,340	4,880	(7)(8)(10)
		Revolver	LIBOR + 5.75%, 10.9% Cash	12/21	12/27	1,786	1,750	1,560	(7)(8)(10)
		Common Stock (1,663.31 shares)	N/A	12/21	N/A		1,663	994	(7)(35)(36)
						7,214	8,753	7,434
World 50, Inc. 3525 Piedmont Rd NE Atlanta, GA 30305	Professional Services	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.6% Cash	9/20	1/26	8,894	8,781	8,813	(7)(8)(9)
		First Lien Senior Secured Term Loan	LIBOR + 5.25%, 10.1% Cash	1/20	1/26	2,462	2,420	2,428	(7)(8)(9)
						11,356	11,201	11,241
WWEC Holdings III Corp 3540 Winton Place Rochester, NY 14623	Capital Goods	First Lien Senior Secured Term Loan	SOFR + 6.00%, 10.8% Cash	10/22	10/28	14,338	13,939	13,974	(7)(8)(17)
		Revolver	SOFR + 6.00%, 10.8% Cash	10/22	10/28	1,118	1,062	1,066	(7)(8)(17)
						15,456	15,001	15,040
Xeinadin Bidco Limited Becket House, 36 Old Jewry, Bank. London, EC2R 8DD	Financial Other	First Lien Senior Secured Term Loan	SONIA + 5.25%, 9.2% Cash	5/22	5/29	5,804	5,620	5,619	(3)(7)(8)(20)
		Subordinated Term Loan	11.0% PIK	5/22	5/29	2,963	2,873	2,891	(3)(7)
		Common Stock (45,665,825 shares)	N/A	5/22	N/A		565	565	(3)(7)(35)(36)
						8,767	9,058	9,075
ZB Holdco LLC 5400 W. 35th St. Cicero, IL 60804	Food & Beverage	First Lien Senior Secured Term Loan	LIBOR + 4.75%, 9.9% Cash	2/22	2/28	4,030	3,974	3,980	(7)(8)(10)
		Revolver	LIBOR + 4.75%, 9.9% Cash	2/22	2/28	—	(14)	(11)	(7)(8)(10)
		LLC Units (152.69 units)	N/A	2/22	N/A		153	198	(7)(35)(36)
						4,030	4,113	4,167
Zeppelin Bidco Limited 3 Benham Road Benham Campus University of, Chilworth, Southampton SO16 7QJ, United Kingdom	Services: Business	First Lien Senior Secured Term Loan	SONIA + 6.25%, 10.4% Cash	3/22	3/29	5,983	6,160	5,614	(3)(7)(8)(18)
						5,983	6,160	5,614

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Subtotal Non–Control / Non–Affiliate Investments						$2,270,094	$2,251,986	$2,120,776
Affiliate Investments:(4)
1888 Industrial Services, LLC 800 8th Ave Suite 301, Greeley, CO 80631	Energy: Oil & Gas	First Lien Senior Secured Term Loan	LIBOR + 5.00%	2/22	5/23	4,372	419	—	(7)(8)(10)(32)(34)
		Revolver	LIBOR + 5.00%	2/22	5/23	1,621	1,498	1,104	(7)(8)(10)(32)(34)
		Warrants (7,546.76 units)	N/A	2/22	N/A		—	—	(7)(34)(35)(36)
						5,993	1,917	1,104
Eclipse Business Capital, LLC 123 North Wacker Drive, Suite 2400 Chicago, IL 60606	Banking, Finance, Insurance & Real Estate	Revolver	LIBOR + 7.25%	7/21	7/28	4,364	4,260	4,364	(7)(9)
		Second Lien Senior Secured Term Loan	7.5% Cash	7/21	7/28	4,545	4,509	4,545	(7)
		LLC Units (89,447,396 units)	N/A	7/21	N/A		93,230	143,116	(7)(36)
						8,909	101,999	152,025
Hylan Datacom & Electrical LLC 101 Crawfords Corner Road, Building 2, Suite 2308, Holmdel, NJ 07733, USA	Construction & Building	First Lien Senior Secured Term Loan	SOFR + 8.00%, 12.8% Cash	2/22	3/26	3,917	3,689	3,917	(7)(8)(17)
		Second Lien Senior Secured Term Loan	SOFR + 10.00%, 14.8% Cash	2/22	3/27	4,239	4,239	4,239	(7)(8)(17)
		Common Stock (102,144 shares)	N/A	2/22	N/A		5,219	4,551	(7)(35)(36)
						8,156	13,147	12,707
Jocassee Partners LLC 300 South Tryon Street, Suite 2500 Charlotte, NC 28202	Investment Funds & Vehicles	9.1% Member Interest	N/A	6/19	N/A		35,158	40,930	(3)
							35,158	40,930
Kemmerer Operations, LLC 312 US-189, Kemmerer, WY 83101	Metals & Mining	First Lien Senior Secured Term Loan	15.0% PIK	2/22	6/25	1,715	1,715	1,715	(7)(34)
		Common Stock (6.78 shares)	N/A	2/22	N/A		1,589	1,793	(7)(34)(35)(36)
						1,715	3,304	3,508
Rocade Holdings LLC 2107 Wilson Boulevard Suite 410 Arlington, VA 22201	Other Financial	Preferred LP Units (45,000 units)	SOFR + 6.0% PIK	2/23	N/A		45,000	45,000	(7)
		LP Units (23.8 units)	N/A	2/23	N/A		—	—	(7)(35)(36)
							45,000	45,000
Sierra Senior Loan Strategy JV I LLC 300 South Tryon Street, Suite 2500 Charlotte, NC 28202	Joint Venture	89.01% Member Interest	N/A	2/22	N/A		50,221	39,814	(3)(34)(36)
							50,221	39,814
Thompson Rivers LLC 300 South Tryon Street, Suite 2500 Charlotte, NC 28202	Investment Funds & Vehicles	16% Member Interest	N/A	6/20	N/A		37,515	22,024	(35)(36)
							37,515	22,024

Portfolio Company(6)	Industry	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Waccamaw River LLC 300 South Tryon Street, Suite 2500 Charlotte, NC 28202	Investment Funds & Vehicles	20% Member Interest	N/A	2/21	N/A		$$22,520	$19,021	(3)(36)
							22,520	19,021
Subtotal Affiliate Investments						24,773	310,781	336,133
Control Investments:(5)
Black Angus Steakhouses, LLC 13400 Riverside Drive, Suite 210. Sherman Oaks, CA 91423	Hotel, Gaming & Leisure	First Lien Senior Secured Term Loan	LIBOR + 9.10%, 14.2% Cash	2/22	1/25	5,647	5,647	5,647	(7)(8)(9)(34)
		First Lien Senior Secured Term Loan	10.0% PIK	2/22	1/25	26,692	9,628	8,808	(7)(32)(34)
		LLC Units (44.6 units)	N/A	2/22	N/A		—	—	(7)(34)(35)(36)
						32,339	15,275	14,455
MVC Automotive Group GmbH Bruennerstrasse 66 Vienna, 1210 Austria	Automotive	Bridge Loan (4.5% Cash, 1.5% PIK)	4.5% Cash, 1.5% PIK	12/20	12/24	7,149	7,149	7,149	(3)(7)(33)
		Common Equity interest (18,000 shares)	N/A	12/20	N/A		9,553	13,011	(3)(7)(33)(35)(36)
						7,149	16,702	20,160
MVC Private Equity Fund LP 287 Bowman Ave, 2nd Floor Purchase, NY 10577	Investment Funds & Vehicles	General Partnership Interest (1,831.4 units)	N/A	3/21	N/A		225	42	(3)(33)(35)
		Limited Partnership Interest (71,790.4 units)	N/A	3/21	N/A		8,899	1,677	(3)(33)(35)
							9,124	1,719
Security Holdings B.V. Strawinskylaan 411 Toren A, 4hg, Amsterdam, Noord-Holland, Netherlands	Electrical Engineering	Bridge Loan	5.0% PIK	12/20	5/24	6,020	6,020	6,020	(3)(7)(33)
		Senior Subordinated Term Loan	3.1% PIK	12/20	5/24	10,680	10,680	10,680	(3)(7)(33)
		Senior Unsecured Term Loan	6.0% Cash, 9.0% PIK	4/21	4/25	2,052	2,164	2,052	(3)(7)(33)
		Common Stock Series A (17,100 shares)	N/A	2/22	N/A		560	467	(3)(7)(33)(35)(36)
		Common Stock Series B (1,236 shares)	N/A	12/20	N/A		35,192	43,652	(3)(7)(33)(35)(36)
						18,752	54,616	62,871
Subtotal Control Investments						58,240	95,717	99,205
Total Investments, March 31, 2023						$2,353,107	$2,658,484	$2,556,114
(1)
All debt investments are income producing, unless otherwise noted. The Company’s external investment adviser, Barings, determines in good faith the fair value of the Company’s investments in accordance with a valuation policy and processes established by the Adviser, which have been approved by the Board. In addition, all debt investments are variable rate investments unless otherwise noted. Index-based floating interest rates are generally subject to a contractual minimum interest rate. Variable rate loans to the Company’s portfolio companies bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR”), SOFR, the Euro Interbank Offered Rate (“EURIBOR”), the Bank Bill Swap Bid Rate (“BBSY”), the Stockholm Interbank Offered Rate (“STIBOR”), the Canadian Dollar Offered Rate (“CDOR”), the Sterling Overnight Index Average (“SONIA”), the Swiss Average Rate Overnight (“SARON”), the Norwegian Interbank Offered Rate (“NIBOR”), the Bank Bill Market rate (“BKBM”) or an alternate base rate (commonly based on the Federal Funds Rate or the Prime Rate), at the borrower’s option, which reset annually, semi-annually, quarterly or monthly. For each such loan, the Company has provided the interest rate in effect on the date presented. SOFR based contracts may include a credit spread adjustment that is charged in addition to the base rate and the stated spread. The borrower may also elect to have multiple interest reset periods for each loan.

(2)
All of the Company’s portfolio company investments (including joint venture investments), which as of March 31, 2023 represented 212.1% of the Company’s net assets, are subject to legal restrictions on sales. The acquisition date represents the date of the Company’s initial investment in the relevant portfolio company.

(3)
Investment is not a qualifying investment as defined under Section 55(a) of the 1940 Act. Non-qualifying assets represent 26.4% of total investments at fair value as of March 31, 2023. Qualifying assets must represent at least 70% of total assets at the time of acquisition of any additional non-qualifying assets. If at any time qualifying assets do not represent at least 70% of the Company’s total assets, the Company will be precluded from acquiring any additional non-qualifying asset until such time as it complies with the requirements of Section 55(a).

(4)
As defined in the 1940 Act, the Company is deemed to be an “affiliated person” of the portfolio company as the Company owns between 5% or more, up to 25% (inclusive), of the portfolio company’s voting securities (“non-controlled affiliate”).

(5)
As defined in the 1940 Act, the Company is deemed to be both an “affiliated person” and “control” the portfolio company because it owns more than 25% of the portfolio company’s outstanding voting securities or it has the power to exercise control over the management or policies of such portfolio company (including through a management agreement).

(6)
All of the investment is or will be encumbered as security for the Company’s $1.1 billion senior secured credit facility with ING Capital LLC initially entered into in February 2019 (as amended, restated and otherwise modified from time to time, the “February 2019 Credit Facility”).

(7)	The fair value of the investment was determined using significant unobservable inputs.
(8)	Debt investment includes interest rate floor feature.
(9)	The interest rate on these loans is subject to 1 Month LIBOR, which as of March 31, 2023 was 4.85771%.
(10)	The interest rate on these loans is subject to 3 Month LIBOR, which as of March 31, 2023 was 5.19271%.
(11)	The interest rate on these loans is subject to 6 Month LIBOR, which as of March 31, 2023 was 5.31300%.
(12)	The interest rate on these loans is subject to 1 Month EURIBOR, which as of March 31, 2023 was 2.91500%.
(13)	The interest rate on these loans is subject to 3 Month EURIBOR, which as of March 31, 2023 was 3.03800%.
(14)	The interest rate on these loans is subject to 6 Month EURIBOR, which as of March 31, 2023 was 3.34100%.
(15)	The interest rate on these loans is subject to 12 Month EURIBOR, which as of March 31, 2023 was 3.62200%.
(16)	The interest rate on these loans is subject to 1 Month SOFR, which as of March 31, 2023 was 4.80247%.
(17)	The interest rate on these loans is subject to 3 Month SOFR, which as of March 31, 2023 was 4.90855%.
(18)	The interest rate on these loans is subject to 6 Month SOFR, which as of March 31, 2023 was 4.89968%.
(19)	The interest rate on these loans is subject to 1 Month SONIA, which as of March 31, 2023 was 4.16870%.
(20)	The interest rate on these loans is subject to 3 Month SONIA, which as of March 31, 2023 was 4.29870%.
(21)	The interest rate on these loans is subject to 6 Month SONIA, which as of March 31, 2023 was 4.46810%.
(22)	The interest rate on these loans is subject to 1 Month BBSY, which as of March 31, 2023 was 3.63340%.
(23)	The interest rate on these loans is subject to 3 Month BBSY, which as of March 31, 2023 was 3.71500%.
(24)	The interest rate on these loans is subject to 6 Month BBSY, which as of March 31, 2023 was 3.78750%.
(25)	The interest rate on these loans is subject to 1 Month CDOR, which as of March 31, 2023 was 4.95000%.
(26)	The interest rate on these loans is subject to 3 Month CDOR, which as of March 31, 2023 was 5.02750%.
(27)	The interest rate on these loans is subject to 3 Month STIBOR, which as of March 31, 2023 was 3.36400%.
(28)	The interest rate on these loans is subject to 3 Month BKBM, which as of March 31, 2023 was 5.15000%.
(29)	The interest rate on these loans is subject to 6 Month SARON, which as of March 31, 2023 was 1.41862%.
(30)	The interest rate on these loans is subject to 1 Month NIBOR, which as of March 31, 2023 was 3.38000%.
(31)	The interest rate on these loans is subject to Prime, which as of March 31, 2023 was 8.00000%.
(32)	Non-accrual investment.
(33)
Investment was purchased as part of the MVC Acquisition and is part of the MVC Reference Portfolio for purposes of the Credit Support Agreement between the Company and the Adviser entered into in connection with the MVC Acquisition.

(34)
Investment was purchased as part of the Sierra Acquisition and is part of the Sierra Reference Portfolio for purposes of the Credit Support Agreement between the Company and the Adviser entered into in connection with the Sierra Acquisition.

(35)	Investment is non-income producing.
(36)
Percentage of class held for equity investments are as set forth below. A percentage shown for a class of investment securities held by us represents the percentage of the class owned and does not necessarily represent voting ownership. A percentage shown for equity securities, other than warrants, represents the actual percentage of the class of security held on a fully diluted basis. A percentage shown for warrants held represents the percentage of a class of security we may own assuming we exercise our warrants after dilution:

a.	Accelerant Holdings – 0.2%
b.	Accurus Aerospace Corporation – 0.2%
c.	Advantage Software Class A Partnership Units – 0.1%
d.	Advantage Software Class B Partnership Units – 0.1%
e.	AIT Worldwide Logistics Holdings, Inc. – 0.05%
f.	Amalfi Midco Class B Common Stock – 0.0%
g.	Amalfi Midco Warrants – 0.0%
h.	Aptus 1829. GmbH Preferred Stock – 0.3%
i.	Aptus 1829. GmbH Common Stock – 0.3%
j.	Argus Bidco Limited Common Stock – 0.0%

k.	Argus Bidco Limited Preferred Stock – 0.0%
l.	Argus Bidco Limited Equity Loan Notes – 0.0%
m.	ASC Communications, LLC Class A Units – 0.0%
n.	Azalea Buyer, Inc. – 0.4%
o.	Bridger Aerospace Group Holdings, LLC Preferred Stock Series C – 0.0%
p.	BrightSign LLC – 0.5%
q.	Burgess Point Purchaser Corporation LP Units – 0.0%
r.	Canadian Orthodontic Partners Corp. Class A Units – 0.2%
s.	Canadian Orthodontic Partners Corp. Class C Warrants – 0.0%
t.	Caribou Holding Company, LLC – 0.8%
u.	Carlson Travel Common Stock – 0.2%
v.	Carlson Travel Series A Convertible Pref Stock – 1.2%
w.	CGI Parent, LLC – 0.33%
x.	Cineworld Group PLC Warrants – 0.0%
y.	CMT Opco Holding, LLC, LLC Units – 0.8%
z.	Coastal Marina Holdings, LLC – 14.6%
aa.	Command Alkon (Project Potter Buyer, LLC) Class B Units – 0.05%
bb.	Compass Precision, LLC – 0.3%
cc.	Core Scientific, Inc. Common Stock – 0.03%
dd.	Coyo Uprising GmbH Class A Units – 0.4%
ee.	Coyo Uprising GmbH Class A Units – 0.4%
ff.	CW Group Holdings LLC Units – 0.3%
gg.	DataServ Integrations, LLC Partnership Units – 0.4%
hh.	DecksDirect, LLC – 0.1%
ii.	Echo Global Logistics, Inc. – 0.1%
jj.	EFC International Common Stock – 0.1%
kk.	Ferrellgas L.P. OpCo Preferred Units – 0.8%
ll.	FinThrive Software Intermediate Holdings Inc. – 1.3%
mm.	Five Star Holding LLC – 0.2%
nn.	Flywheel Re Segregated Portfolio 2022-4 Preferred Stock – 0.0%
oo.	FragilePak LLC Partnership Units – 0.8%
pp.	FSS Buyer LLC LP Interest – 0.03%
qq.	FSS Buyer LLC LP Units – 0.03%
rr.	GB Eagle Buyer, Inc. Partnership Units – 0.4%
ss.	IM Analytics Holding, LLC, Warrants – 22.9%
tt.	ITI Intermodal, Inc. – 0.1%
uu.	Jones Fish Hatcheries & Distributors LLC – 0.5%
vv.	Kano Laboratories LLC, Partnership Equity – 1.5%
ww.	Kid Distro Holdings, LLC – 0.41%
xx.	LeadsOnline, LLC – 0.0%
yy.	MC Group Ventures Corporation Partnership Units – 0.1%
zz.	Mercell Holding AS Class A Units – 0.0%
aaa.	Mercell Holding AS Class B Units – 0.0%
bbb.	MNS Buyer, Inc. LLC Units – 0.4%
ccc.	Narda Acquisitionco., Inc. Class A Preferred Units – 0.5%
ddd.	Narda Acquisitionco., Inc. Class B Common Units – 0.1%
eee.	OA Buyer, Inc. – 0.1%
fff.	OSP Hamilton Purchaser, LLC LP Units – 0.1%
ggg.	PDQ.Com Corporation LP Units – 0.05%
hhh.	Polara Enterprises, L.L.C. – 0.37%
iii.	Policy Services Company, LLC Class A Warrants – 3.77%
jjj.	Policy Services Company, LLC Class B Warrants – 3.77%
kkk.	Policy Services Company, LLC Class C Warrants – 3.77%
lll.	Policy Services Company, LLC Class D Warrants – 3.77%
mmm.	ProfitOptics, LLC – 0.9%
nnn.	Proppants Holding, LLC – 1.61%

ooo.	Qualified Industries, LLC Preferred Stock– 1.0%
ppp.	Qualified Industries, LLC Common Stock– 0.7%
qqq.	Recovery Point Systems, Inc. Partnership Equity – 0.2%
rrr.	Renovation Parent Holdings, LLC – 0.2%
sss.	RTIC Subsidiary Holdings, LLC Class A Preferred Units – 0.23%
ttt.	RTIC Subsidiary Holdings, LLC Class B Preferred Units – 0.23%
uuu.	RTIC Subsidiary Holdings, LLC Class C Preferred Units – 0.23%
vvv.	RTIC Subsidiary Holdings, LLC Common Units – 0.23%
www.	Safety Products Holdings, LLC Preferred Stock – 0.2%
xxx.	SMART Financial Operations, LLC – 1.51%
yyy.	Solo Buyer, L.P. Partnership Units – 0.3%
zzz.	Syniverse Holdings, Inc. – 2.41%
aaaa.	TA SL Cayman Aggregator Corp. Common Stock – 0.01%
bbbb.	Terrybear, Inc. – 1.4%
cccc.	The Octave Music Group, Inc. – 0.3%
dddd.	True Religion Apparel, Inc. Preferred Units – 0.28%
eeee.	True Religion Apparel, Inc. Common Units – 0.27%
ffff.	Trystar, LLC, LLC Units – 0.6%
gggg.	TSYL Corporate Buyer, Inc. – 0.0%
hhhh.	Velocity Pooling Vehicle, LLC Common Units – 0.1%
iiii.	Velocity Pooling Vehicle, LLC Warrants – 0.1%
jjjj.	Vital Buyer, LLC – 0.1%
kkkk.	Eclipse Business Capital, LLC – 40.09%
llll.	Jocassee Partners LLC, Member Interest – 9.1%
mmmm.	Thompson Rivers LLC, Member Interest – 7.5%
nnnn.	Waccamaw River LLC – 20%
oooo.	Walker Edison Furniture Company LLC – 1.31%
pppp.	Watermill-QMC Midco, Inc. – 1.64%
qqqq.	Whitcraft Holdings, Inc.– 0.1%
rrrr.	Woodland Foods, LLC – 1.08%
ssss.	Xeinadin Bidco Limited – 0.5%
tttt.	ZB Holdco LLC – 0.1%
uuuu.	1888 Industrial Services, LLC – 10.2%
vvvv.	Hylan Datacom & Electrical LLC – 11.1%
wwww.	Kemmerer Operations, LLC – 6.78%
xxxx.	Rocade Holdings LLC Preferred LP Units– 44.12%
yyyy.	Rocade Holdings LLC LP Units – 23.8%
zzzz.	Sierra Senior Loan Strategy JV I LLC – 89.01%
aaaaa.	Black Angus Steakhouses, LLC – 44.6%
bbbbb.	MVC Automotive Group Gmbh Common Equity Interest – 100%
ccccc.	MVC Private Equity Fund LP General Partnership Interest – 100%
ddddd.	MVC Private Equity Fund LP Limited Partnership Interest – 19.4%
eeeee.	Security Holdings B.V Common Stock – 98.5% (5% voting)

1888 Industrial Services, LLC
1888 Industrial Services, LLC, headquartered at 800 8th Avenue, Suite 301, Greeley, CO, provides field support services to oil and gas independent producers, drilling companies and midstream companies in the Denver-Julesburg Basin, with headquarters in the heart of the Wattenberg region in Greeley, CO. 1888 Industrial Services, LLC builds, repairs, modifies and maintains oil and gas production equipment, sites, wells and pipelines.
1WorldSync, Inc.
1WorldSync, Inc. facilitates the sharing of product information between manufacturers/suppliers and retailers via the Global Data Synchronization Network. Customers use the information sourced from 1WorldSync data pool primarily for supply chain and logistical planning purposes.
A.T. Holdings II LTD
A.T. Holdings II LTD is an operator in the biotechnology industry headquartered in Epalinges, Switzerland.
Accelerant Holdings
Accelerant is a tech-enabled platform focused on the specialty insurance value chain. The company’s core value proposition is connecting managing general underwriters (‘MGUs’: outsourced insurance underwriters) with risk capital providers (carriers, reinsurers with balance sheet capacity) using a differentiated approach to data transparency and superior tech-enabled risk analysis.
Acclime Holdings HK Limited
Acclime is an Asia Pacific focused corporate services business headquartered in Hong Kong. The company offers a full suite of corporate services including: (i) Corporate Secretarial; (ii) Tax Compliance; (iii) Accounting; (iv) Immigration; and (v) HR/Payroll all of which are essential functions that are recurring and typically outsourced.
Accurus Aerospace Corporation
Accurus Aerospace Corporation is a supplier of highly engineered metallic parts, kits and assemblies, and processing services to Tier 1 aerostructures suppliers and to aircraft original equipment manufacturers.
Acogroup
Acogroup is a provider of translation services with a leading market position in Europe, serving a diverse customer base of large and medium-sized customers across a number of industries.
ADB Safegate
ADB Safegate provides integrated solutions that raise efficiency, improve safety, boost environmental sustainability and reduce operational costs for airports, airlines and ANSPs. The company works with airports and airlines to solve operational bottlenecks from approach to departure. Solutions encompass airfield lighting, tower-based traffic control systems, intelligent docking automation and services, as well as applying advanced IT and analytics to deliver industry-leading Total Airport Management.
Advantage Software Company (The), LLC
Advantage Software Company is a provider of ERP software built for advertising and marketing agencies. The company’s software platform is typically fully integrated with all of its customers other systems and provides financing and accounting, media management and project management capabilities.
Air Canada 2020-2 Class B Pass Through Trust
Air Canada is an international air carrier providing scheduled and charter air transportation for passengers and cargo.
Air Comm Corporation, LLC
Air Comm Corporation designs, manufactures, and supports Environmental Control Systems (“ECS”) (i.e. heating and cooling systems) used in the aviation industry.

AIT Worldwide Logistics Holdings, Inc.
AIT Worldwide Logistics Holdings, Inc. is a non-asset based third party logistics (3PL) provider focused on both domestic and international logistics. AIT’s services include air and ocean freight forwarding, expedited ground, truck brokerage, residential delivery, and customs brokerage.
AlliA Insurance Brokers NV
AlliA Insurance Brokers NV is a provider of insurance programs. The company offers specialized underwriting and retail insurance solutions. The company also provides specialized programs for apartment owners, real estate developers and property managers, shopping centers, commercial transportation and other coverage lines.
Alpine SG, LLC
Alpine SG, LLC (“Alpine SG”), is an aggregator of niche, vertically oriented software businesses. Each acquired business operates independently with oversight from the Alpine SG management team. The platform includes the following companies: Aerialink, Minute Menu, Bill4Time, and Exym.
Alpine US Bidco LLC
Alpine US Bidco, LLC is one of the largest B2B providers of frozen baked goods in North America.
Amalfi Midco
Amalfi Midco is a provider of specialist social care/education services, supporting ~5,000 adults and children with a range of complex needs/behavioral issues in >550 facilities in the UK, and more recently in the UAE.
AMMC CLO 22, Limited Series 2018-22A
AMMC CLO 22, Limited Series 2018-22A is a collateralized loan obligation vehicle invested in a diversified portfolio of primarily senior secured first lien bank loans and, to a limited extent, senior unsecured loans, second lien loans and first lien last, out loans.
AMMC CLO 23, Ltd. Series 2020-23A
AMMC CLO 23, Ltd. Series 2020-23A is a collateralized loan obligation vehicle invested in a diversified portfolio of primarily senior secured first lien bank loans and, to a limited extent, senior unsecured loans, second lien loans and first lien last-out loans.
Amtech LLC
Amtech Software (“Amtech”) is a leading provider of enterprise resource planning (“ERP”) software and technology solutions for packaging manufacturers. Amtech’s software aids customers in plant management, including manufacturing execution, order-to-cash, scheduling, logistics, and other critical functions.
Anagram Holdings, LLC
Anagram Holdings, LLC is a global provider of metallic/foil balloons.
AnalytiChem Holding GmbH
AnalytiChem is a platform representing the combination of companies who make ready-to-use custom re-agents (compounds, substances, or mixtures used for chemical analysis), solvents, and certified reference materials used in scientific, pharmaceutical, and lab settings to validate testing and experiments.
Anju Software, Inc.
Anju Software, Inc. is a SaaS based enterprise software platform used throughout the clinical, medical affairs and commercial stages of the life sciences industry. Anju offers two main product types: application software and data solutions. Its customers include pharmaceutical & biopharma companies, CROs, medical device manufacturers, regulatory agencies and research institutions.

APC1 Holding
APC1 Holding is a renowned French designer and manufacturer of electromechanical components and electronic sub-systems for severe environments. The company develop, produce and distribute a variety of customized components (e.g. switches, sensors, cockpit controls, rotary electrical motors) focused on niche market applications and catering to a diversity of end-industries from aerospace, transportation, energy, building equipment and medical applications.
Apex Bidco Limited
Apex Bidco Limited (ActivPayroll) is an independent provider of tech-enabled international payroll services platform.
Apidos CLO XXIV, Series 2016-24A
Apidos CLO XXIV, Series 2016-24A is a collateralized loan obligation vehicle invested in a diversified portfolio of primarily senior secured first lien bank loans and, to a limited extent, senior unsecured loans, second lien loans and first lien last-out loans.
APOG Bidco Pty Ltd
APOG Bidco Pty Ltd is a leading private provider of integrated cancer care services in Australia.
Aptus 1829. GmbH
Founded in 2004 in Berlin, Germany, Institut für Produktqualität is a leading provider of analytical laboratory services to customers across the food, water and pharmaceutical markets. The company offers a broad range of analytical services to ensure the quality and safety of a customer’s products throughout the production phase (i.e. batch testing) as well as during the development stage of a new product or ingredient.
Apus Bidco Limited
Apus Bidco Limited is a provider of pension administration software and services for UK pension schemes in the Local Government (“LG”), Central Government (“CG”), and Corporate segments.
AQA Acquisition Holding, Inc.
AQA Acquisition Holding, Inc. provides tools for software development, testing, and monitoring.
Aquavista Watersides 2 LTD
Aquavista is the UK’s largest operator of inland marinas.
Arc Education
Arc Education is a private higher education group in France providing Bachelor and Master degree programs in the areas of communication, art management and design.
Arch Global Precision LLC
Arch Global Precision, LLC designs and manufactures high tolerance precision components and consumable tools for the industrial, medical, and aerospace & defense markets.
Archimede
Archimede is a private education group in France, with a specific positioning on beauty/cosmetics/hairdressing, business engineering and real estate.
Argus Bidco Limited
Argus Bidco Limited is the market-leading provider of subscription-based video applications for automotive repair shops and sales teams within franchised car dealerships across the UK and Europe.

Armstrong Transport Group (Pele Buyer, LLC)
Armstrong Transport Group (Pele Buyer, LLC) is an asset-lite logistics platform that provides brokerage services via a network of independent agents.
ASC Communications, LLC
ASC Communications, LLC is an operator of trade shows and controlled circulation publications targeting the healthcare market.
ASPEQ Heating Group LLC
ASPEQ Heating Group, LLC is a manufacturer of highly-engineered electric heating parts and equipment for a range of industrial, commercial, transportation and marine applications.
Astra Bidco Limited
Astra Bidco Limited is a UK-based provider of prosthetics & orthotics products and outsourced clinical services.
ATL II MRO Holdings Inc.
ATL II MRO Holdings Inc. is a provider of aero accessories and repair services based in Miramar, Florida. The company offers next-generation fuel, hydraulic, pneumatic, electro-mechanical components and other related components and services to its clients.
Auxi International
Auxi International is the #1 player in inventory pledge services and asset control in France and Belgium. The company’s main activity consists in setting up and managing pledges of inventories between creditors (local banks) and debtors (mostly SMEs), allowing borrowers to use inventories as a collateral to secure short-term banking loans.
Avance Clinical Bidco Pty Ltd
Avance is a full-service Contract Research Organisation (CRO) that specialize in undertaking Phase I, Phase I/II and Phase II trials clinical trials in Australia and across a broad spectrum of therapeutic areas, with some skew and growing expertise towards central nervous system (CNS), oncology and infectious disease.
Aviation Technical Services, Inc.
Aviation Technical Services, Inc. is a provider of commercial aerospace aftermarket services to the North American maintenance, repair and overhaul market.
AVSC Holding Corp.
AVSC Holding Corp. is a market leader in event experience solutions through exclusive partnerships at over 1,500 venues in 14 countries across the globe.
Azalea Buyer, Inc.
Azalea Buyer, Inc. is a global digital media company that provides ranking and marketing services to the legal community.
Bariacum S.A
Bariacum S.A. is a private higher education group in France offering a broad range of academic tracks (bachelor and master degrees) as well as professional degrees through 18 school brands across 57 campuses and sites in France and 2 online education platforms.
Benify (Bennevis AB)
Benify (Bennevis AB) provides an employee engagement, benefits and wealth ecosystem to corporate customers and end-users across Sweden, the Netherlands and Western Europe. Via the platform, employees can navigate benefits such as private pension contributions (with employer matching), private healthcare sponsored by the employer, employee insurance policies, corporate cars and benefit selections.

Beyond Risk Management, Inc.
Beyond Risk is a platform that focuses on (i) alternative risk financing, such as captives and other self-insurance arrangements, and (ii) distribution services for ‘hard-to-place’ insurance coverages; and does not take underwriting risk. Beyond Risk provides captive management services (i.e. accounting, tax, actuarial, legal and compliance) and captive program management (i.e. managing and brokering insurance for group captives), and is focused on employee benefits, property and casualty (“P&C”), and third-party risks.
Bidwax
Bidwax is a well-established French producer of specialty homecare products mainly operating through 5 major brands. The group particularly addresses the home specialty cleaning, insecticide and laundry & dishwashing product categories with market-leading brands for each application.
BigHand UK Bidco Limited
BigHand UK Bidco Limited is a provider of digital dictation, document production, pricing software and workflow efficiency tools targeted at the legal and medical sectors.
Biolam Group
Biolam Group is an operator of a group of medical biology laboratories based in Amiens, France. The company offers medical analysis, screening for SARS-COV2 of Covid 19, blood tests and biology and biological analyzes.
Black Angus Steakhouses, LLC
Black Angus Steakhouses, LLC, operates restaurants across six states including California, Arizona, Alaska, New Mexico, Washington, and Hawaii.
Bounteous, Inc.
Bounteous is an advertising technology company that provides a full suite of digital engineering solutions to blue-chip clients. The company engages with customers on both the front-end strategy and design of a digital experience, as well as provide the development and execution (i.e. code-writing and systems integration) on the back-end to get a platform up and running.
BPG Holdings IV Corp
BPG Holdings IV Corp is a manufacturer of electric machinery intended to serve life science and specialty industrial end markets. The company focuses on automating high-precision processes, leveraging its capabilities in microfluidics, optical design, additive manufacturing, motion control and software, ensuring testing and production systems to customers.
Bridger Aerospace Group Holdings, LLC
Bridger Aerospace Group Holdings, LLC provides a comprehensive solution to combat wildfires in the US, including fire suppression, air attack, and unmanned aircraft systems.
Brightline Trains Florida LLC
Brightline Trains Florida LLC owns and operates an express passenger rail system connecting major population centers in Florida.
Brightpay Limited
Brightpay is a payroll software provider.
BrightSign LLC
BrightSign is a provider of digital signage hardware and software solutions, serving a variety of end markets, including retail, restaurants, government, sports, and entertainment.

British Airways 2020-1 Class B Pass Through Trust
British Airways Trust is an aircraft leasing subsidiary of British Airways.
British Engineering Services Holdco Limited
British Engineering Services is a provider of inspection services for mechanical & lifting equipment and pressure vessels in the UK and Ireland.
Brook & Whittle Holding Corp.
Brook & Whittle Holding Corp. provides printing and packaging solutions in North America. Brook & Whittle Holding Corp. produces and supplies pressure sensitive labels and shrink film packaging products for personal care, beverage, food, and household industry sectors.
Brown Machine Group Holdings, LLC
Brown Machine Group Holdings, LLC designs and manufactures thermoforming equipment that is largely used by large packaging producers in the production of plastic packaging containers within the food and beverage industry (rigid food packaging, cups / lids, plates, bowls, and trays).
Burgess Point Purchaser Corporation
BBB Industries is a supplier of remanufactured and new parts to the North American automotive aftermarket. The company offers a broad product portfolio in categories including calipers, starters, hydraulic steering, alternators, turbochargers, and electric steering.
BVI Medical, Inc.
BVI, is a leading global developer and manufacturer of ophthalmic (eye) and other specialty single-use microsurgery products based in the US.
Cadent, LLC (f/k/a Cross MediaWorks)
Cadent, LLC is a group of companies that builds advertising solutions driven by data and technology. The company offers a full suite of products and services that help advertisers, their agencies, and content owners get better return-on-investment from TV brand advertising. Services offered include strategic media planning, network TV advertising solutions, data-driven TV advertising solutions, next-generation addressable TV software, and creative development.
CAi Software, LLC
CAi Software (“CAI”) is a vendor of mission-critical, production-oriented software to niche manufacturing and distribution sectors.
Canadian Orthodontic Partners Corp.
Canadian Orthodontic Partners Corp. is the largest platform of affiliated orthodontic offices in Canada.
Caribou Holding Company, LLC
Caribou Holding Company, LLC, is a provider of SaaS internal investigation case management software utilized by Human Resources, Compliance, and Corporate Security departments within mid-sized and large enterprises.
Carlson Travel, Inc.
Carlson Travel is a global market leader specialized in business travel management and is the world’s largest business travel management company in terms of traffic.

Catawba River Limited
Catawba River Limited is a credit institution founded in 2014 and based in London, United Kingdom. The firm offers personal loans services.
Centralis Finco S.a.r.l.
Centralis Finco S.a.r.l. is a Luxembourg-based provider of corporate trust and administrative services to multi-national corporations and institutional clients.
Ceres Pharma NV
Ceres is a pharmaceutical company with a strong footprint in Belgium and expanding presence in Eastern Europe.
CGI Parent, LLC
CGI Parent, LLC provides a full suite of statutory representation (registered agent / process agent) and compliance services for more than 200K U.S. entities across 40K+ middle-market corporate and professional services clients.
Cineworld Group PLC
Cineworld Group PLC is one of the largest global movie theater operators.
Classic Collision (Summit Buyer, LLC)
Classic Collision (Summit Buyer, LLC) is a multi-site operator of auto repair facilities in the Southeast. In addition to traditional auto body repair services, Classic offers glass replacement and repair services.
CM Acquisitions Holdings Inc.
CM Acquisitions Holdings Inc. is a global SaaS-based email marketing automation platform consisting of several branded email service providers (“ESPs”) and complementary technologies that allow businesses to create, automate, send, and track personalized marketing campaigns.
CMT Opco Holding, LLC (Concept Machine)
CMT Opco Holding, LLC (Concept Machine) is a full-service distributor of high-end machine tools and metrology equipment, exclusively representing a variety of global manufacturers in the Upper Midwest. The company distributes products including machine tools for metal cutting, metrology equipment for quality control precision measuring, metal stamping, metal fabrication and automation equipment (i.e. robotic solutions).
Coastal Marina Holdings, LLC
Coastal Marinas owns and operates marinas on the Southeastern coast of the United States.
Cobham Slip Rings SAS
Cobham Slip Rings SAS is a leading global supplier of mission-critical, high-performance slip rings for aerospace and defense as well as industrial applications such as wind farms. Slip rings are electromechanical devices enabling transmission of electrical power and data signals from stationary to rotating structures (e.g. rotors).
Command Alkon (Project Potter Buyer, LLC)
Project Potter Buyer, LLC (Command Alkon), is a best-of-breed, vertical-market software and technology provider to the heavy building materials industry. Command Alkon delivers purpose-built, mission critical products that serve as the core operating & production systems for ready-mix concrete producers, asphalt producers, and aggregate suppliers.
Compass Precision, LLC
Compass Precision (“Compass”) is a manufacturer of custom metal precision components.

Comply365, LLC
Comply365 is a provider of proprietary enterprise SaaS and mobile solutions for content management and document distribution in highly regulated industries, including Aviation and Rail.
Contabo Finco S.À R.L
Contabo Finco S.À R.L is a Germany-based internet hosting services provider, specializing in contracted virtual private server and dedicated hosting for the small-to-medium enterprise and tech-savvy developer niche segments.
Core Scientific, Inc.
Core Scientific, Inc., is an operator of purpose-built facilities for digital asset minting and a provider of blockchain infrastructure, software solutions and services in North America with approximately 457 megawatts (MWs) of power.
Coyo Uprising GmbH
Coyo is an employee communications platform looking to strengthen collaboration, motivation, and culture in organizations. It combines a social intranet and employee app, allowing employers an intuitive and centralized solution that makes it easy to reach all employees, improve internal communication, and promote a culture of feedback.
CSL DualCom
CSL DualCom is a provider of managed connectivity services, which are integrated into third-party monitoring systems. The managed services offering combines; (i) cellular and fixed line connectivity, (ii) communication devices/hardware, and (iii) performance monitoring/connection management.
CT Technologies Intermediate Holdings, Inc.
CT Technologies Intermediate Holdings, Inc is a provider of outsourced release-of-information services, which involves the interaction between healthcare providers, who possess protected medical information, and authorized requestors, who are entitled to receive that information for various commercial, legal, or personal purposes.
Custom Alloy Corporation
Custom Alloy Corporation manufactures time sensitive and mission critical butt-weld pipe fittings and forgings for the natural gas pipeline, power generation, oil/gas refining and extraction, and nuclear generation markets.
CVL 3
CVL3 a French Testing & Inspection firm, is the world leader in the glass container niche for the food & beverage, pharma and cosmetic end-markets.
CW Group Holdings, LLC
CW Group Holdings, LLC is a vertically oriented managed cloud hosting and IT services provider for hospitals.
DataOnline Corp.
DataOnline Corp (“DataOnline”), is a global provider of M2M solutions specifically for the monitoring of both fixed and mobile remote industrial assets. DataOnline specializes in robust and reliable devices and sensors, remote data collection, global wireless communications and web-based applications.
DataServ Integrations, LLC
DataServ Integrations, LLC is a provider of information technology consulting services intended to serve commercial clients. The company offers strategic services, managed services, end-user support, project-based services and workflow management services, thereby enabling clients to grow their businesses through digital transformation.

DecksDirect, LLC
DecksDirect, LLC is an eCommerce direct-to-consumer seller of specialty residential decking products in the United States.
DISA Holdings Corp
DISA Holdings Corp. is a provider of drug testing, background screening, and employee compliance solutions focused on safety-sensitive industries. The company offers drug and alcohol testing, background screening, occupational health screening, transportation compliance, safety, and substance abuse training, enabling access to reliable information concerning employee well-being and readiness that facilitates better decisions that ultimately determine the success of a company.
Distinct Holdings, Inc.
Distinct Holdings, Inc. is a global full-service provider of integrated audio visual (“AV”) solutions for Fortune 500 customers across broadcasting, financial services, education, technology and other end markets. Typical applications include conference and meeting rooms, training spaces, live & studio production sound technology, sports venue technology and digital advertising signage.
Dragon Bidco
Dragon Bidco is a leading provider of SaaS-based software tools for private label management targeted predominantly at global food retailers and their supplier networks. The company provides customisable, modular software solutions designed to manage all aspects of the private label product development process including specification and recipe management, project management, packaging design, compliance and quality control, facilitating collaboration between retailers and their suppliers throughout the process.
DreamStart Bidco SAS (d/b/a SmartTrade)
DreamStart Bidco SAS (d/b/a SmartTrade) provides an electronic trading SaaS solution with a leading position globally in the FX market and a highly invested technology platform that has cross-asset functionality.
Dryden 43 Senior Loan Fund, Series 2016-43A
Dryden 43 Senior Loan Fund, Series 2016-43A is a collateralized loan obligation vehicle invested in a diversified portfolio of primarily senior secured first lien bank loans and, to a limited extent, senior unsecured loans, second lien loans and first lien last out loans.
Dryden 49 Senior Loan Fund, Series 2017-49A
Dryden 49 Senior Loan Fund, Series 2017-49A is a collateralized loan obligation vehicle invested in a diversified portfolio of primarily senior secured first lien bank loans and, to a limited extent, senior unsecured loans, second lien loans and first lien last out loans.
Dune Group
Dune Group is a leading contract manufacturer (“CMO”) of orthopedic surgical instruments used predominantly for spine, knee, shoulder, and hip surgeries.
Dunlipharder B.V.
Dunlipharder B.V. provides mission critical Digital CX/Business Process Management (“BPM”) and Data and Digital services/Information Technology (“IT”) services to customers in the travel, hospitality, internet and technology industry verticals.
Dwyer Instruments, Inc.
Founded in 1931, Dwyer Instruments (“Dwyer” or the “Company”) is a designer and manufacturer of sensors, meters, gauges, etc. that are used to measure or control the temperature, pressure, or level of solids / liquids / gases. Dwyer maintains a broad product portfolio of highly engineered and patented products that provide customers with key data and information where precision measurement is critical. The Company also focuses on smaller projects (average order size of $800) whereby large competitors cannot compete effectively. The Company’s value proposition is supported by Dwyer’s +90 year operating history and reported EBITDA margins in excess of 20%.
Echo Global Logistics, Inc.
Echo Global Logistics (“Echo”) is a publicly traded (NASDAQ: ECHO), asset-lite 3PL providing tech-enabled freight brokerage across various modes including Truckload (“TL”), Less-than-Truckload (“LTL”), Parcel, and Intermodal, as well as managed (contracted) transportation services.
EFC International
EFC International is a distributor of engineered fasteners serving the automotive, electrified vehicle, energy, agriculture and furniture sectors. The company offers products including plastic injection molded components, spring steel stampings, cold-formed fasteners, clamp products, motion control and routing components, light assemblies and other products, providing engineering support to the customers and meeting their unique and evolving needs.
Eclipse Business Capital, LLC
Eclipse is a national commercial finance company focused on directly originated, Asset Based Loans (“ABL”).
Ellkay, LLC
Ellkay is a provider of data interoperability solutions for 55k+ labs, hospitals, clinics, and payors in the US. Ellkay’s solutions essentially serve to standardize, integrate, and connect data from disparate (often outdated) systems and applications both within healthcare IT systems and between providers and third parties (i.e. laboratories). Products allow providers, labs, and healthcare systems to transmit orders and results, store and maintain patient records, and reduce redundancies and cost by connecting applications, integrating data, and migrating and storing patient data and records. Ellkay was founded in 2002 was previously founder-owned prior to Insight’s ownership.
EMI Porta Holdco LLC
EMI Porta Holdco LLC is a scaled manufacturer of elevator components.
Entact Environmental Services, Inc.
Entact Environmental Services, Inc. is a provider of environmental remediation and geotechnical services for blue-chip companies with regulatory-driven liability enforcement needs.
EPS NASS Parent, Inc.
EPS NASS Parent, Inc. provides electrical testing services for apparatus equipment (components, transformers, and circuit breakers) and protection & controls (“P&C”) infrastructure. In addition to its testing services, EPS also offers ancillary services, such as installation, repair, and engineering.
eShipping, LLC
Founded in 2004, eShipping, LLC (“eShipping”) is an asset-life third party logistics company (3PL).
Eurofins Digital Testing International LUX Holding SARL
Eurofins Digital Testing International LUX Holding SARL is a provider of quality assurance and cyber security services intended to serve clients in the consumer electronics, software development, automotive, Internet of Things (IoT), connected health and media markets. The company provides global testing, quality assurance and technical analysis of digital systems, devices, content and cyber security, enabling clients to protect their IT assets from security threats.
Events Software BidCo Pty Ltd
Events Software BidCo Pty Ltd is a leading provider of events management software for in-person, virtual and hybrid events; the company’s core offering is delivered as a cloud-based Software as a Service (‘SaaS’) subscription product and is used prior to, during and post-events to manage registrations, attendee engagement, marketing & communications and operations.

Express Wash Acquisition Company, LLC
Express Wash Acquisition Company, LLC is an express car wash consolidator primarily in the southeastern US.
F24 (Stairway Bidco Gmbh)
F24 (Stairway Bidco Gmbh) is a leading European crisis management software (“CMS”) vendor, based in Germany.
Faraday
Faraday is a French radiology group. The group encompasses 19 centres, 64 radiologists and 24 heavy imagery machines (MRI & scanners), de facto creating one of the largest radiology platforms in France.
Ferrellgas L.P.
Ferrellgas L.P. is a propane provider in the United States, including the largest provider of propane by branded propane tank exchange through its Blue Rhino brand.
Fineline Technologies, Inc.
Fineline Technologies, Inc. is a global developer and provider of retail ticketing (printed hangtags and sticker labels), RFID, and software solutions. The company focuses on shorter-run, time-sensitive applications for discount and specialty retailers.
Finexvet
Finexvet is the #2 largest veterinary group in France with 96 practices, providing mostly pet care.
FinThrive Software Intermediate Holdings Inc.
FinThrive provides SaaS-based revenue cycle management solutions. Functionality includes charge integrity, claims management, contract management, patient access, analytics, education, and other emerging technologies.
FitzMark Buyer, LLC
FitzMark, Buyer, LLC is a 3PL provider of brokerage services, primarily to food & beverage, consumer goods, and industrial customers.
Five Star Holding LLC
Five Star Holdings is a fully integrated platform of specialty packaging brands that manufactures flexible packaging solutions for blue chip customers in the Pet Food, Retail / Grocery, Water & Beverage, and other various end markets.
Flexential Issuer, LLC
Flexential is a leading national provider of hybrid IT solutions including colocation, interconnection, cloud, managed solutions and professional services to more than 3,400 customers nationally.
Flywheel Re Segregated Portfolio 2022-4
Flywheel Re Segregated Portfolio 2022-4 is a special purpose multi-line (liability, motor, property, professional) reinsurer.
Footco 40 Limited
Footco 40 Limited is a leading provider of tech-enabled audio-visual solutions (background music, music video, in store audio marketing and digital signage solutions) utilized by major international commercial brands in over 150 countries to deliver brand consistency and meet music licensing requirements.
Fortis Payment Systems, LLC
Fortis Payment Systems, LLC is a developer of payment processing and merchant solutions intended for software providers, marketplaces and developers.

FragilePak LLC
FragilePak LLC is an asset-lite, third-party logistics provider focused on first-mile, middle-mile, and last-mile delivery for big & bulky products such as furniture, outdoor equipment, home appliances, fixtures, and mattresses.
Front Line Power Construction LLC
Front Line Power provides engineering, design, construction, and maintenance services to power, telecom, and renewable end markets.
FSS Buyer LLC
FSS Buyer LLC is a market-leading software provider for K-12 school libraries across the U.S. The company’s main software solutions are (i) Destiny Library Manager (63% of LTM revenue), a full suite library management system, (ii) Destiny Resource Manager (18%), an asset management software the manages school district resources and loans of non-library materials to students (i.e. laptops), and (iii) Aspen, a student information system used to store, track, and analyze a range of academic data (15%). FSS Buyer LLC generates the majority of revenue (90%) via recurring maintenance and subscription contracts that are paid annually in advance.
GB Eagle Buyer, Inc.
GB Eagle Buyer, Inc. is a manufacturer and supplier of complex composite and metal-bonded structural assemblies intended for the aerospace industry.
Global Academic Group Limited
Global Academic Group Limited is a leading private tertiary and vocational education provider in New Zealand and Australia (“ANZ”) which offers a broad suite of certificate, diploma, bachelor and masters level qualifications through a network of more than 50 campuses across 19 cities in ANZ.
GPNZ II GmbH
GPNZ II GmbH (“GPNZ”) is a chain of dental practices in Southern and Western Germany.
Greenhill II BV
Greenhill II BV is an established provider of IT services in Belgium and the North of France, focusing on the SME market. The company offers a one-stop-shop concept through which it covers the full spectrum of customers’ IT and telecom needs.
Groupe Product Life
Groupe Product Life is a provider of regulatory compliance outsourcing services intended for the healthcare industry.
Gulf Finance, LLC
Gulf Finance LLC is a refined products terminalling, storage and wholesale business.
Gusto Aus BidCo Pty Ltd.
Gusto Aus BidCo Pty Ltd. is a manufacturer of prescription and over-the-counter medicines intended to deliver products that will improve people’s health and well-being every day. The company offers therapeutic medicines for areas including weight management, cough, cold and flu, pain management, health supplements, dermatology, sun care and female health products.
HeartHealth Bidco Pty Ltd
HeartHealth Bidco Pty Ltd is a leading provider of cardiovascular and sleep treatment in Australia, with the largest group of privately practicing cardiologists.

Heartland, LLC
Heartland, LLC is a leading provider of commercial landscape maintenance and winter services. Service offerings include contractual maintenance, landscape enhancements, and winter services.
Heartland Veterinary Partners, LLC
Heartland Veterinary Partners (“HVP” or the “Company”) is a veterinary support organization employing approximately 420 doctors of veterinary medicine (“DVMs”) across 174 locations in 23 states. The Company provides a comprehensive set of general veterinary services as well as ancillary services such as boarding and grooming.
Heavy Construction Systems Specialists, LLC
Heavy Construction Systems Specialists, LLC is the leading provider of estimating, operations, and fleet management software to the heavy civil contractor market.
Heilbron (f/k/a Sucsez (Bolt Bidco B.V.))
Heilbron (f/k/a Sucsez (Bolt Bidco B.V.)) is an insurance business that provides broking, MGA and associated services.
HEKA Invest
HEKA Invest is a provider of delivery management technology solutions focused on the areas of health and paperless transactions. The company offers payments processing, direct payment, data processing, compliance management, product distribution, management delegation and implementation of differentiating services, thereby enabling clients to ensure industrial management of information flows and interface with all the solutions on the market.
Holland Acquisition Corp.
Holland Acquisition Corp. (“Holland”), is a provider of land services to blue-chip clients throughout the United States. Holland offers a full suite of land services in all three stages of the energy production cycle: upstream, midstream and downstream.
Home Care Assistance, LLC
Home Care Assistance, LLC (“HCA”) is one of the largest providers of private pay non-medical home care assistance services in the U.S. HCA provides at home services including companionship, laundry, personal care, meal preparation, and housekeeping.
Honour Lane Logistics Holdings Limited
Honour Lane Shipping (“HLS”) is a top 5 Non-Vessel Owning Common Carrier (“NVOCC”) on the Asia to North America lane offering a well-developed integrated and seamless network of transportation solutions to global customers.
HTI Technologies and Industries, Inc.
HTI Technologies and Industries is a manufacturer of electric motor components and designer of small motor systems.
HW Holdco, LLC (Hanley Wood LLC)
HW Holdco, LLC (Hanley Wood LLC) is a market leading provider of information/data services, media, and marketing for the residential and commercial real estate construction markets.
Hygie 31 Holding
Hygie 31 Holding is a Group Purchase Organisation with a strong network of 300 pharmacies, opticians and medical equipment stores in France, the vast majority of which being franchises.

Hylan Datacom & Electrical LLC
Hylan Datacom & Electrical LLC, is a specialty design, engineering and construction company providing telecommunications, electrical and utility services to customers in New York City and the greater Tri-State area.
IM Analytics Holding, LLC (d/b/a NVT)
IM Analytics Holding, LLC (d/b/a NVT) is a provider of test and measurement equipment used for vibration, noise, and shock testing.
IM Square
IM Square is an asset management platform functioning on a revenue share model, investing into a diversified portfolio of top-decile mid-market asset managers via minority stakes.
Infoniqa Holdings GmbH
Infoniqa Holdings GmbH is a leading provider of HR software and related services in the DACH market.
Innovad Group II BV
Innovad Group II BV is a manufacturer of non-nutritional, antibiotic-free feed additives for livestock with a diversified product portfolio addressing predominantly intestinal health, mycotoxins, stress control, digestive aids and feed attractants.
Innovative XCessories & Services, LLC
Innovative XCessories & Services, LLC is a United States based original equipment and aftermarket upfitter to the automotive industry, primarily providing spray-on coating to truck beds and exterior accessories such as side steps and roof racks.
INOS 19-090 GmbH
INOS 19-090 GmbH is a German-based provider of ballistic vests to police departments, militaries, and special forces across Europe.
Interstellar Group B.V.
Interstellar is a leading managed IT services provider in the Netherlands, consisting of a platform of 10 independent IT companies that combine the relevance of local MSP with deep specialist IT expertise in cloud, cybersecurity and collaboration.
Iqor US Inc.
Iqor US Inc., headquartered at 200 Central Avenue One Progress Plaza, 7th Floor, St. Petersburg, FL, is a managed services provider of customer engagement and technology-enabled business process outsourcing solutions.
Isagenix International, LLC
Isagenix International, LLC (“Isagenix”) develops and distributes nutritional products through a direct marketing strategy. Isagenix offers products across a range of categories including weight wellness, energy, performance and healthy aging.
Isolstar Holding NV (IPCOM)
Isolstar Holding NV (IPCOM) specializes in the distribution and conversion of innovative solutions for thermal insulation, high temperature insulation, passive fire protection and acoustic insulation.
ITI Intermodal, Inc.
ITI Intermodal (“ITI”) is a leading provider of intermodal container storage, repair, and maintenance services for the Midwest region.

Ivanti Software, Inc.
Ivanti Software, Inc. (“Ivanti”) is a leading IT management software provider to mid-market enterprises.
Jade Bidco Limited (Jane’s)
Jade Bico Limited (Jane’s) is the leading global provider and “reference brand” of critical openly-sourced (i.e. non-classified) defense intelligence data and a trusted partner of the world’s top governments and aerospace & defense businesses across EMEA, Americas and APAC.
Jedson Engineering, Inc.
Jedson Engineering, Inc. is a provider of engineering, procurement and construction management services.
JetBlue 2019-1 Class B Pass Through Trust
JetBlue Airways Corporation is a passenger airline that operates primarily on point-to-point routes with its fleet of Airbus A320 aircraft and EMBRAER 190 aircraft. JetBlue serves destinations in 22 states, Puerto Rico, Mexico and 12 countries in the Caribbean and Latin America.
JF Acquisition, LLC
JF Acquisition, LLC is the leading value-added distributor and provider of repair, maintenance, installation, and projection management services to the US fueling infrastructure industry.
Jocassee Partners LLC
Jocassee Partners LLC is a joint venture between the company and South Carolina Retirement Systems Group Trust, which invests in a highly diversified asset mix including senior secured, middle-market, private debt investments, syndicated senior secured loans, structured products and real estate debt.
Jon Bidco Limited
Jon Bidco Limited is a New Zealand based healthcare platform comprising TRG Imaging (“TRG”), Canopy Cancer Care (“CCC”) and iMIX.
Jones Fish Hatcheries & Distributors LLC
Jones Fish Hatcheries & Distributors (“Jones Fish”) provides annual, recurring pond management services, as well as fish stocking and pond aeration sales and services.
Kano Laboratories LLC
Kano Laboratories LLC is a leading producer of industrial strength penetrating oils and lubricants.
Kemmerer Operations, LLC
Kemmerer Operations, LLC is a producer of high-value thermal coal and surface-mined coal.
Kene Acquisition, Inc. (En Engineering)
Kene Acquisition, Inc. (EN Engineering) provides outsourced engineering services to electric and gas utility, oil & gas and other critical infrastructure sectors.
Kid Distro Holdings, LLC
Kid Distro Holdings, LLC is a subscription-based music distribution platform that allows artists to easily distribute, promote, and monetize their music across digital service providers, such as Spotify and Apple Music.

Kona Buyer, LLC
Kona Buyer, LLC is a provider of pharmacy management software (“PMS”) solutions for independent pharmacies and long-term care facilities in the US. PMS systems effectively act as the operating system of a pharmacy and are essential for the day-to-day operations of these pharmacies.
Lambir Bidco Limited
Lambir Bidco Limited is the largest global independent blister tooling manufacturer for the pharmaceutical industry.
Lattice Group Holdings Bidco Limited
Lattice Group Holdings Bidco Limited is a cloud-based education software group with a modular offering, catering to the international schools market.
LeadsOnline, LLC
LeadsOnline is a two-sided platform that provides a nationwide electronic reporting system for businesses to report transaction information, which is then used by law enforcement agencies to identify suspects and solve ongoing investigations.
Learfield Communication, LLC
Learfield Communications is a leader in the college sports marketing industry connecting brands with sports fans through multimedia rights for numerous universities, conferences, and arena properties.
Legal Solutions Holdings, Inc.
Legal Solutions Holdings, Inc. is a provider of record retrieval services to the California workers’ compensation applicant attorney market.
Liberty Steel Holdings USA Inc.
Liberty Steel is an electric arc furnace based producer of steel long products, primarily in wire rod and downstream wire products and was formed through a series of strategic acquisitions.
Lifestyle Intermediate II, LLC
Lifestyle Intermediate II, LLC designs, manufactures and sells furniture primarily through leading e-commerce retailers, warehouse clubs, and to a lesser degree, traditional brick and mortar retailers.
LivTech Purchaser, Inc.
LivTech Purchaser, Inc is a software platform serving the elder care market via clinical (Electronic Health Record – “EHR”), operational, and financial software solutions.
LogMeIn, Inc.
LogMeIn, Inc is a SaaS software provider of cloud communication, remote access, remote customer engagement and IT support to small and medium-sized business customers.
Long Term Care Group, Inc.
Long Term Care Group is a leading provider of third-party administrator (“TPA”) services and software for life and annuity insurance providers.
Magnetite XIX, Limited
Magnetite XIX, Limited is a collateralized loan obligation vehicle invested in a diversified portfolio of primarily senior secured first lien bank loans and, to a limited extent, second lien loans.

Marmoutier Holding B.V.
Marmoutier Holding B.V is the leading provider of educational support services such as homework guidance, tutoring, and exam preparation to secondary and primary school pupils in the Netherlands.
Marshall Excelsior Co.
Marshall Excelsior (“MEC” is a leading designer, manufacturer, and supplier of mission critical, highly engineered flow control products used in the transportation, storage, and consumption of liquefied petroleum gas (“LPG” or propane), liquefied anhydrous ammonia (“NH3”), refined industrial and cryogenic gasses.
MC Group Ventures Corporation
MC Group Ventures Corporation is a nationwide leader in brand implementation services such as exterior & interior signage, refresh & remodel, and facility maintenance & repair.
Media Recovery, Inc. (SpotSee)
Media Recovery, Inc. (SpotSee) is a global manufacturer and developer of shock, temperature, vibration, and other condition indicators and monitors for in-transit and storage applications.
Median B.V.
Median Group is a provider of rehabilitation services in Germany and the UK, through its merger with Priory Group.
Medical Solutions Parent Holdings, Inc.
Medical Solutions is a leading provider of total workforce solutions serving healthcare clients across the country.
Mercell Holding AS
Mercell Holding AS is SaaS-platform which connects public bodies such as municipalities or hospitals to procurement suppliers under a subscription-based model.
MNS Buyer, Inc.
MNS Engineers, Inc. (“MNS”) provides civil engineering, construction management and land surveying services.
Modern Star Holdings Bidco Pty Limited.
Modern Star Holdings Bidco Pty Limited. is a leading provider of specialist education resources to primary and secondary schools, Early Childhood centres and Out-of-School-Hours-Care providers in Australia and New Zealand.
Murphy Midco Limited
Murphy Midco Limited is the leading provider of university-accredited degrees in modern music in the UK.
Music Reports, Inc.
Music Reports, Inc. leverages its proprietary music and cue sheet copyright databases to deliver a comprehensive offering of rights and royalties administration solutions to music & entertainment customers (i.e. Pandora, Amazon Music, Spotify, Netflix, Peloton and numerous local TV stations).
MVC Automotive Group GmbH
MVC Automotive Group GmbH owns and operates ten Ford, Jaguar, Land Rover, Mazda, and Volvo dealerships located in Austria and the Czech Republic.
MVC Private Equity Fund, LP
MVC Private Equity Fund, LP, (the “MVC PE Fund”) is a private equity fund focused on control equity investments in the lower middle market. MVC GP II, an indirect wholly-owned subsidiary of the company, serves as the GP to the MVC PE Fund and is exempt from the requirement to register with the Securities and Exchange Commission as an investment adviser under Section 203 of the Investment Advisers Act of 1940. MVC GP II is wholly-owned by MVCFS, a subsidiary of BBDC.

Napa Bidco Pty Ltd
Napa Bidco Pty Ltd is a dedicated Phase 1 clinical trial provider servicing the global pharmaceutical industry
Narda Acquisitionco., Inc.
Narda Acquisitionco. (“Narda”) is a leading manufacturer of radio frequency (RF) and microwave components and assemblies.
Navia Benefit Solutions, Inc.
Navia Benefit Solutions is a third-party administrator (“TPA”) of consumer directed benefits (including FSA, HRA, HSA, COBRA administration, and commuter). Navia’s benefits administration platform helps employers manage employee-directed healthcare benefits and ensures employer compliance with federal law and regulations.
NeoxCo
NeoxCo is a developer of financial software created to allow financial institutions to have access to financial information on a consistent and optimized basis.
Nexus Underwriting Management Limited
Nexus Underwriting Management Limited is the 3rd largest specialty Managing General Agent (“MGA”) globally outside the US, handling and providing end-to-end underwriting solutions on behalf of blue-chip insurers across a broad portfolio of risk classes such as financial lines, aviation, space & marine, trade credit and other commercial lines.
NF Holdco, LLC
NF Holdco, LLC is a developer of project information management (PIM) software intended for the architecture, engineering, construction, and owners (AECO) industry.
NGS US Finco, LLC (f/k/a Dresser Natural Gas Solutions)
NGS US Finco, LLC (f/k/a Dresser Natural Gas Solutions) is a leading manufacturer of commercial and industrial gas meters, pipeline solutions, chemical injection pumps, and electric actuators.
Northstar Recycling, LLC
Northstar Recycling, LLC is a managed service provider for waste and recycling services, primarily targeting food and beverage end markets. Northstar provides a one-stop-shop solution for all waste and recycling needs in an offering that lowers cost, reduces time and effort, and enables Clients to reach their sustainability goals through Northstar’s proprietary reporting and analytics ESG dashboard.
Novotech Aus Bidco Pty Ltd
Novotech Pty Ltd (“Novotech”) is a leading, independent Contract Research Organization (“CRO”) that specializes in providing a comprehensive suite of phase I-IV clinical trial and drug development services within the Asia Pacific region.
NPM Investments 28 B.V.
NPM Investments 28 B.V. is a manufacturer and distributor of customized stairlifts.
OA Buyer, Inc.
OA Buyer, Inc. is a provider of medical claims clearinghouse software to over 65K+ office-based physician providers and 4K+ healthcare insurance payers across the U.S. The clearinghouse serves as a central routing system to ensure medical claims are securely, accurately, and efficiently transmitted between healthcare providers and insurance payers for purposes of reimbursement to the provider for medical services rendered.

OAC Holdings I Corp
OAC Holdings I Corp is a distributor of aftermarket automotive air conditioning products to light duty and heavy-duty / specialty end markets.
Offen Inc.
Offen, Inc. is a wholesaler and distributor of motor fuel and related products, delivering over one billion gallons of fuel per year.
OG III B.V.
OG III B.V. is an SME-focused label printing business.
Omni Intermediate Holdings, LLC
Omni Intermediate Holdings, LLC is an asset-lite specialty freight forwarding business specifically targeting the semiconductor, media, technology, and healthcare end markets. Omni manages the specialized delivery of high value and irregular sized freight, customs brokerage, expedited deliveries, warehousing and fulfillment, and other services outsourced by customers to focus on core competencies.
Options Technology Ltd.
Options Technology Ltd. is a vertically focused managed colocation, managed application, and managed IT services provider. The company specializes in supporting financial services customers, including sell-side banks, hedge funds, global asset managers, and FinTech firms.
Oracle Vision Bidco Limited
Oracle Vision Bidco Limited is the largest UK provider of outsourced community ophthalmology services to NHS patients. The company provides ophthalmology services across the full patient journey from consultations to treatments including cataract surgeries and macular treatments.
Origin Bidco Limited
Origin Bidco Limited is a UK-based provider of cloud-based software solution, which allows customers to easily and effectively manage their corporate email signatures across their entire staff base. Applications include brand consistency, compliance with disclaimer requirements and marketing tools.
OSP Hamilton Purchaser, LLC
OSP Hamilton Purchaser, LLC is a leading software provider that integrates core banking systems with branch technology and creates modern retail banking experiences for financial institutions.
Panoche Energy Center LLC
Panoche Energy Center LLC (PEC) is a nominal 400-megawatt (MW) gas-fired, simple-cycle power plant about 50miles west of Fresno, Calif.
Pare SAS (SAS Maurice MARLE)
Pare SAS (SAS Maurice MARLE) is the leading European manufacturer of orthopedic implants and third largest player worldwide with a core focus on knee and hip implants.
Patriot New Midco 1 Limited (Forensic Risk Alliance)
Patriot New Midco 1 Limited (Forensic Risk Alliance) is an international forensic accounting firm. The firm has a focus on complex regulatory investigations and compliance with regulatory settlements, working on some of the largest and most complex regulatory investigations globally.

PDQ.Com Corporation
PDQ.Com Corporation provides small and medium business IT professionals and system administrator (“SysAdmin”) software tools to manage their internal system of computers, servers, and IT machines. The company targets SysAdmin teams that manage approximately 50 to 2,000 machines, and have an average of one to four full-time employees responsible for their company’s IT infrastructure. The company helps SysAdmins streamline the process of managing, securing, and updating Microsoft Windows across their machine install base.
Perimeter Master Note Business Trust
Perimeter is a series of structured notes issued by the parent company Atlanticus. Atlanticus is a financial technology company that issues both general purpose and private label retail credit cards.
Permaconn BidCo Pty Ltd
Permaconn is the market leader in providing mission-critical alarm security software, secure communications and monitoring services to the alarm security industry in Australia and New Zealand where connectivity is mission-critical and is often insurance and police mandated.
Polara Enterprices, L.L.C.
Polara Enterprices, L.L.C is the industry leading manufacturer of pedestrian traffic management and safety systems, including accessible pedestrian signals (“APS”), “push to walk” buttons, and related “traffic” control units.
Policy Services Company, LLC
Policy Services Company, LLC is a managing general agent that originates, underwrites, and administers non-standard auto insurance policies for carriers in Florida.
Polymer Solutions Group Holdings, LLC
Polymer Solutions Group Holdings, LLC is a portfolio of companies that deliver customer-centric solutions that improve the customers’ products, processes and performance.
Premium Franchise Brands, LLC
Premium Franchise Brands, LLC is a global franchise platform providing commercial janitorial services through its Jan-Pro franchise.
Premium Invest
Premium Invest is a French savings & pension plans brokerage provider and asset manager.
Preqin MC Limited
Preqin is the global leading provider of data and research on the private alternative assets market, including private equity, private debt, venture capital, hedge funds, real estate, infrastructure and secondaries. Headquartered in London, Preqin has 12 offices globally with a presence in all major financial hubs. It owns the industry’s largest and most accurate proprietary database of information on private markets. The database has been built over the past 18 years by a team of researchers (now numbering >300) with deep industry relationships, and Preqin’s proprietary web scraping technology.
Process Equipment, Inc. (ProcessBarron)
Process Equipment, Inc. (ProcessBarron) specializes in the design, manufacturing, installation, maintenance and repair of parts and equipment for blue chip industrial customers in the Southern US.
Professional Datasolutions, Inc. (PDI)
Professional Datasolutions, Inc. (PDI) is a provider of enterprise resource planning software and services for multi-unit convenience stores and wholesale petroleum marketers (gas stations) across North America, primarily in the U.S.

ProfitOptics, LLC
ProfitOptics (“Profit”) is a software development and consulting company that delivers solutions via its proprietary software development platform, Catalyst. The platform is highly customizable with prebuilt modules and integration points, and it connects with customers’ existing systems (ERP, CRM, etc.).
Proppants Holding, LLC
Proppants Holdings, LLC is a manufacturer and provider of high-quality and innovative raw and resin coated frac sand for use in the oil and gas industry.
Protego Bidco B.V.
Protego Bidco B.V. is a global manufacturer of lightweight armor and survivability solutions for platform (land vehicles, aircraft, and naval) and personal protection (body armor plates) markets in Europe and the US.
PSP Intermediate 4, LLC
PSP Intermediate 4, LLC is a leading Software Development Kit provider for Portable Document Format (“PDF”) documents.
QPEV 7 SPV1 BidCo Pty Ltd
QPEV 7 SPV1 BidCo Pty LTD is Australia’s second largest for-profit Long Day Care (“LDC”) provider with services targeted towards middle income families through a diversified national portfolio of 157 centres (LTM Apr-21) located in suburban and regional areas with a geographic focus in Queensland and New South Wales.
Qualified Industries, LLC
Qualified Industries, LLC is a provider of janitorial and professional cleaning services focused on hospitality and restaurant cleaning.
Questel Unite
Questel Unite is a leading Intellectual Property software and services company.
R1 Holdings, LLC
R1 Holdings, LLC is a provider of intermodal transportation and related logistics services intended to serve businesses in North America. The company provides a range of logistics services including port and rail container drayage, terminal operations, dedicated truckload services, trans-loading, warehousing and distribution, enabling clients to increase the velocity, visibility, security and effectiveness of shipments at lower operating costs.
RA Outdoors, LLC
RA Outdoors, LLC is a leading provider of software solutions of campground reservation management by federal, state, provincial and local government parks, private campgrounds, as well as the administration of hunt and fish licensing.
Randys Holdings, Inc.
Randys Holdings, Inc. is a manufacturer and asset-light supplier of highly-engineered drivetrain products to the automotive aftermarket. The company offers differential gears, axles, installation kits, small parts, tools, lockers, limited slips and drivelines, providing products that meet the specifications of clients and increase traction and strength.
Recovery Point Systems, Inc.
Recovery Point Systems, Inc. provides IT infrastructure, colocation, and cloud based resiliency services to commercial and government customers. With a focus on Disaster Recovery as a Service (“DRaaS”), these services protect against tech failure, business downtime, and data loss for large enterprises and government entities.

Renovation Parent Holdings, LLC
Renovation Parent Holdings, LLC is a portfolio of seven proprietary brands that sell various home improvement products primarily through the e-Commerce channel. The company’s products are primarily used in residential remodels & renovations (as opposed to new construction), and include decorative finishes, kitchen & bath, and hearth & patio categories. RB sells products primarily direct-to-consumers.
REP SEKO MERGER SUB LLC
REP SEKO MERGER SUB LLC is a third-party logistics and freight forwarding company that was founded in 1976 and provides ground, ocean, air, and home delivery forwarding services as well as omni-channel logistics and distribution services. The company manages every aspect of customers’ supply chains from pick-up to final delivery. Service offering includes air, ocean, and ground freight forwarding, customs clearance, local pick-up and delivery, consolidation, deconsolidation, handling, distribution, fulfillment, home or last mile delivery, and returns management.
Resolute Investment Managers, Inc.
Resolute Investment Managers, Inc. is an asset management firm that provides institutional-quality equity, fixed income, alternative and cash solutions to retail and institutional clients.
Resonetics, LLC
Resonetics, LLC is a medtech contract manufacturing organization (“CMO”), providing laser micro-machining manufacturing services for medical device and diagnostic companies that require precision laser processing of polymers, metals, and glass. Other manufacturing capabilities include grinding, coiling, and machining services, as well as specialty tubing manufacturing, Additionally, the company designs, builds, and services purpose-built laser equipment to meet specific customer needs.
Reward Gateway (UK) Ltd
Reward Gateway is a global technology and employee engagement company. Its leading SaaS employment engagement platform centralises employee reward and recognition, discounts, communications, surveys, wellbeing, and flexible benefits. The company caters to 2,000 organisations (>5m end users via the employee base) across the UK (66% of revenue), Australia (26%) and the USA (8%).
Rhondda Financing No. 1 DAC
Rhondda Financing No. 1 DAC is a lender headquartered in London, United Kingdom. The firm is a provider of an online marketplace for business loans, where people and organizations can directly lend to small businesses. The company connects businesses looking for finance with people and organizations with money to lend.
Riedel Beheer B.V.
Riedel Beheer B.V. is the market leader of branded fruit juices in the Netherlands. The company manufactures and sells a suite of widely recognised, branded fruit juices in the ambient, chilled and refreshing product categories.
Rocade Holdings LLC
Rocade Holdings LLC is a provider of capital investment services intended to provide flexible growth capital for plaintiff law firms.
Royal Buyer, LLC
Royal Buyer, LLC is a provider of emergency phones and monitoring services, primarily for use in elevators and pools to comply with state safety codes and regulations.
RPX Corporation
RPX Corporation mitigates clients’ risk of litigation from non-practicing entities (“NPE”s or “patent trolls”), which acquire patents for the sole purpose of asserting patent rights, by acquiring patents and sub-licensing them to RPX’s members.

RTIC Subsidiary Holdings, LLC
RTIC Subsidiary Holdings, LLC is a designer, manufacturer and marketer of a variety of stock and customized outdoor and recreational products including drinkware, coolers, and other related products and accessories. The majority of sales are direct-to-consumer sales through RTIC’s own website. RTIC also sells products through its branded retail store located in Houston as well as Amazon.
Ruffalo Noel Levitz, LLC
Ruffalo Noel Levitz, LLC is the leading provider of enrollment management, student retention and career services, and fundraising management for colleges and universities.
Safety Products Holdings, LLC
Safety Products Holdings, LLC is a manufacturer of highly engineered safety cutting tools.
Sanoptis S.A.R.L.
Sanoptis S.A.R.L. is the 2nd largest outpatient ophthalmology chain, focused on optical diagnostics, cataract-corrective surgery, and other age-related ophthalmic medical procedures within the highly-stable German and Swiss markets. The Group is focused primarily on executing a buy-and-build strategy, with scope to address opportunities in core and adjacent geographies such as Benelux, France and Austria, to create a leading pan-European ophthalmic platform.
SBP Holdings LP
SBP Holdings LP is a distributor of industrial rubber products intended to serve the machinery sector.
Scaled Agile, Inc.
Scaled Agile, Inc. provides training and certifications for IT professionals focused on Agile software development.
Scout Bidco B.V.
Scout Bidco B.V. is a vertically-integrated manufacturer of ultra-high purity flexible gas and fluid conveyance components and systems. Its mission-critical components and systems are used in the most demanding high-tech applications such as semiconductor equipment and aerospace equipment.
Sereni Capital NV
Sereni Capital NV is a provider of funeral services in Belgium (and more recently Germany), currently owning 48 funeral operators.
Security Holdings, B.V.
Security Holdings is an Amsterdam-based holding company that owns FIMA, a Lithuanian security and engineering solutions company.
Serta Simmons Bedding LLC
Serta Simmons Bedding LLC is a mattress manufacturer in the U.S. and a leading manufacturer globally. The company operates under three main brands - Serta, Simmons and Tuft & Needle. Under the main brands the company has individual mattress brands that include Perfect Sleeper, iComfort, iSeries, SertaPedic, Beautyrest, BeautySleep, Beautyrest Black and Tuft & Needle.
Shelf Bidco Ltd.
Shelf Bidco Ltd. is a provider of underwriting services across a range of specialty insurance and reinsurance classes of business.

Sierra Senior Loan Strategy JV I LLC
Sierra Senior Loan Strategy JV I LLC generates current income and capital appreciation by investing primarily in the debt of privately-held middle market companies in the United States with a focus on senior secured first lien term loans.
SISU ACQUISITIONCO., Inc.
SISU ACQUISITIONCO., Inc. is a provider of maintenance, repair, and overhaul (“MRO”) services within the aerospace & defense market.
SMART Financial Operations, LLC
SMART Financial Operations, LLC is a specialty retail platform initially comprised of three distinct retail pawn store chains and a pawn industry consulting firm.
Smartling, Inc.
Smartling provides SaaS-based translation management systems and related translation services.
Smile Brands Group Inc.
Smile Brands Group Inc. is one of the five largest dental support organizations in the US. Smile Brands operates under three primary brands, Bright Now! Dental, Monarch Dental and Castle Dental.
SN Buyer, LLC
SN Buyer, LLC is a group purchasing organization that connects pharmaceutical companies with urology practices to facilitate the purchase of pharmaceutical drugs for discounted prices.
Soho Square III Debtco II SARL
Soho Square III Debtco II SARL is a private equity investment firm based in London, United Kingdom.
Solo Buyer, L.P.
Solo Buyer, L.P. is a developer of SaaS-based learning management platform focused on delivering transformative training to employees, customers and partners.
Sound Point CLO XX, Ltd.
Sound Point CLO XX, Ltd. is a collateralized loan obligation vehicle invested in a diversified portfolio of primarily senior secured first lien bank loans and, to a limited extent, senior unsecured loans, second lien loans and first lien last, out loans.
Sparus Holdings, LLC
Sparus Holdings, LLC delivers business outsourcing services to North America’s leaders.
Spatial Business Systems LLC
Spatial Business Systems LLC is a provider of computer programming services intended to offer automated utility design services.
Springbrook Software (SBRK Intermediate, Inc.)
Springbrook Software (SBRK Intermediate, Inc.) is a vertical-market ERP software and payments platform focused on the local government end-market. The company offers system-of-record software solutions to manage utility billing, finance, HR, and payments, primarily serving municipalities with populations of under 50,000.

SSCP Pegasus Midco Limited
SSCP Pegasus Midco Limited is a UK provider of specialist residential care and supported living services for adults with high-acuity needs associated with learning and physical disabilities.
Starnmeer B.V.
Starnmeer B.V. is the leading BPO/IT provider of technology-driven platforms and services for research (publishing) content, EdTech solutions, data management, supported by proprietary in-house offerings (automation and technology products) and subject matter experts (SMEs).
Superjet Buyer, LLC
Superjet Buyer, LLC is a carve-out from its parent corporation and is a market leading provider of ERP software solutions purpose-built for the print and packaging industry.
Syniverse Holdings, Inc.
Syniverse Holdings, Inc. is a leading provider of interoperability and network services for wireless telecommunications carriers. Syniverse provides third-party, inter-carrier services to the telecom market with a historic concentration in the US serving CDMA carriers.
Syntax Systems Ltd
Syntax Systems Ltd. (“Syntax”) is a cloud management service provider which has a strong track record in implementing and managing multi-ERP deployments (i.e., SAP and Oracle) in secure cloud-agnostic environments (i.e., private, public, or mix of private / public).
TA SL Cayman Aggregator Corp.
Founded in 2014, TA SL Cayman Aggregator Corp. is a leading e-commerce data company that tracks over 500 million products sold through more than 20 online retailers, including Amazon, Walmart, Chewy, and Target. Customers include Johnson & Johnson, Apple, Google, General Mills, Nike as well as consulting firms like McKinsey or investment firms.
Tank Holding Corp
Tank Holding manufactures proprietary rotational molded polyethylene and steel storage tanks & containers used in above ground, below ground, and portable applications.
Tanqueray Bidco Limited
Tanqueray Bidco Limited is a developer of business-critical financial services software based in Fleet, United Kingdom. The company’s software offers payments, wealth and application management, workflow configuration and project governance, enabling the clients to quickly realize business value from their investment in technology.
Team Car Care, LLC
Team Car Care, LLC (dba Heartland Automotive Services), is a provider of quick lube and other ancillary maintenance services and is the largest Jiffy Lube franchisee in the United States.
Team Services Group
Team Services Group, is a provider of employment administration and risk management solutions that facilitate self-directed home care (unskilled) for seniors and people with long-term disabilities.
Techone B.V.
Techone is a Dutch one-stop-shop provider of IT and communication services to the SME market. The company provides a broad range of standardized services that are bundled into a single solution with a monthly subscription.

Tencarva Machinery Company, LLC
Tencarva Machinery Company LLC is a leading distributor of mission critical, engineered equipment, replacement parts and services in the industrial and municipal end-markets with the #1 market position in the Southeastern U.S.
Terrybear, Inc.
Terrybear, Inc. (“Terrybear”) is a designer and wholesaler of cremation urns and memorial products for people and pets.
The Caprock Group, Inc.
The Caprock Group (“Caprock”), founded in 2005, is a wealth manager focused on ultra-high-net-worth (“UHNW”) individuals, who have $25-30 million of investable assets on average.
The Cleaver-Brooks Company, Inc.
The Cleaver Brooks Company founded in 1929, is a manufacturer of full suite boiler room solutions, including boilers, burners, integrated controls, water systems, exhaust systems, and aftermarket parts and services.
The Hilb Group, LLC
The Hilb Group, LLC is an insurance brokerage platform that offers insurance and benefits programs to middle-market companies throughout the Eastern seaboard.
The Octave Music Group, Inc.
The Octave Music Group, Inc., is an in-venue interactive music and entertainment platform, featured in bars and restaurants across North America and Europe.
Thompson Rivers LLC
Thompson Rivers LLC is a joint venture between the company and other members, including related parties.
Total Safety U.S. Inc.
Total Safety U.S. Inc. is a global provider of comprehensive, mission-critical safety services and equipment to the refining, petrochemical / chemical processing, and oil and gas exploration and production industries.
Trader Corporation
Trader Corporation is an operator of a digital automotive marketplace and provider of a comprehensive set of marketing software solutions intended to serve the Canadian automotive dealers.
Transit Technologies LLC
Transit Technologies LLC (“Transit”) is a software platform focused on the highly fragmented transportation software market. The company’s passenger products enable customers to manage and streamline operations by leveraging Transit’s end-to-end software solutions.
Transportation Insight, LLC
Transportation Insight, LLC operates as an asset light third-party logistics provider and provides co-managed enterprise logistics solutions to a diverse and growing base of North American customers in multiple end markets and also provides TL freight brokerage, refrigerated brokerage and parcel services. Customers typically consist of small to medium sized enterprises with larger clients also targeted given the growing TI platform.
Trident Maritime Systems, Inc.
Trident Maritime Systems, Inc. is a leading provider of turnkey marine vessel systems and solutions for government and commercial new ship construction as well as repair, refurbishment, and retrofit markets worldwide.

Truck-Lite Co., LLC
Truck-Lite Co., LLC is a leading provider of harsh environment LED safety lighting, electronics, filtration systems, and telematics for a wide range of commercial vehicles, specialty vehicles, final mile delivery vehicles, off-road/off-highway, marine, and other adjacent harsh environment markets.
True Religion Apparel, Inc.
True Religion Apparel, Inc. (“True Religion”) designs, manufactures, and markets the True Religion brand. True Religion’s product line is sold in branded retail and outlet stores, as well as department stores and boutiques in the United States and abroad.
Trystar, LLC
Trystar, LLC is a niche manufacturer of temporary electrical power distribution products for the power rental, industrial, commercial utility and back-up emergency markets. Trystar products connect power sources (generators or utility lines) to power uses (machines) for temporary power, mobile power, and back-up power needs.
TSM II Luxco 10 SARL
TSM II Luxco (aka Norres Group) is a producer and distributor of industrial hoses for a broad variety of end-customer industries.
TSYL Corporate Buyer, Inc.
TSYL Corporate Buyer, Inc. is a provider of forestry and wildfire management consulting services intended to be used for land engineering, wildland fires, and geotechnologies.
Turbo Buyer, Inc.
Turbo Buyer, Inc. provides professional finance and insurance (“F&I”) products to automobile dealerships, delivering a suite of offerings that supplement earnings derived from vehicle transactions.
Turnberry Solutions, Inc.
Turnberry Solutions, Inc. (“Turnberry”) is a technology consulting business supporting Fortune 500 clients. Solutions include: business and IT strategy, application development and methodology, digital intelligence, and IT staffing, among other services. Through its recent acquisitions of ThreeBridge and Keyot, Turnberry also provides workforce development/talent acquisition offerings to clients via their Boom Lab and Crew212 solutions (approximately 15% combined of total pro forma revenue), which allow clients to staff junior consultants on engagements with the intent to eventually hire and convert them to full time employees. The company is headquartered in Blue Bell, Pennsylvania and is currently owned by Abry Partners.
UKFast Leaders Limited
UKFast Leader Limited offers managed hosting as well as private/public/hybrid cloud solutions to its SME customer.
Union Bidco Limited
Union Bidco Limited is a healthcare platform of scale within the UK of high acuity adult and childcare segments.
United Therapy Holding III GmbH
United Therapy Holding III GmbH is the second largest outpatient physiotherapy operator in Germany. The group performs treatments on patients prescribed by physicians and reimbursed by the German State Health Insurances (SHI), Private Health Insurances (PHI), and to a minor degree through by patients’ out of pocket payments.
Unither (Uniholding)
Unither (Uniholding) is a provider of pharmaceutical product manufacturing services on a contract basis intended for the healthcare and generic drug industry.

USLS Acquisition, Inc. (f/k/a US Legal Support, Inc.)
USLS Acquisition, Inc. (f/k/a US Legal Support, Inc.) is one of the largest providers of court reporting, record retrieval and other legal supplemental services to law firms, insurance providers, and corporations.
Utac Ceram
Utac Ceram is a French automotive homologation and testing specialist. As such, the company provides services ranging from the regulated European certifications to be conducted ahead of commercializing a new automotive platform to outsourced testing services conducted during the development of a new vehicle.
Validity, Inc.
Validity, Inc. is a provider of marketing database integrity and cleansing software solutions to customers utilizing third-party CRMs.
Velocity Pooling Vehicle, LLC
Velocity Pooling Vehicle, LLC is a manufacturer comprised of a group of highly recognizable brands serving nearly all product categories in the powersports aftermarket industry and a distributor of proprietary and sourced brands to a variety of dealers and retailers.
Victoria Bidco Limited
Victoria Bidco Limited is the UK market-leading manufacturer and supplier of branded shower pumps and other low water pressure boosting solutions for domestic and commercial applications.
Vision Solutions, Inc.
Vision Solutions, Inc is a global provider of IT software solutions designed to protect data and minimize downtime for modern data centers. Vision Solutions, Inc. also provides high availability, disaster recovery, migration and data sharing solutions for IBM Power Systems.
VistaJet Pass Through Trust 2021-1B
VistaJet Pass Through Trust 2021-1B is a provider of private aviation services intended to cater to corporations, governments and private clients. The company’s fleet of silver and red business jets allows it to fly clients to almost every country in the world using its pioneered an innovative subscription business model where customers pay only for the hours they fly, enabling clients to be free from the responsibilities and asset risks linked to aircraft ownership.
Vital Buyer, LLC
Vital Buyer, LLC is a provider of digital fulfillment software (“DFS”) that caters to stakeholders in the higher education sector.
VOYA CLO 2015-2, LTD.
VOYA CLO 2015-2, LTD., headquartered at P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman, Cayman Islands, is a collateralized loan obligation vehicle invested in a diversified portfolio of primarily senior secured first lien bank loans and, to a limited extent, senior unsecured loans, second lien loans and first lien last, out loans.
VOYA CLO 2016-2, LTD.
VOYA CLO 2016-2, LTD is a collateralized loan obligation vehicle invested in a diversified portfolio of primarily senior secured first lien bank loans and, to a limited extent, senior unsecured loans, second lien loans and first lien last, out loans.
W2O Holdings, Inc.
W2O Holdings, Inc. is the leading pure-play analytical marketing agency in the U.S. primarily catering to the pharmaceutical and healthcare industry.

Waccamaw River LLC
Waccamaw River LLC is a joint venture between the company and other members, including related parties.
Walker Edison Furniture Company LLC
Walker Edison Furniture Company LLC (“Walker Edison”) is an e-commerce furniture platform exclusively selling through the websites of top online retailers. Walker Edison operates a data-driven business model to sell a variety of home furnishings in the discount category including TV stands, bedroom furniture, chairs and tables, desks and other.
Watermill-QMC Midco, Inc.
Watermill-QMC Midco, Inc. (d/b/a Quality Metalcraft, Inc.), is a provider of complex assemblies for specialty automotive production, prototype and factory assist applications.
Wawona Delaware Holdings, LLC
Wawona Delaware Holdings, LLC a vertically-integrated supplier of high quality conventional and organic stone fruit and citrus.
Wheels Up Experience Inc
Wheels Up Experience Inc. is a leading provider of “on-demand” private aviation in the U.S. and one of the largest private aviation companies in the world.
Whitcraft Holdings, Inc.
Whitcraft Holdings, Inc. is a manufacturer and supplier of precision-formed machined and fabricated aviation engine parts and components intended to serve the aerospace sector.
Wok Holdings Inc.
Wok Holdings (dba P.F. Chang’s) is a United States full-service Asian cuisine restaurant brand that operates 216 company-operated restaurants in 39 states and 94 franchisees in 23 countries.
Woodland Foods, LLC
Woodland Foods (“Woodland”) is a provider of specialty dry ingredients such as herbs & spices, rice & grains, mushrooms & truffles, chilies, and other ingredients to customers within the industrial (Kellogg, Mars, Hormel, etc.), foodservice (Sysco, US Foods, etc.), and retail (Costco, Kroger, etc.) end-markets.
World 50, Inc.
World 50, Inc. is a service provider offering exclusive peer-to-peer networks for C-suite executives at leading corporations.
WWEC Holdings III Corp
WWEC Holdings III Corp is a manufacturer of dependable electric motors, motor controls and gear reducers intended to serve agriculture, construction, oil and gas, food processing and water and irrigation industries. The company designs, engineers and distributes company-branded as well as third-party-branded low voltage electric motors and electric supplies.
Xeinadin Bidco Limited
Xeinadin Bidco Limited is a professional services platform providing a full suite of accountancy, tax and business services to SMEs, entrepreneurs, corporations, partnerships and not-for-profit organizations.
ZB Holdco LLC
ZB Holdco LLC is an end-to-end importer, brand manager, value-added processor, and distributor of Middle Eastern (“ME”) and Mediterranean foods.

Zeppelin Bidco Limited
Zeppelin Bidco Limited is a UK-based energy and sustainability services provider, offering Energy Procurement and Energy Management Services, targeting the public sector in particular. Zenergi is the only scaled provider with strong expertise in the education segment, where it benefits from a leading reputation.
DETERMINATION OF NET ASSET VALUE
We determine the NAV per share of our common stock on at least a quarterly basis. The NAV per share is equal to the value of our total assets minus total liabilities and any preferred stock outstanding divided by the total number of shares of common stock outstanding.
The information contained in “Item 1. Business – Valuation Process and Determination of Net Asset Value” in Part I of our most recently filed Annual Report on Form 10-K is incorporated by reference herein.

DESCRIPTION OF COMMON STOCK
Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share. There are no outstanding options or warrants to purchase our common stock. No common stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our indebtedness or obligations.
Set forth below is a chart describing the classes of our common stock outstanding as of March 31, 2023:
(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by us or for Our Account	Amount Outstanding Exclusive of Amount Under Column 3
Common Stock	150,000,000	—	107,916,166
Please refer to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 27, 2020, which is incorporated by reference into this prospectus, for a description of our common stock. We urge you to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to any shares of our capital stock being offered.
DESCRIPTION OF PREFERRED STOCK
Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement relating to such preferred stock.
If we issue preferred stock, it will pay dividends to the holders of the preferred stock at either a fixed rate or a rate that will be reset frequently based on short-term interest rates, as described in a prospectus supplement accompanying each preferred share offering.
Any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act generally requires that (1) immediately after issuance and before any cash dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, the liquidation preference of any preferred stock, together with all other senior securities, must not exceed an amount equal to 66-2/3% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. In addition, under the 1940 Act, shares of preferred stock must be cumulative as to dividends and have a complete preference over our common stock to payment of their liquidation preference in the event of a dissolution.
Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
For any class or series of preferred stock that we may issue, our Board of Directors will determine and the articles supplementary and prospectus supplement relating to such class or series will describe:
•	the designation and number of shares of such class or series;
•
the rate, whether fixed or variable, and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;
•	the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;
•	the voting powers, if any, of the holders of shares of such class or series;
•	any provisions relating to the redemption of the shares of such class or series;
•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;
•	any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;
•	if applicable, a discussion of additional material U.S. federal income tax considerations; and
•	any other relative power, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each class or series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete articles supplementary that contain the terms of the applicable class or series of preferred stock.
DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. You should read the prospectus supplement related to any warrants offering.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common or preferred stock or a specified principal amount of debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;
•	whether such warrants will be issued in registered form or bearer form;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the number of such warrants issued with each security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	the terms of the securities issuable upon exercise of the warrants;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years, (2) the exercise or conversion price is not less than the market value at the date of issuance, (3) our stockholders authorize the proposal to issue such warrants, and the Board approves such issuance on the basis that the issuance is in the best interests of us and our stockholders and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25% of our outstanding voting securities.
DESCRIPTION OF SUBSCRIPTION RIGHTS
General
We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. You should read the prospectus supplement related to any such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•
the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•	the title of such subscription rights;

•	the exercise price or a formula for the determination of the exercise price for such subscription rights;
•	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);
•	the number or a formula for the determination of the number of such subscription rights issued to each stockholder;
•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•	the date on which the right to exercise such subscription rights would commence, and the date on which such right will expire (subject to any extension);
•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;
•	any termination right we may have in connection with such subscription rights offering; and
•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange or transfer and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as will in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby or another report filed with the SEC. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.
Dilutive Effects
Any stockholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our then-current NAV per share, the rights offering may reduce our NAV per share. The amount of dilution that a stockholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our stockholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described below under “—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our debt securities.
All the material terms of the indenture and the supplemental indenture, as well as an explanation of your rights as a holder of debt securities, will be described in this prospectus as supplemented by the applicable prospectus supplement accompanying this prospectus. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. We have filed a copy of the indenture with the SEC. See “Available Information” for information on how to obtain a copy of the indenture. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available.
A prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:
•	the designation or title of the series of debt securities;
•	the total principal amount of the series of debt securities;
•	the percentage of the principal amount at which the series of debt securities will be offered;
•	the date or dates on which principal will be payable;
•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•	whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•	the terms for redemption, extension or early repayment, if any;
•	the currencies in which the series of debt securities are issued and payable;
•
whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
•	the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);
•	the provision for any sinking fund;
•	any restrictive covenants;
•	any Events of Default (as defined in “Events of Default” below);
•	whether the series of debt securities are issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;
•	any special U.S. federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;
•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•	whether the debt securities are subject to subordination and the terms of such subordination;
•	whether the debt securities are secured and the terms of any security interest;
•	the listing, if any, on a securities exchange;
•
the guarantees, if any of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such securities;

•	any restrictions on the sale or transfer of the debt securities; and
•	any other terms.
The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance after giving effect to any exemptive relief granted to us by the SEC. In addition, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit the distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. For a discussion of the risks associated with leverage, see “Risk Factors” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you in this Description of Our Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Issuance of Securities in Registered Form” above;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;
•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;
•
an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds; your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor and are not responsible for the actions of any of those intermediaries.

Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “—Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at our offices, the office of the applicable trustee and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•	we do not pay the principal of (or premium, if any, on) a debt security of the series when due, and such default is not cured within five days;
•	we do not pay interest on a debt security of the series when due, and such default is not cured within 30 days;
•	we do not deposit any sinking fund payment in respect of debt securities of the series within five days of its due date;
•
we remain in default in the performance, or in breach, of a covenant or agreement in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding debt securities of the series);

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days;
•
the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100% on the last business day of each of twenty-four consecutive calendar months, after giving effect to any exemptive relief granted to the Company by the SEC; or

•	any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series by written notice to us and the trustee if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default (other than nonpayment of principal of (or premium, if any) or interest that has become due solely by reason of such acceleration) have been cured or waived.
The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to it is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•	you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;
•	the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the Event of Default;
•	the holder or holders must offer the trustee indemnity, security or both satisfactory to it against the costs, expenses and other liabilities of taking that action;
•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and
•
the holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than
•	the payment of principal, any premium or interest; or
•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another person. However, we may not take any of these actions unless all the following conditions are met:
•
where we merge out of existence or sell substantially all our assets, the resulting entity or transferee shall be a corporation, statutory trust or limited liability company organized and existing under the laws of the United States or any state or territory thereof and must agree, in form reasonably satisfactory to the trustee, to be legally responsible for our obligations under the debt securities;

•	immediately after giving effect to such transaction, no default or Event of Default shall have happened and be continuing;
•	we must deliver certain certificates and documents to the trustee; and
•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•	change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;
•	reduce any amounts due on a debt security;
•
reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

•	adversely affect any right of repayment at the holder’s option;
•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);
•	impair your right to sue for payment;
•	adversely affect any right to convert or exchange a debt security in accordance with its terms;
•	modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;
•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•
modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•
for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “—Indenture

Provisions—Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, we must do the following:
•
we must irrevocably deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•
we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;

•	we must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;
•	defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments;
•
no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•	satisfy the conditions for covenant defeasance contained in any supplemental indentures.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•
we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•
we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

•	we must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
•	defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments;

•
no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•	satisfy the conditions for full defeasance contained in any supplemental indentures.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “—Indenture Provisions—Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•	only in fully registered certificated form;
•	without interest coupons; and
•	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions—Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution received by the trustee in respect of such subordinated debt securities or by the holders of any of such subordinated debt securities must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.
Secured Indebtedness and Ranking
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. The debt securities, whether secured or unsecured, of the Company will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities (i.e., the holders of the debt securities will not have access to the assets of the Company’s subsidiaries, financing vehicles or similar facilities until after all of these entities’ creditors have been paid and the remaining assets have been distributed up to the Company as the equity holder of these entities).
In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture
U.S. Bank Trust Company, National Association serves as the trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan that provides for reinvestment of our distributions on behalf of our common stockholders, unless a common stockholder elects to receive cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend, then our common stockholders who have not “opted out” of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends.
No action will be required on the part of a registered common stockholder to have his or her cash dividend reinvested in shares of our common stock. A registered common stockholder may elect to receive an entire dividend in cash by notifying Computershare, Inc., the “Plan Administrator” and our transfer agent and registrar, in writing so that such notice is received by the Plan Administrator no later than three days prior to the payment date fixed by the Board for the dividend. The Plan Administrator will set up an account for shares acquired through the plan for each common stockholder who has not elected to receive dividends in cash and hold such shares in non-certificated form. Upon request by a common stockholder participating in the plan, received in writing not less than three days prior to the payment date, the Plan Administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share. Those common stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or other financial intermediary of their election.
We intend to use primarily newly issued shares to implement the plan, so long as our shares are trading at or above NAV. If our shares are trading below NAV, we intend to purchase shares in the open market in connection with our implementation of the plan. If we use newly issued shares to implement the plan, the number of shares to be issued to a common stockholder is determined by dividing the total dollar amount of the dividend payable to such common stockholder by the market price per share of our common stock at the close of regular trading on the NYSE on the dividend payment date. Market price per share on that date will be the closing price for such shares on the NYSE or, if no sale is reported for such day, at the average of their reported bid and asked prices. If we purchase shares in the open market to implement the plan, the number of shares to be received by a common stockholder is determined by dividing the total dollar amount of the dividend payable to such common stockholder by the average price per share for all shares purchased by the Plan Administrator in the open market in connection with the dividend. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend cannot be established until the value per share at which additional shares will be issued has been determined and elections of our common stockholders have been tabulated.
There will be no brokerage charges or other charges to common stockholders who participate in the plan. However, certain brokerage firms may charge brokerage charges or other charges to their customers. We will pay the Plan Administrator’s fees under the plan. If a participant elects by written notice to the Plan Administrator to have the Plan Administrator sell part or all of the shares held by the Plan Administrator in the participant’s account and remit the proceeds to the participant, the Plan Administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds.
Common stockholders who receive dividends in the form of stock generally are subject to the same federal, state and local tax consequences as are common stockholders who elect to receive their dividends in cash. A common stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the common stockholder. Any stock received in a dividend will have a holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. common stockholder’s account. Stock received in a dividend may generate a wash sale if such shareholder sold out stock at a realized loss within 30 days either before or after such dividend.

Participants may terminate their accounts under the plan by notifying the Plan Administrator via its website at www.computershare.com/investor, by filling out the transaction request form located at the bottom of their statement and sending it to the Plan Administrator at Computershare, Inc., P.O. Box 43006, Providence, Rhode Island 02940 or by calling the Plan Administrator at (866) 228-7201.
We may terminate the plan upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by us. All correspondence concerning the plan should be directed to the Plan Administrator by mail at Computershare, Inc., P.O. Box 43006, Providence, Rhode Island 02940.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in shares of our common stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to mark-to-market their securities holdings, pass-through entities (including S-corporations) pension plans and trusts, financial institutions, real estate investment trusts, RICs, persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar and financial institutions. This summary assumes that investors hold shares of our common stock as capital assets (within the meaning of Section 1221 of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of the filing of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), regarding any offering of our securities. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we were to invest in tax-exempt securities or certain other investment assets.
For purposes of this discussion, a “U.S. stockholder” is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:
•	a citizen or individual resident of the United States;
•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if either a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and has made a valid election to be treated as a U.S. person.

A “non-U.S. stockholder” is a beneficial owner of shares of our common stock that is not a U.S. stockholder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold shares of our common stock should consult its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to an investor of an investment in shares of our common stock will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty, and the effect of any possible changes in the tax laws.
Election to Be Taxed as a RIC
We have elected to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, we must distribute to our stockholders, for each taxable year, dividends of an amount at least equal to 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid (the “Annual Distribution Requirement”).
Although not required for us to maintain our RIC tax status, in order to preclude the imposition of a 4% nondeductible federal excise tax imposed on RICs, we must distribute to our stockholders in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of the excess (if any) of our realized capital gains over our realized capital losses, or capital gain net income (adjusted for certain ordinary losses), generally for the one-year period ending on October 31 of the calendar year (or later if the Company is permitted to elect and so elects) and (3) the sum of any net ordinary income plus capital gains net income for preceding years that were not distributed during such years and on which we paid no federal income tax (the “Excise Tax Avoidance Requirement”).
Taxation as a RIC
If we:
•	qualify as a RIC; and
•	satisfy the Annual Distribution Requirement;
then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain, defined as net long-term capital gains in excess of net short-term capital losses, we timely distribute (or are deemed to timely distribute) to stockholders. As a RIC, we will be subject to U.S. federal income tax at regular corporate rates on any net income or net capital gain not distributed (or deemed distributed) as dividends to our stockholders.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•	qualify to be treated as a BDC under the 1940 Act at all times during each taxable year;
•
derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities, and net income derived from interests in “qualified publicly traded partnerships” (partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income) (the “90% Income Test”); and

•
diversify our holdings so that at the end of each quarter of the taxable year (i) at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and (ii) no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in the securities of one or more qualified publicly traded partnerships (collectively, the “Diversification Tests”).

We may invest in partnerships, including qualified publicly traded partnerships, which may result in our being subject to state, local or foreign income, franchise or other tax liabilities. For the purpose of determining whether we satisfy the 90% Income Test and the Diversification Tests described above, the character of our distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are treated as disregarded as separate from us for U.S. federal income tax purposes, generally will be determined as if we realized these tax items directly. Further, in order to calculate the value of our investment in the securities of an issuer for purposes of applying the 25% Diversification Test described above, our proper proportion of any investment in the securities of that issuer that are held by a member of our “controlled group” must be aggregated with our investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with us if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) we directly own at least 20% or more of the combined voting stock of at least one of the other corporations.
In addition, as a RIC we are subject to ordinary income and capital gain distribution requirements under U.S. federal excise tax rules for each calendar year as described above. If we do not meet the Excise Tax Avoidance Requirement, we will be subject to a 4% nondeductible U.S. federal excise tax on the undistributed amount. The failure to meet the Excise Tax Avoidance Requirement will not cause us to lose our RIC status. Although we currently intend to make sufficient distributions each taxable year to satisfy the Excise Tax Avoidance Requirement, under certain circumstances, we may choose to retain taxable income or capital gains in excess of current year distributions into the next tax year in an amount less than what would trigger payments of federal income tax under Subchapter M of the Code. We may then be required to pay a 4% excise tax on such income or capital gains.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Any underwriting fees paid to us are not deductible. Due to these limits on deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several taxable years that we are required to distribute and that is taxable to our stockholders even if such taxable income is greater than the net income we actually earn during those taxable years.
In determining our net capital gain, including also in connection with determining the amount available to support a capital gain dividend, our taxable income and our earnings and profits, we generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to any such portion of the taxable year) or late-year ordinary loss (generally, the sum of our (i) net ordinary loss, if any, from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and our (ii) other net ordinary loss, if any, attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates or issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the taxable year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, even though we will not have received any corresponding cash amount. Furthermore, a portfolio company in which we hold equity or debt instruments may face financial difficulty that requires us to work out, modify, or otherwise restructure such equity or debt instruments. Any such restructuring could, depending upon the terms of the restructuring, cause us to incur unusable or nondeductible losses or recognize future non-cash taxable income.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections that are intended to maintain our status as a RIC and avoid a fund-level tax.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our qualification as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
Failure to Qualify as a RIC
If we were unable to qualify for treatment as a RIC and are unable to cure the failure, for example, by disposing of certain investments quickly or raising additional capital to prevent the loss of RIC status, we would be subject to tax on all of our taxable income at regular corporate rates (and any applicable U.S. state and local taxes). The Code provides some relief from RIC disqualification due to failures to comply with the 90% Income Test and the Diversification Tests, although there may be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail the 90% Income Test or the Diversification Tests.

Should failure occur, not only would all our taxable income be subject to tax at regular corporate rates (as well as any applicable U.S. state and local taxes), we would not be able to deduct dividend distributions to stockholders, nor would such distribution be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, certain corporate stockholders would be eligible to claim a dividends received deduction with respect to such dividends and non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. If we fail to qualify as a RIC, we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five taxable years.
The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.
Our Investments - General
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (3) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (4) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (5) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (6) cause us to recognize income or gain without receipt of a corresponding cash payment, (7) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (8) adversely alter the characterization of certain complex financial transactions and (9) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that we will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.
We may invest a portion of our net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. We intend to address these and other issues to the extent necessary in order to seek to ensure that we distribute sufficient income to avoid any material U.S. federal income or the 4% nondeductible U.S. federal excise tax.
Gain or loss recognized by us from warrants or other securities acquired by us, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long we held a particular warrant or security.
A portfolio company in which we invest may face financial difficulties that require us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses or future non-cash income. Any such transaction could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or that otherwise would not count toward satisfying the Diversification Requirements.
Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Stockholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.
If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute such income as a taxable dividend to our stockholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain.

If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, or a QEF, in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Under Treasury regulations, certain income that we derive from a PFIC with respect to which we have made a QEF election generally constitutes qualifying income for purposes of the 90% Income Test to the extent the PFIC makes a current-year distributions of that income to us or if the income is derived with respect to our business of investing in stocks or securities. Alternatively, we may be able to elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Our ability to make either election will depend on factors beyond our control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, we may be required to recognize in a year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Avoidance Requirement.
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
Some of the income that we might otherwise realize directly, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that such income might disqualify us as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be established and used to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to our stockholders on income.
Taxation of U.S. Stockholders
The following discussion only applies to U.S. stockholders. Prospective stockholders that are not U.S. stockholders should refer to “- Taxation of Non-U.S. Stockholders” below.
Distributions
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our investment company taxable income (which is, generally, our net ordinary income plus net short-term capital gains in excess of net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions generally will be treated as qualified dividend income and generally eligible for a maximum U.S. federal tax rate of either 15% or 20%, depending on whether the individual stockholder’s income exceeds certain threshold amounts, and if other applicable requirements are met, such distributions paid by us to corporate stockholders generally will be eligible for the corporate dividends received deduction to the extent such dividends have been paid by a U.S. corporation. In this regard, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not qualify for the preferential maximum U.S. federal tax rate applicable to non-corporate stockholders and will not be eligible for the corporate dividends received deduction.
Certain distributions reported by us as Section 163(j) interest dividends may be treated as interest income by U.S. stockholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by stockholders is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.
Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains (currently generally at a maximum rate of either 15% or 20%, depending on whether the individual stockholder’s income exceeds certain threshold amounts) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its shares and regardless of whether paid in cash or reinvested in additional shares.
Although we currently intend to distribute any net capital gains at least annually, we may in the future decide to retain some or all of our net capital gains but report the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include their pro rata share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to their pro rata allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for their shares. Since we expect to pay tax on any retained net capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder. A stockholder’s basis for determining gain or loss upon the sale of shares received in a distribution from us will generally be equal to the cash that would have been received if the stockholder had received the distribution in cash, unless we issue new shares that are trading at or above NAV, in which case the stockholder’s basis in the new shares will generally be equal to its fair market value.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any tax year and (2) the amount of capital gain dividends paid for that tax year, we may, under certain circumstances, elect to treat a dividend that is paid during the following tax year as if it had been paid during the tax year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the tax year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by our U.S. stockholders on December 31 of the calendar year in which the dividend was declared.
If an investor purchases shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.
The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if we issue preferred stock, we intend to allocate capital gain dividends, if any, between shares of our common stock and shares of our preferred stock in proportion to the total dividends paid to each class with respect to such tax year.
We will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation. Dividends distributed by us generally will not be eligible for the dividends-received deduction or the lower tax rates applicable to certain qualified dividends.
Dispositions
A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares of our common stock for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock or substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
In general, non-corporate U.S. stockholders (including individuals) currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in shares of our common stock. These rates are lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. stockholders (including individuals) with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder (including an individual) in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
The Code requires reporting of adjusted cost basis information for shares of a RIC to the IRS and to taxpayers. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.
Medicare Tax on Net Investment Income
A U.S. stockholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. stockholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. stockholder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers and $125,000 in the case of married individuals filing a separate return). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to stock, including our common stock, and net gain attributable to the disposition of stock, including our common stock (in each case, unless such stock is held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions or net gain.
Backup Withholding
Backup withholding, currently at a rate of 24%, may be applicable to all taxable distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.
Taxation of Non-U.S. Stockholders
The following discussion applies only to non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a non-U.S. stockholder will depend upon that stockholder’s particular circumstances. An investment in shares of our common stock by a non-U.S. stockholder may have adverse tax consequences to such non-U.S. stockholder. Non-U.S. stockholders should consult their own tax advisers before investing in our common stock.
Distributions; Dispositions
Subject to the discussion below, distributions of our “investment company taxable income” to non-U.S. stockholders (including interest income, net short-term capital gain or foreign-source dividend and interest income, which generally would be free of withholding if paid to non-U.S. stockholders directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, we will not be required to withhold U.S. federal tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.
Certain properly reported dividends received by a non-U.S. stockholder generally are exempt from U.S. federal withholding tax when they (1) are paid in respect of our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% stockholder, reduced by expenses that are allocable to such income), or (2) are paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for a tax year), in each case provided we report them as such and certain other requirements are satisfied. Nevertheless, it should be noted that in the case of shares of our common stock held through an intermediary, the intermediary may withhold U.S. federal income tax even if we report a payment as an interest-related dividend or short-term capital gain dividend. Moreover, depending on the circumstances, we may report all, some or none of our potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gains, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. Non-U.S. source interest income is not eligible for exemption from U.S. federal withholding tax, and distributions of non-U.S. source income will be subject to the 30% U.S. withholding tax unless reduced by an applicable tax treaty.
Actual or deemed distributions of our net capital gains to a non-U.S. stockholder, and gains recognized by a non-U.S. stockholder upon the sale of shares of our common stock, will not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States or, in the case of an individual non-U.S. stockholder, the stockholder is present in the United States for 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met.
If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
For a corporate non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of shares of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).
A non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with a U.S. nonresident withholding tax certification (e.g., an IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Withholding and Information Reporting on Foreign Financial Accounts
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends on our common stock paid to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or is subject to an applicable “intergovernmental agreement” or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. If payment of this withholding tax is made, non-U.S. stockholders that are otherwise eligible for an exemption from, or a reduction in, withholding of U.S. federal income taxes with respect to such dividends will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Non-U.S. stockholders should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in shares of our common stock.
Tax Shelter Reporting Regulations
If a stockholder recognizes a loss with respect to its shares of common stock in excess of certain prescribed thresholds (generally, $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder), the stockholder must file with the IRS a disclosure statement on Form 8886. Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their own tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.

STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING
THE PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN
THE COMPANY, INCLUDING THE STATE, LOCAL AND NON-U.S. INCOME AND OTHER
TAX CONSEQUENCES OF AN INVESTMENT IN SHARES OF OUR COMMON STOCK.

PLAN OF DISTRIBUTION
We may offer from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods.
We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering by us, through or without agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of common stock, less any underwriting commissions and discounts or agency fees paid, must equal or exceed the NAV per share of our common stock at the time of the offering except (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority (as defined in the 1940 Act) of our common stockholders, or (iii) under such other circumstances as the SEC may permit. Any offering of securities by us that requires the consent of the majority of our common stockholders, must occur, if at all, within one year after receiving such consent. The price at which the securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will bear, directly or indirectly, such expenses payable by us, as well as any other fees and the expenses incurred by us in connection with any offering of the securities, including debt securities.
Underwriters may sell our securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us, and any profit realized by them on the resale of our securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act in connection with an offering by us. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the NYSE may engage in passive market-making transactions in our common stock, preferred stock, subscription rights, warrants or debt securities, as applicable, on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is listed on the NYSE under the symbol “BBDC”. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT
Our investment securities are held under a master custodian agreement with State Street Bank and Trust Company, a Massachusetts trust company. The address of the custodian is State Street Bank and Trust Company, One Congress Street, Suite 1 Boston, Massachusetts 02114. The transfer agent, distribution paying agent and registrar for our common stock is Computershare, Inc. The principal business address of the transfer agent is 150 Royall Street, Canton, Massachusetts 02021.
PORTFOLIO TRANSACTIONS AND BROKERAGE
We did not pay any brokerage commissions during the three years ended December 31, 2022 in connection with the acquisition and/or disposal of our investments. Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of its business. We are primarily responsible for the execution of any publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. We do not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While we generally seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, if we use a broker, we may select a broker based partly upon brokerage or research services provided to us. In return for such services, we may pay a higher commission than other brokers would charge if we determine in good faith that such commission is reasonable in relation to the services provided.
LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus will be passed upon for the Company by Dechert LLP, Washington, DC. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the years ended December 31, 2022, 2021 and 2020 appearing in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference herein, the information in the senior securities table for the years ended December 31, 2022, 2021 and 2020 and the financial data under the caption “Financial Highlights” for the years ended December 31, 2022, 2021 and 2020 appearing in this prospectus and registration statement have been derived from consolidated financial statements audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports thereon, which are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The address of KPMG LLP is 620 South Tryon Street, Suite 1000, Charlotte, NC 28202.
The information under the caption “Financial Highlights” for the years ended December 31, 2019 and 2018 appearing in this prospectus and registration statement have been derived from consolidated financial statements audited by Ernst & Young LLP, as set forth in their reports thereon, incorporated herein by reference. Such selected financial data is included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we have filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge by contacting us at 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, Attention: Corporate Secretary, on our website at https://ir.barings.com/sec-filings, or by calling us at (888) 401-1088. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider that information to be part of this prospectus or any prospectus supplement.
INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference in this prospectus the documents listed below, which have been previously filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of the securities covered by this prospectus; provided, however, that information “furnished” to the SEC, which is not deemed filed, is not incorporated by reference in this prospectus and any accompanying prospectus supplement (unless specifically set forth in such filing):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023;
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 23, 2021 (but only with respect to the report of Ernst & Young LLP included on page F-0 of such Annual Report on Form 10-K);

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 10, 2023;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 4, 2023;
•	our Current Reports on Form 8-K filed with the SEC on April 4, 2023, May 4, 2023 (but excluding information included in Item 2.02 and Exhibit 99.1 attached thereto) and May 15, 2023; and
•	any description of shares of our common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.
To obtain copies of these filings, see “Available Information.”

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  % Notes due 2029
PRELIMINARY PROSPECTUS SUPPLEMENT
February   , 2024
Joint Book-Running Managers
Wells Fargo Securities	BMO Capital Markets	Fifth Third Securities	SMBC Nikko